EXHIBIT 10.31

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

among

PS BUSINESS PARKS, L.P.

and

THE LENDERS LISTED HEREIN

as Lenders

and

Wells Fargo Bank, National Association,

as Agent

October 29, 2002

$100,000,000

TABLE OF CONTENTS

                                                                                                                Page
ARTICLE 1......................................................................DEFINITIONS AND RELATED MATTERS   1

                  1.2.5    Headings 26
                  1.2.6    Severability..........................................................................26
                  1.2.7    Independence of Covenants.............................................................26
                  1.2.8    Exhibits, Etc.........................................................................26
                  1.2.2    Other Definitions.....................................................................26
ARTICLE 2............................................................AMOUNTS AND TERMS OF THE CREDIT FACILITIES  27

         2.1      Revolving Loans...............................................................................27

                  2.1.1    Type of Loans and Minimum Amounts.....................................................27
                  2.1.2    Notice of Borrowing...................................................................27
                  2.1.3    Funding  29

ARTICLE 3.................................................................................CONDITIONS TO LOANS  44

         3.1      Closing Conditions............................................................................44

                  3.1.1    Certain Documents.....................................................................44
                  3.1.2    Fees and Expenses Paid................................................................44
                  3.1.3    General  44

ARTICLE 4.......................................................................REPRESENTATIONS AND WARRANTIES   46

ARTICLE 5...............................................................AFFIRMATIVE COVENANTS OF THE BORROWER   51

ARTICLE 6..........................................................NEGATIVE COVENANTS OF THE BORROWER PARTIES   58

ARTICLE 7...................................................................................EVENTS OF DEFAULT   63

                  7.1.11   Guaranty 65
         7.2      Remedies......................................................................................65

ARTICLE 8.................................................APPOINTMENT, POWERS AND DUTIES OF LENDERS AND AGENT   66

ARTICLE 9.......................................................................................MISCELLANEOUS   77

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

        AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of October 29, 2002 (as amended from time to time, the “Agreement”), by and among PS Business Parks, L.P., a California limited partnership (the “Borrower”), and the Lenders and other financial institutions that either now or in the future are parties hereto (collectively, the “Lenders” and each individually, a “Lender”) and Wells Fargo Bank, National Association (the “Arranger” and “Administrative Agent”), as agent and representative for the Lenders (in such capacity the Arranger and Administrative Agent or any successor in such capacity is referred to herein collectively as the “Agent”). The Lenders and the Agent are collectively referred to herein as the “Lender Parties” and each individually as a “Lender Party”. This Agreement amends and restates in its entirety that certain Revolving Credit Agreement dated as of August 6, 1998, as amended, by and between Borrower, the Lenders and Agent.

DEFINITIONS AND RELATED MATTERS

Definitions.

        The following terms with initial capital letters have the following meanings:

      “Accounts Payable” is defined in Section 6.1.

        “Acquisition Price” means the aggregate purchase price for an asset, including bona fide purchase money financing provided by the seller and all other Debt encumbering such asset at the time of acquisition.

        “Agent” is defined in the Preamble.

        “Agent’s Account” means the account of the Agent identified as such on Schedule 1.1A, or such other account as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

        “Agent’s Offices” means the offices of the Agent identified as such on Schedule 1.1A, or such other offices as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

        “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term “control” means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a Person, whether through the ownership of Capital Stock, by contract or otherwise, and the terms “controlled” and “common control” have correlative meanings. Unless otherwise indicated, “Affiliate” refers to an Affiliate of any Borrower Party. Notwithstanding the foregoing, in no event shall any Lender Party, any Affiliate of any Lender Party, or PSI be deemed to be an Affiliate of the Borrower.

        “Agreement” is defined in the Preamble and includes all Schedules and Exhibits.

        “Amended and Restated Closing Date” means October 29, 2002 or such later date on which all conditions set forth in Section 3.1 have been satisfied.

        “Amended and Restated Revolving Loan Note” means a Note made by the Borrower payable to the order of a particular Lender, in the amount of such Lender’s Revolving Commitment, which note is substantially in the form of Exhibit A-1, as amended (including any amendments and restatements thereof) from time to time.

        “AMEX” means the American Stock Exchange.

        “Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

        “Applicable Margin” means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower’s Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower’s Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin (including existing Loans). Promptly after learning of a change in the Borrower’s Credit Rating, Agent shall give notice of such change to the Lenders and include in such notice the new Applicable Margin and the effective date of such change. In the event that more than one (1) different Credit Rating has been assigned, then (i) for so long as the initial Lender is the sole Lender hereunder (i.e., for so long as the Loans are not syndicated), the higher of the Credit Ratings will prevail, or (ii) otherwise, the lower of the Credit Ratings will prevail.

                                              GRID A:

                                                      Applicable Margin for         Applicable Margin
                        Range of Borrower's            Base Rate Loans               for LIBOR Loans
                         Credit Rating                   (% per annum)                (% per annum)

Level I                 A-/A3 or better                        0.0                        0.650

Level II                BBB+/Baa1                              0.0                        0.700

Level III               BBB/Baa2                               0.0                        0.850

Level IV                BBB-/Baa3                              0.0                        0.900

Level V                 Unrated or Below                       0.0                  See Grid B
                        Investment Grade

                                                GRID B:

                                                       Applicable Margin for        Applicable Margin
                                                         Base Rate Loans              for LIBOR Loans
                                  Leverage                 (% per annum)               (% per annum)

 Level I                 < 25%                                   0.0                        0.950

 Level II                >25%<35%                                0.0                        1.000

 Level III               >35%<45%                                0.0                        1.100

 Level IV                >45%                                     0.0                        1.250

        “Assignee Lender” means any Person to which an Assignment is made pursuant to Section 9.6.2.

        “Assignment” and “Assignment and Acceptance” are defined in Section 9.6.2.

        “Availability” means, on any date, the lesser of (i) an amount equal to Unencumbered Asset Value as of the end of the most recently concluded Fiscal Quarter for which the Borrower is, as of such date of determination, required to have reported to the Lenders pursuant to Section 5.1.5 hereof, multiplied by .50, and (ii) $100,000,000. Notwithstanding the foregoing, commencing on the Amended and Restated Closing Date, Availability shall be calculated pursuant to the Compliance Certificate delivered by the Borrower on the Amended and Restated Closing Date until such time as Availability is otherwise changed or modified under this Agreement.

        “Available Financing” means the sum of all undrawn committed funds under credit facilities of the Borrower plus Cash and Cash Equivalents.

        “Available Unsecured Liabilities” means the sum of Outstanding Unsecured Liabilities plus the positive difference (if any) between (i) the sum of all Revolving Commitments of all Lenders and (ii) the sum of all Revolving Commitment Usage of all Lenders.

        “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time.

        “Base Rate” means, at any time, a rate per annum equal to the greater of: (i) the per annum rate of interest most recently publicly announced by the Agent at its principal office in San Francisco as its prime rate for domestic commercial loans, or (ii) the Federal Funds Rate at such time plus 0.50%.

        “Base Rate Loan” means a Loan that bears interest by reference to the Base Rate.

        “Borrower” is defined in the Preamble, and includes any successor.

        “Borrower Account” means the account of the Borrower maintained with Agent, identified as account number 4828-665364, or such other account as the Borrower may hereafter designate by notice to the Agent.

        “Borrower Party” means the Borrower, Guarantor and any Subsidiary of the Borrower or Guarantor. “Borrower Parties” shall mean each of the foregoing Persons individually, and all of the foregoing Persons collectively.

        “Borrowing” means a contemporaneous borrowing of Loans of the same Type.

        “Borrowing Period” means, with respect to each LIBOR Loan, a period commencing on a LIBOR Business Day and ending one (1), two (2), three (3) or six (6) months thereafter, as specified by the Borrower pursuant to Section 2.1 or 2.2 hereof (or, if requested by the Borrower and available to all the Lenders, a period commencing on a LIBOR Business Day and ending less than thirty (30) days thereafter), provided that any such period that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such period shall end on the next preceding LIBOR Business Day.

        “Business Day” means any day that is not a Saturday, Sunday or other day on which Lenders in San Francisco, California are authorized or obligated to close.

        “Capital Expenditure Reserve” means, for any period, the amount equal to (i) $.95 annually, multiplied by (ii) the gross rentable square footage of all Real Property owned for the entirety of such period.

        “Capital Expenditures” means, for any period, the expenditures (whether paid in cash or accrued and including Capitalized Leases entered into during the period) of the Borrower Parties during such period with respect to property and equipment that are capitalized on the balance sheets of the Borrower Parties in accordance with the Borrower Parties’ current capitalization practice.

        “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        “Capital Stock” means, with respect to any Person, all Equity Interest and all Preferred Stock.

        “Capitalization Rate” means nine and one-half percent (9.5%).

        “Capitalized Leases” means all leases of the Borrower Parties of real or personal property that are required to be capitalized on the balance sheet of the Borrower Parties. The amount of any Capitalized Lease shall be the capitalized amount thereof.

        “Cash” means money, currency or a credit balance in a Deposit Account.

        “Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year after the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody’s or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Agent) and not listed for possible down-grade in Credit Watch published by S&P; (iii) commercial paper, other than commercial paper issued by any Borrower Party or any of their respective Affiliates, maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Agent); (iv) domestic certificates of deposit, time deposits and bankers’ acceptances which mature within one year after the date of acquisition thereof; and (v) overnight securities, repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of Securities or debt instruments issued, in each case, by (a) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $250,000,000 or (b) any Lender.

        “Change of Control” means the occurrence of any of the following events: (a) all or substantially all of the assets of the Borrower are sold, leased, exchanged or otherwise transferred to any Person or group of persons or entities acting in concert as a partnership or other group; (b) the Borrower is merged or consolidated with or into another corporation with the effect that the common stockholders of Borrower immediately prior to such merger or consolidation hold less than fifty-one percent (51%) of the ordinary voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation; (c) a change in the composition of the board of directors of the Borrower after the Amended and Restated Closing Date as a result of which fewer than a majority of the incumbent directors are directors who either (i) had been directors of the Borrower twenty-four (24) months prior to such change, or (ii) were elected, or nominated for election, to the board of directors with the affirmative votes of a majority of the directors who had been directors of the Borrower twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or (d) a Person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) of Persons (other than PSI) and any Person eligible to file a statement on Schedule 13G pursuant to Rule 13d-1(b)(1) of the Securities Exchange Act of 1934) shall, as a result of a tender or exchange offer, open market purchases, merger, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities having twenty-five percent (25%) or more of the ordinary voting power of then outstanding securities of the Borrower.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

        “Commencement of Construction” with respect to a Real Property, means the commencement of material on-site work (including grading) or the commencement of a work of improvement on such Real Property.

        “Commitments” means, collectively, with respect to each Lender, the Revolving Commitment.

        “Compliance Certificate” is defined in Section 5.1.3.

        “Consolidated Entities” means, collectively, (i) the Borrower, (ii) any other Person the accounts of which are consolidated or would be consolidated with those of any Borrower Party in the consolidated financial statements of such Borrower Party in accordance with GAAP, and (iii) all Unconsolidated Joint Ventures of which any Borrower Party or any Person defined in subclause (ii) above is a general partner.

        “Construction-in-Process” means Real Property for which Commencement of Construction has occurred but such Real Property is not complete.

        “Contingent Obligation” means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Debt or obligation or any security therefor, or to provide funds for the payment or discharge of any such Debt or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person, (iii) otherwise to assure or hold harmless the holders of Debt or other obligations of another Person against loss in respect thereof, or (iv) under Hedging Contracts. The amount of any Contingent Obligation under clause (i) or (ii) shall be the lesser of (a) the amount of such Debt or obligation guaranteed or otherwise supported thereby, or (b) the maximum amount guaranteed or supported by the Contingent Obligation. The amount of any obligation under a Hedging Contract shall be determined in accordance with standard methods of calculating credit exposure under similar arrangements as prescribed by the Agent from time to time, taking into account potential movements in interest rates, exchange rates or other relevant indices and the notional principal amount, term and termination provisions of the arrangement.

        “Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

        “Credit Rating” means the rating(s) or implied rating assigned by the Rating Agencies to Borrower’s senior unsecured long term indebtedness.

        “Debt” means, with respect to any Person, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services; (iv) all Capitalized Leases; (v) all obligations of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers’ acceptances; (vii) all Contingent Obligations; and (viii) all obligations under facilities for the discount or sale of receivables.

        “Default” means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

        “Defined Benefit Plan” means any plan subject to Title IV of ERISA that is not a Multiemployer Plan.

        “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

        “Depreciation and Amortization Expense” means (without duplication), for any period, the sum for such period of (i) total depreciation and amortization expense, whether paid or accrued, of the Borrower Parties and the Consolidated Entities, plus (ii) the Borrower Parties’ and any Consolidated Entity’s pro rata share of depreciation and amortization expenses of Unconsolidated Joint Ventures. For purposes of this definition, the pro rata share of depreciation and amortization expense of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the depreciation and amortization expense of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by a Borrower Party or any Consolidated Entity, expressed as a decimal.

        “Designated Market” means, with respect to any LIBOR Rate Loan, the London interbank LIBOR market or such other interbank LIBOR market as may be designated in writing from time to time by the Agent.

        “Dollars” and “$” means lawful money of the United States of America.

        “Domestic Lending Office” means the office, branch or Affiliate of Agent designated as its Domestic Lending Office or such other office, branch or Affiliate as the Agent may hereafter designate as its Domestic Lending Office for one or more Types of Loans by notice to the Borrower and the Agent.

        “EBITDA” means, for any period, (i) Net Income for such period excluding gains (or losses) from debt restructuring, sales of Real Property or similar extraordinary items as determined pursuant to GAAP, plus (without duplication) (A) Interest Expense, (B) Tax Expense, and (C) Depreciation and Amortization Expense, in each case for such period, including for the purpose of this calculation any equity in Net Income, plus (without duplication) (A) Interest Expense, (B) Tax Expense, and (C) Depreciation and Amortization Expense, in each case for such period, of Unconsolidated Joint Ventures.

        “Environmental Damages” means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys’ fees and consultants’ fees, that are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath any Real Property or migrating to or from any Real Property, or arising in any manner whatsoever out of any violation of Environmental Requirements.

        “Environmental Lien” means a Lien in favor of any Governmental Authority for Environmental Damages.

        “Environmental Requirements” means all Applicable Laws relating or pertaining to Hazardous Materials, including without limitation all requirements pertaining to reporting, permitting, investigation and remediation of releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        “Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

        Equity Offering Net Proceeds” means, cumulatively, the Net cash proceeds received and the value of assets acquired (net of Debt incurred or assumed in connection therewith) through the issuance of Capital Stock of any Borrower Party after the Amended and Restated Closing Date, excluding any amounts attributable to mandatorily redeemable Preferred Stock (other than Preferred Stock redeemable solely with common stock). “Net” means net of underwriters’ discounts, commission and other reasonable out-of-pocket expenses actually paid to any Person (other than any Borrower Party or any Affiliate thereof).

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        “ERISA Affiliate” means any Person that is or was a member of the affiliated or controlled group of corporations or trades or businesses (as defined in Subsection (b), (c), (m) or (o) of Section 414 of the Code) of which any Borrower Party is or was a member at any time within the last six years.

        “Event of Default” means any of the events specified in Section 7.1.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

      “Excluded Tax” is defined in Section 2.10.1.

        “Extension” is defined in Section 2.5.2.

      “Extension Notice” is defined in Section 2.5.2.

      “Facility Fee” is defined in Section 2.4.1.

        “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

        “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

        “Fee Letter” means that certain letter dated October 29, 2002 between the Borrower and the Agent.

        “Fees” means, collectively, the fees described or referenced in Section 2.4.

        “Fiscal Year” means the fiscal year of the Borrower, which shall be the 12 month-period ending on December 31 in each year or such other period as the Borrower may designate and the Agent may approve in writing, which approval shall not be unreasonably conditioned, withheld or delayed. “Fiscal Quarter” or “fiscal quarter” means any quarter of a Fiscal Year ending on March 31, June 30, September 30 or December 31.

        “Fixed Charges” means, for any fiscal Quarter, and without duplication, Interest Expense for such Fiscal Quarter, plus scheduled principal amortization payments (other than balloon payments) on Debt of the Borrower Parties and the Consolidated Entities during such Fiscal Quarter, plus the Capital Expenditure Reserve, plus all dividends and other distributions paid during such Fiscal Quarter to holders of Preferred Stock or preferred partnership units of the Borrower Parties and the Consolidated Entities.

        “Fixed Rate Loan” means any LIBOR Rate Loan.

        “Foreign Lender Party” is as defined in 2.10.3.

        “Funding Date” means any date on which a Loan is (or is requested to be) made.

        “Funds from Operations” shall be interpreted consistently with the NAREIT Definition and shall mean, for any period, Net Income for such period excluding gains (or losses) from debt restructuring, sales of Real Property or similar extraordinary items as determined pursuant to GAAP, plus the portion of Depreciation and Amortization Expenses during such period which is attributable to Real Property, and after adjustments for Unconsolidated Joint Ventures. (Adjustments for Unconsolidated Joint Ventures shall be calculated to reflect funds from operations on the same basis.)

        “GAAP” means generally accepted accounting principles as in effect in the United States of America (as such principles are in effect on the date hereof).

        “Governmental Approval” means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

        “Governmental Authority” means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

        “Gross Asset Value” means, at any time, the sum of (without duplication) the following, determined in accordance with GAAP, subject to the limits established pursuant to Sections 6.4.10 and 6.4.11:

(i)     EBITDA for the most recently concluded Fiscal Quarter, multiplied by four, less the annual Capital Expenditure Reserve and then divided by the Capitalization Rate; provided, however, that for the purposes of this calculation, any Real Property that was not Wholly Owned by a Borrower Party for the entirety of such Fiscal Quarter shall be excluded;

(ii)     the acquisition cost (including commissions, closing costs and other acquisition expenses not in excess of two percent (2.0%) of the purchase price and capitalized on the balance sheet of a Borrower Party) of any improved Real Property acquired in compliance with this Agreement during the most recently concluded Fiscal Quarter and not included in subclauses (i), (iii) or (iv) of this definition;

(iii)     the amount of all Cash and Cash Equivalents held by the Borrower or the Guarantor as of the end of the most recently concluded Fiscal Quarter; and

(iv)     the value of any Debt payable to a Borrower Party which is secured by mortgages or deeds of trust on real estate, marketable equity securities, unconsolidated Joint Ventures and other tangible investments, all determined in accordance with GAAP.

        “Ground Lease” means a ground lease between the Borrower as ground lessor and a Subsidiary or other Person as ground lessee, in connection with which ground lease the following conditions are satisfied: (a) under the terms of the ground lease, the ground lessee is obligated to diligently pursue development of the leased premises as a commercial office, light industrial or retail project; and (b) either (i) the ground lessee is in compliance with that obligation, or (ii) the Borrower is diligently pursuing remedies against the ground lessee as a result of the ground lessee’s failure to comply with that obligation.

        “Guarantor” means PS Business Parks, Inc., a California corporation.

        “Guaranty” means an Amended and Restated General Continuing Repayment Guaranty made by Guarantor substantially in the form of Exhibit G, which shall bind any successor by merger to the Guarantor.

        “Hazardous Materials” means any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws, and/or other applicable environmental laws, ordinances and regulations.

        “Hazardous Materials Laws” means all laws, ordinances and regulations relating to Hazardous Materials including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1988, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601, et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

        “Hedging Contract” means, for any Person, any interest rate, commodity, foreign exchange or other hedging agreement (including swaps, collars, caps and forward contracts) between such Person and one or more financial institutions providing for the transfer or mitigation of fluctuations of interest rates, exchange rates or other prices either generally or under specific contingencies.

        “Indemnified Liabilities” is defined in Section 9.2.1.

        “Indemnitee” is defined in Section 9.2.1.

        “Intangible Assets” means (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to March 31, 1998, in the book value of any asset owned by any Borrower Party or any Consolidated Entity, and (ii) all unamortized debt discount and expense, unamortized deferred charges, prepaid fees (including without limitation legal fees, financing fees and interest but excluding impound accounts and other deposits), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses, receivables from employees, officers or partners, leasehold options, licenses and other intangible assets.

        “Interest Coverage Ratio” means, at any time, the ratio of (i) EBITDA for the Fiscal Quarter then most recently ended (or, if shorter, for the period from the Amended and Restated Closing Date to the end of such period), to (ii) Interest Expense for such period.

        “Interest Differential” means the amount as of the date of any prepayment of a LIBOR Rate Loan by which (a) the amount of interest that would have accrued on such LIBOR Rate Loan for the remainder of the applicable Borrowing Period exceeds (b) the amount of interest that would accrue on such LIBOR Rate Loan for the period from the date of prepayment of such LIBOR Rate Loan to the last day of the applicable Borrowing Period for such LIBOR Rate Loan if the LIBOR Rate applicable to such LIBOR Rate Loan (the “Applicable Rate”) were determined three (3) LIBOR Business Days prior to the date of prepayment of such LIBOR Rate Loan. The period commencing on the date of such prepayment and ending on the last day of the applicable Borrowing Period shall be deemed to be the “Borrowing Period” for determination of such Applicable Rate. The calculation of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

        “Interest Expense” means, for any period, the sum (without duplication) for such period of (i) total interest expense, whether paid or accrued, of the Borrower Parties and the Consolidated Entities, including without limitation the portion of any Capitalized Lease Obligations allocable to interest expense, and the Borrower Parties’ share of interest expenses in Unconsolidated Joint Ventures but excluding amortization or write-off of debt discount and expense, (ii) capitalized interest, (iii) to the extent not included in clauses (i) and (ii) the Borrower Parties’ pro rata share of interest expense and other amounts of the type referred to in such clauses of the Unconsolidated Joint Ventures, and (iv) interest incurred on any liability or obligation that constitutes a Contingent Obligation of any Borrower Party or any Consolidated Entity. For purposes of clause (iii), a Borrower Party’s pro rata share of interest expense or other amount of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) the interest expense or other relevant amount of such Unconsolidated Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by a Borrower Party or any Consolidated Entity, expressed as a decimal.

        “Investment” means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

        “Joint Venture” means a joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form.

        “Land Holdings” means unimproved Real Property owned by any Borrower Party with respect to which Commencement of Construction has not occurred.

        “Lender” is defined in the Preamble. For purposes of the Sections referred to in (and subject to) Section 9.6.3, “Lender” includes a holder of a Participation.

        “Lender Party” is defined in the Preamble. For purposes of the Sections referred to in (and subject to) Section 9.6.3, “Lender Party” includes a holder of a Participation.

        “Lending Office” means, with respect to the Agent, (i) in the case of any payment with respect to LIBOR Rate Loans, the Agent’s LIBOR Lending Office, and (ii) in the case of any payment with respect to Base Rate Loans or any other payment under the Loan Documents, the Agent’s Domestic Lending Office.

        “Leverage” means Total Liabilities divided by Gross Asset Value, expressed as a percentage.

        “Liabilities” means, at any time, the aggregate amount of all liabilities of the Guarantor that have been or properly would be classified as liabilities on the consolidated balance sheet of the Guarantor.

        “LIBOR Business Day” means any Business Day on which dealings in United States Dollar deposits are conducted by and between banks in the Designated Market for LIBOR Rate Loans.

        “LIBOR Fee” is defined in Section 2.9.1.

        “LIBOR Lending Office” means, as to each Lender, the office or branch of the Lender so designated on the signature pages of this Agreement, or such other office or branch of such Lender as the Lender may hereafter designate, by written notice to the Borrower and Agent, as its LIBOR Lending Office.

        “LIBOR Obligations” means Eurocurrency liabilities (as defined in Section 204.2(h) of Regulation D) and nonpersonal time deposits as defined in Section 204.2-(f)(v) of Regulation D).

        “LIBOR Rate” means, with respect to any LIBOR Rate Loan, the rate per annum (rounded upward to the next 1/16th of one percent) at which deposits in United States Dollars are offered by the Agent in the Designated Market at approximately 8:00 a.m. (Pacific Coast time) three (3) LIBOR Business Days prior to the first day of the applicable Borrowing Period in an amount approximately equal to such LIBOR Rate Loan, and for a period of time comparable to the number of days in the applicable Borrowing Period; provided, however, that if the Agent shall fail as a result of the occurrence of a Special Circumstance to determine the LIBOR Rate as provided in Section 2.1.2.3, no LIBOR Rate shall be available with respect to such LIBOR Rate Loan, and such LIBOR Rate Loan shall become a Base Rate Loan until further designation pursuant to Section 2.1.3. The determination of the LIBOR Rate by the Agent shall be conclusive in the absence of manifest error.

        “LIBOR Rate Loan” means a Loan which is designated as a LIBOR Rate Loan pursuant to Section 2.1.2.

        “Lien” means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind and with respect to property, shall include any of the foregoing, encumbering or otherwise relating to a partnership interest in a partnership that owns such property.

        “Liquidated Cost” shall have the meaning set forth in Section 5.12.

        “Loan” means the Loan made or to be made pursuant to ARTICLE 2.

      “Loan Account” is defined in Section 2.3.3.

        “Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, and any other agreement, instrument or other writing executed or delivered by any Borrower Party in connection herewith, and all amendments, exhibits and schedules to any of the foregoing.

        “Major Agreements” means, with respect to any Real Property included within the Unencumbered Pool or which Borrower proposes for inclusion within the Unencumbered Pool, (a) a lease of such Real Property with respect to 100,000 square feet or more of gross leasable area, and (b) each ground lease affecting such Real Property.

        “Majority Lenders” means Lenders having at least 66.67% of the aggregate amount of the Commitments.

        “Mandatory Prepayment” means any mandatory prepayment described in Section 2.6.1.

        “Margin Regulations” means Regulations G, T, U and X of the Federal Reserve Board, as amended from time to time.

        “Margin Stock” means “margin stock” as defined in the Margin Regulations.

        “Material,” “Material Adverse Effect” or “Material Adverse Change” means (i) a condition, circumstance or event material to, (ii) a material adverse effect on or (iii) a material adverse change in, as the case may be, any one or more of the following: (a) the business, assets, results of operations or financial condition of a Borrower Party or (B) the ability of any Borrower Party to perform its obligations under any Loan Document to which it is a party. “Materially” has a correlative meaning.

        “Maturity Date” means at any time, the then-applicable maturity date specified hereunder. The initial Maturity Date shall be August 1, 2005, although such date may be extended by the Lenders as provided in Section 2.5.2 hereof.

        “Moody’s” means Moody’s Investors Services, Inc. or any successor thereto.

        “Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) and Section 4001(a)(3) of ERISA to which the Borrower or any of the ERISA Affiliates is making or accruing an obligation to make contributions or to which any such Person has within any of the preceding five plan years made or accrued an obligation to make contributions.

        “Multiple Employer Plan” means a “single employer plan,” as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate and at least one person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA if such plan has been or were to be terminated.

        “Net Income” means, for any period, without duplication, total net income (or loss) of the Borrower Parties and the Consolidated Entities for such period taken as a single accounting period, including the Borrower Parties’ pro rata share of the income (or loss) of any Unconsolidated Joint Venture for such period, provided that there shall be excluded therefrom (i) any charges for minority interests in the Borrower held by Persons other than the Borrower, (ii) any income or loss attributable to extraordinary items, including without limitation, income or loss attributable to restructuring of Debt, (iii) gains and losses from sales of assets, and (iv) except to the extent otherwise included hereunder, the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Entity or is merged with a Borrower Party or any Consolidated Entity or such Person’s assets are acquired by a Borrower Party or any Consolidated Entity. For purposes of this definition, the Borrower Parties’ pro rata share of income (or loss) of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the income (or loss) of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by the Borrower Parties or any Consolidated Entity, expressed as a decimal.

        “Net Worth” means, at any date, the consolidated stockholders’ equity of the Borrower (including minority interests in the Borrower) and the Consolidated Entities, excluding any amounts attributable to mandatorily redeemable Preferred Stock (other than Preferred Stock redeemable solely with common stock); provided, solely for purposes of this definition, the consolidated stockholders’ equity will be adjusted to add, without duplication, historical accumulated depreciation and the net additions to accumulated depreciation and amortization occurring subsequent to March 31, 2002.

        “Nonrecourse Debt” means any indebtedness: (a) under the terms of which the payee’s remedies upon the occurrence of an event of default are limited to specific, identified assets of a Borrower Party which secure such indebtedness; and (b) for the repayment of which such Borrower Party has no personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentation or misuse or misapplication of insurance proceeds, condemnation awards or rents, waste, existence of hazardous wastes or other customary exceptions to nonrecourse provisions.

        “Note” means an Amended and Restated Revolving Loan Note.

        “Notice of Borrowing” is defined in Section 2.1.1.

        “Notice of Continuation/Conversion” is defined in Section 2.2.2.2.

        “Notice of Responsible Officer” is defined in Section 2.1.2.6.

        “Obligations” means all present and future obligations and liabilities of the Borrower of every type and description arising under or pursuant to the Loan Documents due or to become due to the Lender Parties or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, fees, expenses, indemnities or other amounts (including attorneys’ fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured.

        “Occupancy Rate” with respect to any Real Property, shall mean the ratio of (a) rentable square feet in such Real Property which are physically occupied by tenants paying rent pursuant to a lease to (b) the number of rentable square feet in such Real Property, expressed as a percentage.

        “Office Park Property” means each commercial office, light industrial or retail property owned by any Borrower Party.

        “Operating Lease” means, as applied to any Person, any lease of any property (whether real, personal, or mixed) under which such Person is the lessee and that is not capitalized on the balance sheet of such Person.

        “Other Assets” means (i) Land Holdings; (ii) Capital Stock (which is owned by a Borrower Party) of any Person; (iii) Debt payable to a Borrower Party and (iv) Construction-in-Progress.

        “Outstanding Unsecured Liabilities” means, at any time, the sum of (i) Revolving Commitment Usage; (ii) the outstanding principal balance of other Debt of any of the Borrower Parties which is not secured by a Lien (provided, however, that Debt pursuant to which any Borrower Party shall have granted a negative pledge or similar promise shall not be deemed to be secured by a Lien); (iii) trade payables of the Borrower for construction in progress; (iv) all Liquidated Costs; and (v) with respect to any Borrower Party that has any employees at any time or has any ERISA Affiliate, benefit liabilities (whether or not vested) under all Plans (excluding all Plans with assets greater than or equal to liabilities (whether or not vested)) in excess of the current value of the assets of such Plans allocable to such benefits; provided, however, that the portion of any Debt secured by collateral other than real property, which portion exceeds the fair market value of the collateral therefor, shall be deemed to be Debt that is not secured by a Lien.

        “Overdraw” means any event, condition or circumstance under which the aggregate Revolving Commitment Usage of all Lenders exceeds Availability.

        “Participant” means any holder of a Participation.

        “Participation” is defined in Section 9.6.3.

        “PBGC” means the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor.

        “Periodic Payment Date” means the first Business Day of each month.

      “Permitted Liens” means:

    (a)        Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due;

    (b)        Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), and statutory obligations;

    (c)        Liens imposed by laws, such as mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or are being contested as permitted under this Agreement;

    (d)        any Liens which are approved by the Majority Lenders; and

    (e)        rights of lessees under leases and the rights of lessors under Capital Leases.

        “Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof and, for the purpose of the definition of “ERISA Affiliate,” a trade or business.

        “Plan” means any pension, retirement, disability, defined benefit, defined contribution, profit sharing, deferred compensation, employee stock ownership, employee stock purchase, health, life insurance, or other employee benefit plan or arrangement, other than a Multiemployer Plan, irrespective of whether any of the foregoing is funded, in which any personnel of the Borrower or ERISA Affiliate participates or from which any such personnel may derive a benefit.

        “Post-Default Rate” means, at any time, a rate per annum equal to the Base Rate in effect at such time plus 5%.

        “Preferred Stock” means, with respect to any Person, shares of capital stock of, or other equity interests in, such Person which are entitled to preference or priority over any other capital stock of, or other equity interest (including without limitation, partnership units) in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

      “Prescribed Forms” is defined in Section 2.10.3.

        “Prohibited Transaction” means a transaction that is prohibited under Section 4975 of the Code or Section 406 or 407 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

        “Projections” means those certain financial projections of the Borrower and Guarantor submitted to Agent on December 15, 1997 and during the week of July 27, 1998.

        “Property Expenses” means, for any Real Property, all operating expenses relating to such Real Property, including without limitation the following items (provided, however, that notwithstanding anything to the contrary in this definition, Property Expenses shall not include Debt service, capital improvements, Depreciation and Amortization Expenses and any extraordinary items not considered operating expenses under GAAP, and the outstanding principal balance of assessments shown as a liability on the Borrower’s balance sheet):

    (i)        all expenses for the operation of such Real Property, including any management fees payable and all insurance expenses, but not including any expenses incurred in connection with a sale or other capital or interim capital transaction;

    (ii)        water charges, property taxes (including the nonprincipal component of assessment debt not shown on Borrower’s balance sheet), assessments, sewer rents and other impositions, other than fines, penalties, interest or such impositions (or portions thereof) that are payable by reason of the failure to pay an imposition timely; and

    (iii)        the cost of routine maintenance, repairs and minor alterations, to the extent they are expensed by Borrower under GAAP.

        “Property Income” means, for any Real Property, all gross revenue from the ownership and/or operation of such Real Property (but excluding income from a sale or other capital item transaction), service fees and charges, tenant expense reimbursement income payable with respect to such Real Property (but not such reimbursement for expenditures not included as a Property Expense) and the proceeds of any business or rental interruption insurance with respect to such Real Property.

        “Property Information” means the following information and other items with respect to each Real Property which Borrower intends to designate as an Unencumbered Asset to be added to the Unencumbered Pool:

    (i)        A physical description of such Real Property, the date upon which such Real Property was acquired or is proposed to be acquired by Borrower, the Acquisition Price of such Real Property, if the building located on such Real Property or the use of such building does not conform to applicable zoning ordinances and laws, a description of any material nonconformity and whether such building or use is a legal nonconforming use, a copy of any reports delivered to Borrower with respect to the structural integrity of improvements located on such Real Property and Borrower’s preliminary budget for nonrevenue enhancing capital expenditures for such Real Property for the next succeeding eight (8) Fiscal Quarters;

    (ii)        A current operating statement for such Real Property, audited or certified by Borrower as being true and correct in all material respects and prepared in accordance with GAAP, and comparative operating statements for the current interim fiscal period and for the previous two (2) Fiscal Years (or such lesser period as it has been operating); provided, however, that, if Borrower shall have owned such Real Property for less than the period to be covered by such operating statements and comparative operating statements, then the audit and certification requirements shall extend only to the period of ownership by Borrower, and Borrower shall provide to Agent complete copies of any operating statements prepared by former owner(s) of such Real Property with respect to the remainder of the periods required hereunder, if the same are available to Borrower;

    (iii)        A current Rent Roll for such Real Property, certified by Borrower as being true and correct (or if Borrower does not presently own the Property, a copy of the Rent Roll prepared by the seller thereof if the same are available to Borrower);

(iv) A “Phase I” environmental assessment of such Real Property not more than twelve (12) months old, prepared by an environmental engineering firm reasonably acceptable to Agent;

(v) Copies of all Major Agreements affecting such Real Property;

(vi) A copy of Borrower’s most recent Owner’s or Leasehold Policy of Title Insurance, covering such Real Property or a current preliminary title report; and

    (vii)        If Borrower’s interest in such Real Property is a ground leasehold interest, a copy of the ground lease pursuant to which Borrower leases such Real Property and all amendments thereto and memoranda thereof.

        “Property NOI” means, for any Real Property for any period, (i) all Property Income for such period, minus (ii) all Property Expenses for such period.

        “PSI” means Public Storage, Inc., a California corporation.

        “Rating Agencies” means, collectively, S&P and Moody’s. Other nationally recognized rating agencies shall be “Rating Agencies” following approval thereof by the Agent.

        “Real Property” means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased for use or development as an Office Park Property by any Borrower Party and uses ancillary thereto.

        “Regulation D” means Regulation D of the Federal Reserve Board, as amended from time to time.

        “Regulatory Change” means (i) the adoption or becoming effective after the date hereof of any treaty, law, Rule or regulation, (ii) any change in any such treaty, law, Rule or regulation (including Regulation D), or any change in the administration or enforcement thereof, by any Governmental Authority, central bank or other monetary authority charged with the interpretation or administration thereof, in each case after the date hereof, or (iii) compliance after the date hereof by any Lender Party (or its Lending Office or, in the case of capital adequacy requirements, any holding Borrower of any Lender Party) with, any interpretation, directive, request, order or decree (whether or not having the force of law) of any such Governmental Authority, central bank or other monetary authority.

        “REIT” means a real estate investment trust in compliance with all requirements imposed upon real estate investment trusts under the Code and all regulations thereunder.

        “Rent Roll” means, with respect to any Real Property, a rent roll for such Real Property stating for each tenancy within such Real Property the identity of the lessee, the suite designation of the space leased, the gross leasable area included within such space, the date of commencement and the date of termination of such tenancy, the periods of any options to extend or terminate such tenancy, the base rent and any escalations or operating expense reimbursement payable in respect of such tenancy and the type of lease (i.e., gross or degree to which net of expenses, taxes and other items).

        “Rental Payments” means, for any period, (i) all Interest Expense attributable to Capitalized Leases plus (ii) all rents paid under Operating Leases, in each case for such period.

        “Reportable Event” means any of the reportable events set forth in Section 4043 of ERISA or the regulations thereunder, except any such event (other than the failure to meet minimum funding standards of Section 412 of the Code or Section 302 of ERISA) as to which the provision for notice to the PBGC is waived under applicable regulations.

      “Responsible Officer” is defined in Section 2.1.2.6.

        “Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Borrower Party now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares or equivalents of the same class of Capital Stock and (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower Party now or hereafter outstanding.

        “Revolving Commitment” means, with respect to each Lender, the amount such Lender is committed to loan with respect to this Agreement. With respect to the initial Lender hereunder, such amount shall mean $100,000,000.00.

        “Revolving Commitment Termination Date” is defined in Section 2.5.1.

        “Revolving Commitment Usage” means, at any time, (i) with respect to any Lender, the aggregate unpaid principal amount of all Revolving Loans made by such Lender and (ii) with respect to all Lenders, the aggregate unpaid principal amount of all Revolving Loans.

      “Revolving Loan” is defined in Section 2.1.

      "S and P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        “SEC” means the United States Securities and Exchange Commission, and any successor.

        “Secured Debt” means Debt of any Borrower Party or any Consolidated Entity in any case secured by any Lien, including without limitation (i) all Debt of the Borrower or any Consolidated Entity secured by a Lien upon any Real Property and (ii) all Debt which has a liquidation preference, contractual or otherwise, over the Obligations (other than wages or tenant security deposits).

        “Securities Act” means the Securities Act of 1933, as amended from time to time.

        “Senior Officer” means, with respect to the general partner of the Borrower, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Senior Vice President in charge of a principal business unit or division of the general partner of the Borrower.

        “Special Circumstance” means the application or adoption of any law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lenders, any Assignee Lender, any Participant, or the LIBOR Lending Office of any Lender, Assignee Lender or Participant, with any request or directive (whether or not having the force of law) of any such Governmental Authority, or the occurrence of circumstances affecting the Designated Market or the ability of the Lenders to fix interest rates with reference to the Designated Market which are beyond the reasonable control of the Lenders, any Assignee Lender or Participant.

        “Stated Revolving Termination Date” is defined in Section 2.5.1.

        “Subsidiary” means, as of any date of determination and with respect to any Person, any corporation or partnership (whether or not, in either case, characterized as such or as a “joint venture”), whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which such Person or a subsidiary of such Person is a general partner or of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its subsidiaries.

        “Tangible Net Worth” means, at any time, Net Worth minus Intangible Assets at such time.

        “Tax Expense” means (without duplication), for any period, total tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued, of the Borrower Parties and the Consolidated Entities, including the Borrower Parties’ and Consolidated Entity’s pro rata share of tax expenses in any Unconsolidated Joint Venture. For purposes of this definition, a Borrower Party’s pro rata share of any such tax expense of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) such tax expense of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by the Borrower Parties or any Consolidated Entity, expressed as a decimal.

        “Taxes” means any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

        “To the best of knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural person, known by a Responsible Officer of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable man in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural person, should have been known by a Responsible Officer of that Person).

        “Total Liabilities” means, at any time, without duplication, the aggregate amount of (i) all Debt and other liabilities of the Borrower Parties and the Consolidated Entities reflected in the financial statements of the Borrower Parties or disclosed in the financial notes thereto, plus (ii) all liabilities of all Unconsolidated Joint Ventures that is otherwise recourse to the Borrower Parties or any Consolidated Entity or any of their respective assets or that otherwise constitutes Debt of any Borrower Party or any Consolidated Entity, plus (iii) the Borrower Parties’ pro rata share of all Debt and other liabilities of any Unconsolidated Joint Venture not otherwise constituting Debt of or recourse to any Borrower Party or any Consolidated Entity or any of its assets. For purposes of clause (iii), the Borrower Parties’ pro rata share of all Debt and other liabilities of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) such Debt or other liabilities, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by a Borrower Party or any Consolidated Entity, expressed as a decimal.

        “Trademarks” means trademarks, servicemarks and trade names, all registrations and applications to register such trademarks, servicemarks and trade names and all renewals thereof, and the goodwill of the business associated with or relating to such trademarks, servicemarks and trade names, including without limitation any and all licenses and rights granted to use any trademark, servicemark or trade name owned by any other person.

        “Type” is defined in Section 2.1.1.

        “Unconsolidated Joint Venture” means (i) any Joint Venture of any Borrower Party or any Consolidated Entity in which any Borrower Party or such Consolidated Entity holds any Capital Stock but which would not be combined with a Borrower Party in the consolidated financial statements of such Borrower Party in accordance with GAAP, and (ii) any Investment of the Borrower or any Consolidated Entity in any Person that is not a Joint Venture.

        “Unencumbered Asset Value” means, at any time, with respect to Unencumbered Assets that have been Wholly-Owned for at least one full Fiscal Quarter at such time, the product of the Property NOI of such Unencumbered Assets during the period of the full Fiscal Quarter ended most recently, multiplied by 4, less the product of (i) $.95 multiplied by (ii) the gross rentable square footage of all Unencumbered Assets that have been Wholly-Owned owned for such period, divided by the Capitalization Rate plus (y) Cash and Cash Equivalents (excluding tenant deposits and other restricted cash) and (z) the book value of Construction-in-Process and Land Holdings; provided that the value of clause (z) shall be limited to 5% of the Unencumbered Pool Value.

        “Unencumbered Asset” means any Real Property designated by Borrower that satisfies all of the following conditions:

(i) is an Office Park Property;

    (ii)        is free and clear of any Lien, other than (a) easements, covenants, and other restrictions, charges or encumbrances not securing Indebtedness that do not interfere materially with the ordinary operations of such Real Property and do not materially detract from the value of such Real Property; (b) building restrictions, zoning laws and other Requirements of Law that do not interfere materially with the ordinary operations of such Real Property and do not materially detract from the value of such Real Property; (c) leases and subleases of such Real Property in the ordinary course of business; and (d) Permitted Liens and no condition exists with respect to such Real Property which could give rise to Environmental Damages;

(iii) is Wholly-Owned; and

(iv) after adding such Real Property to the Unencumbered Pool, the Real Properties in the Unencumbered Pool shall not have an aggregate Occupancy Rate less than ninety percent (90%).

        As of the date hereof all Unencumbered Assets are described on Schedule 1.1C, provided that if any Unencumbered Asset (including any of the properties listed on Schedule 1.1C) no longer satisfies any of the conditions set forth in the foregoing clauses (i) through (iv), inclusive, the Majority Lenders shall have the right, at any time and from time to time, to notify the Borrower that, effective upon the giving of such notice, such asset shall no longer be considered an Unencumbered Asset. If the Borrower intends to designate a Real Property as an Unencumbered Asset to be added to the Unencumbered Pool from time to time, it will notify the Agent of such intention, which notice will include, with respect to such Real Property, the Property Information with respect to such Real Property, and such other information and items as may be reasonably requested by Agent with respect to such Real Property. Upon Agent’s concurrence that the evidence presented by Borrower is sufficient to show that such Real Property constitutes an Unencumbered Asset, it shall be added to the Unencumbered Pool. If the Borrower at any time intends to withdraw any Real Property from the Unencumbered Pool, it shall (a) notify the Agent of its intention, and (B) deliver to the Agent a certificate of its chief financial officer, chief executive officer or chief operating officer setting forth the calculations establishing that the Borrower will be in compliance with this Agreement after giving effect to such withdrawal (and any concurrent addition of Real Properties to the Unencumbered Pool), which calculations shall be in such detail, and otherwise in such form and substance, as Agent reasonably requires. Effective automatically upon receipt of such notice and certificate by the Agent (or upon any later date stated in such notice), such Real Property shall no longer constitute an Unencumbered Asset.

        “Unencumbered Net Operating Income” means that portion of Property NOI derived from Unencumbered Assets.

        “Unencumbered Pool” means the pool of Unencumbered Assets.

        “Unsecured Interest Expense” means Interest Expense other than that attributable to liabilities which are Secured Debt.

        “Wholly-Owned” means, with respect to any Office Park Property or other asset owned, that (i) title to such asset is held directly by the Borrower or Guarantor, or (ii) in the case of Office Park Property, title to such property is held by a Consolidated Entity at least 99% of the Capital Stock of which is held of record and beneficially by the Borrower or Guarantor and the balance of the Capital Stock of which (if any) is held of record and beneficially by the Guarantor (or any wholly-owned Subsidiary of the Guarantor).
Related Matters.

Construction.

        Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule, recital and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law “as amended” or “as amended from time to time,” or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Loan Documents. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

Determinations.

        Except as expressly provided otherwise in Article 2, any determination or calculation contemplated by Article 2 of this Agreement that is made by any Lender Party in good faith shall be final and conclusive and binding upon the Borrower, and, in the case of determinations by the Agent in good faith, also the other Lender Parties, in the absence of manifest error. References in this Agreement to any “determination” by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations), and good faith beliefs by such Lender Party (in the case of qualitative determinations). All references herein to “discretion” of any Lender Party (or terms of similar import) shall mean “absolute and sole discretion.” All consents and other actions of any Lender Party contemplated by this Agreement may be given, taken, withheld or not taken in such Lender Party’s discretion (whether or not so expressed), except as otherwise expressly provided herein.

Accounting Terms and Determinations.

        Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the independent public accountants of the Borrower) with the audited consolidated financial statements of the Borrower and Guarantor referred to in Section 4.5.

Governing Law.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

Headings.

        The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

Severability.

        If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

Independence of Covenants.

        All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Exhibits, Etc.

        All of the appendices, exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.

Other Definitions.

        Terms otherwise defined in Preamble, the Recitals, and in any other provision of this Agreement or any of the other Loan Documents not defined or referenced in Section 1.1 have their respective defined meanings when used herein or therein.

AMOUNTS AND TERMS OF THE CREDIT FACILITIES

Revolving Loans.

        Each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, at any time from and after the Amended and Restated Closing Date until the Business Day next preceding the Revolving Commitment Termination Date, to make revolving loans (each a “Revolving Loan”) to the Borrower in an aggregate principal amount not to exceed at any time outstanding, when added to other Revolving Commitment Usage of such Lender at such time, the Revolving Commitment of such Lender, provided that the Revolving Commitment Usage of all Lenders at any time, in the aggregate, shall not exceed the lesser of (i) aggregate Revolving Commitments of all Lenders and (ii) Availability. Revolving Loans may be voluntarily prepaid pursuant to Section 2.6.2 and, subject to the provisions of this Agreement, any amounts so prepaid may be re-borrowed, up to the amount available under this Section 2.1 at the time of such re-borrowing.

Type of Loans and Minimum Amounts.

        Loans made under this Section 2.1 may be Base Rate Loans or LIBOR Rate Loans (each a “Type” of Loan), subject, however, to Section 2.2.2. Each Borrowing of Loans (other than LIBOR Rate Loans) shall be in a minimum aggregate amount of Two Hundred Thousand Dollars ($200,000.00) and integral multiples of Ten Thousand Dollars ($10,000.00). Unless the Agent otherwise consents in writing: (i) the principal amount of each LIBOR Rate Loan shall be an integral multiple of Ten Thousand Dollars ($10,000.00), but not less than Two Hundred Thousand Dollars ($200,000.00); and (ii) no more than fifteen (15) LIBOR Rate Loans shall be permitted to be outstanding at any one time.

Notice of Borrowing.

When the Borrower desires to borrow Loans pursuant to Section 2.1, it shall deliver to the Agent a Notice of Borrowing substantially in the form of Exhibit B-1, duly completed and executed by a Responsible Officer (each such notice shall be referred to herein as a “Notice of Borrowing”), no later than 9:00 a.m. (Pacific Coast time) (a) at least one Business Day before the proposed Funding Date in the case of a Borrowing of Base Rate Loans, or (b) at least three LIBOR Business Days before the proposed Funding Date, in the case of a Borrowing of LIBOR Rate Loans. Except to the extent designated as a LIBOR Rate Loan pursuant to this Section 2.1.3, the unpaid principal balance of all Loans shall constitute a Base Rate Loan, and each LIBOR Rate Loan shall become a Base Rate Loan on the last day of the applicable Borrowing Period.

Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Amended and Restated Closing Date to the LIBOR Business Day next preceding the Revolving Commitment Termination Date, the Borrower may request that any portion of requested or outstanding Loans be designated, pro rata as to each Lender according to the Commitment of that Lender, as a LIBOR Rate Loan, provided that the amount included in any such request shall not exceed the aggregate Revolving Commitments less the aggregate Revolving Commitment Usage (other than LIBOR Rate Loans with respect to which the last day in the applicable Borrowing Period coincides with the first day in the Borrowing Period applicable to the proposed LIBOR Rate Loan).

As soon as practicable after receipt of a Notice of Borrowing pursuant to Section 2.1.2.2., the Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly (and in any event not later than 9:00 a.m. Pacific Coast time on the date of receipt of such request) give notice of the same to the Borrower by telephone; at the time of receipt of such telephonic notice, the Borrower shall immediately either accept such rate for the Loan in question or reject such rate, in which case the Borrower’s Notice of Borrowing with respect to such Loan shall be ineffective.

If the Borrower gives confirmation by 9:00 a.m., Pacific Coast time, on the date of delivery of a Notice of Borrowing pursuant to Section 2.1.2.1., that it accepts the applicable LIBOR Rate for the LIBOR Rate Loan in question, as provided in Section 2.1.2.3., the Agent shall, prior to 10:00 a.m., Pacific Coast time, three (3) Business Days before any LIBOR Rate Loan, give notice to each Lender by telephone, telecopier or telex stating (i) the effective date of the LIBOR Rate Loan, (ii) the amount of the LIBOR Rate Loan and (iii) the applicable LIBOR Rate. In no event shall the Agent’s failure to so notify each Lender affect the Borrower’s election of the LIBOR Rate with respect to any Loan.

Upon fulfillment of the applicable conditions set forth in this Section 2.1.1 and in Section 3.2, the LIBOR Ratequoted to and accepted by the Borrower pursuant to Section 2.1.2.3. shall become effective with respect to theLIBOR
Rate Loan in question on the first day of the applicable Borrowing Period.

The Borrower shall notify the Agent of the names of its officers and employees of its general partner which are authorized to request and take other actions with respect to loans on behalf of the Borrower (each a “Responsible Officer”) by providing the Agent with a Notice of Responsible Officers substantially in the form of Exhibit B-3, duly completed and executed by a Senior Officer (a “Notice of Responsible Officer”). The Agent shall be entitled to rely conclusively on a Responsible Officer’s authority to request and take other actions with respect to Loans on behalf of the Borrower until the Agent receives a new Notice of Responsible Officer that no longer designates such Person as a Responsible Officer. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, Notice of Responsible Officer or any other notice given under the Loan Documents.

Except as provided in Section 2.1.2.3., any Notice of Borrowing delivered pursuant to this Section 2.1.2. shallbe irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

The Agent shall promptly notify each Lender of the contents of any Notice of Borrowing received by it and such Lender’s pro rata portion of the Borrowing requested. Not later than 10:00 a.m. (Pacific Coast time) on the date specified in such notice as the Funding Date, each Lender, subject to the terms and conditions hereof, shall make its pro rata portion of the Borrowing available, in immediately available funds, to the Agent at the Agent’s Account.

Funding.

        Not later than 12:00 noon (Pacific Coast time) or such later time as may be agreed to by the Borrower and the Agent, and subject to and upon satisfaction of the applicable conditions set forth in Article 3 as determined by the Agent, the Agent shall make the proceeds of the requested Loans available to the Borrower in Dollars in immediately available funds in the Borrower Account.

Interest; Late Charge; Conversion/Continuation.

Interest Rate and Payment.

Each Loan shall bear interest on the unpaid principal amount thereof, from and including the date of the making of such Loan to and excluding the due date or the date of any repayment thereof, at the following rates per annum: (a) for so long as and to the extent that such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) (b) for so long as and to the extent that such Loan is a LIBOR Rate Loan, at the LIBOR Rate for each Borrowing Period applicable thereto plus the Applicable Margin.

In the event that the Borrower fails to pay any interest payable under this Agreement on or prior to the expiration of ten (10) days after such interest first becomes due and payable, the Borrower shall pay to the Agent for the pro rata benefit of the Lenders a late charge equal to four percent (4%) of the amount of such unpaid interest payment. The Borrower acknowledges and agrees that an accurate determination of the Lender Parties’ damages as a result of the Borrower’s failure to pay interest as and when due hereunder is not reasonably practicable, and the late charge provided for herein is a reasonable estimate of the amount of additional cost and the value of the loss of use of funds that will be suffered by the Lender Parties in the event that an interest payment is not paid when due.

Notwithstanding the foregoing provisions of this Section 2.2.1, any interest payable under this Agreement and the other Loan Documents that is not paid within thirty (30) days after the date such amount is due, or any principal or other amount payable under this Agreement that is not paid when due, shall in each case thereafter bear interest at a rate per annum equal to the Post-Default Rate, without notice or demand of any kind. Such interest at the Post-Default Rate shall be in addition to, and not in lieu of, the late charge provided for in Section 2.2.12.

Accrued interest shall be payable in arrears (a) in the case of any Type of Loan, on each Periodic Payment Date; and (b) in the case of any Loan, when the Loan shall become due (whether at maturity, by reason of prepayment, acceleration or otherwise).

In order to assure timely payment to Agent of accrued interest, principal, fees and late charges due and owing under the Loans, Borrower hereby irrevocably authorizes Agent to directly debit Borrower’s demand deposit account with Agent, account number 4828-665364, for payment when due of all such amounts payable hereunder. Borrower represents and warrants to Agent that Borrower is the legal owner of said account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Agent not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Agent upon demand, in immediately available funds, all amounts and expenses due and owing to Agent.

Conversion or Continuation.

Subject to Section 2.1.2. and this Section 2.2.2, the Borrower shall have the option (a) at any time, to convert all or any part of its outstanding Base Rate Loans to Fixed Rate Loans, or (b) upon the expiration of any Borrowing Period applicable to a Fixed Rate Loan, to continue all or any portion of such Loan as a Fixed Rate Loan provided that, there does not exist a Default or an Event of Default at such time. If a Default or an Event of Default shall exist upon the expiration of the Borrowing Period applicable to any Fixed Rate Loan, such Loan automatically shall be converted into a Base Rate Loan.

If the Borrower elects to convert or continue a Loan under this Section 2.2.2, it shall deliver to the Agent a Notice of Continuation/Conversion substantially in the form of Exhibit B-5, duly completed and executed by a Responsible Officer (a “Notice of Continuation/Conversion”), not later than 10:00 a.m. (Pacific Coast time) at least three LIBOR Business Days before the proposed conversion or continuation date, if the Borrower proposes toconvert into, or to continue, a LIBOR Rate Loan.

Any Notice of Continuation/Conversion shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith. If any request for the conversion or continuation of a Loan is not made in accordance with this Section 2.2.2, or if no notice is so given with respect to a LIBOR Rate Loan as to which the Borrowing Period expires, then such Loan automatically shall be converted into a Base Rate Loan.

Computations.

        Interest on each Loan and all Fees and other amounts payable hereunder or the other Loan Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed. Any change in the interest rate on any Loan or other amount resulting from a change in the rate applicable thereto (or any component thereof) pursuant to the terms hereof shall become effective as of the opening of business on the day on which such change in the applicable rate (or component) shall become effective.

Maximum Lawful Rate of Interest.

        The rate of interest payable on any Loan or other amount shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on any Loan or other amount is ever reduced as a result of this Section and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the maximum rate provided by Applicable Law for such period as is required so that the total amount of interest received by the Lenders is that which would have been received by the Lenders but for the operation of the first sentence of this Section.

Notes, Etc.

Loans Evidenced by Notes.

        The Revolving Loans made by each Lender shall be evidenced by a single Amended and Restated Revolving Loan Note in favor of such Lender. The Amended and Restated Loan Notes shall each be dated the Amended and Restated Closing Date and stated to mature in accordance with the provisions of this Agreement applicable to the relevant Loans.

Notation of Amounts and Maturities, Etc.

        The Agent is hereby irrevocably authorized to generate a computer record of the information contemplated by Schedule A to the Notes and to attach same to the Notes (or a continuation thereof). The failure to record, or any error in recording, any such information shall not, however, affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced thereby, together with all interest accrued thereon. All such notations made in good faith shall constitute conclusive evidence of the accuracy of the information so recorded, in the absence of manifest error.

Loan Account.

        The Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) all Loans made by the Lenders to the Borrower pursuant to this Agreement, (b) all other appropriate debits and credits as and when due in accordance with this Agreement, including all Fees, charges, expenses and interest, and (c) all payments made by the Borrower on the Obligations. All entries in the Loan Account shall be made in accordance with the customary accounting practices of the Agent as in effect from time to time.

Fees.

Facility Fee.

        On each October 1, January 1, April 1 and July 1 of each year (each a “Facility Fee Payment Date”), the Borrower shall pay in advance to the Agent, for the pro rata benefit of the Lenders, a facility fee (the “Base Facility Fee”) for the Fiscal Quarter then commencing equal to one-fourth of the product of (i) the aggregate Commitments times (ii) 0.20%. In addition to the Base Facility Fee payable pursuant to the immediately preceding sentence, on each Facility Fee Payment Date, if the average daily Revolving Commitment Usage with respect to all Lenders during the calendar quarter immediately preceding such Facility Fee Payment Date was less than $10,000,000, then the Borrower shall pay in arrears to the Agent, for the pro rata benefit of the Lenders, a facility fee (the “Additional Facility Fee”) for the immediately preceding Fiscal Quarter equal to one-fourth of the product of (i) the aggregate Commitments times (ii) 0.05%. The Base Facility Fee and the Additional Facility Fee are collectively referred to herein as the “Facility Fee.”
[1.1.1 Intentionally Deleted.

Other Fees.

        On the Amended and Restated Closing Date and from time to time thereafter as specified in the Fee Letter, the Borrower shall pay to the Agent the fees specified in the Fee Letter.

Fees Non-Refundable.

        All fees shall be fully earned when accrued hereunder and shall be non-refundable.

Termination and Reduction of Revolving Commitment; Extension.

Termination.

        Unless extended pursuant to Section 2.5.2 hereof, each Lender’s Revolving Commitment shall terminate without further action on the part of such Lender on the earlier to occur of (a) the Maturity Date (or if that date is not a Business Day, the next preceding LIBOR Business Day) (the “Stated Revolving Commitment Termination Date”), and (b) the date of termination of the Revolving Commitment pursuant to Section 7.2 (such earlier date being referred to herein as the “Revolving Commitment Termination Date”).

Extension.

        Borrower may request extensions of the Maturity Date by making such request to Agent (“Extension Notice”) in writing at least ninety (90) days prior to each anniversary of the Amended and Restated Closing Date (commencing with the anniversary falling on August 1, 2003). The Agent and the Lenders have no obligation to extend the Maturity Date and the Maturity Date shall not be extended unless (i) the Borrower is in full compliance with all of the terms, conditions and covenants of this Agreement at the time of request and on the applicable anniversary Date, (ii) all of the Lenders and the Agent have agreed to do so in writing, (iii) Borrower shall, on or prior to the applicable anniversary, have executed and delivered to the Agent an extension agreement in the form provided by Agent, and (iv) Borrower shall, on or prior to the applicable anniversary, provided all Lenders shall have approved the request, have remitted to the Agent the extension fee mutually agreed upon by Borrower and Agent, and have satisfied any other conditions to extension, agreed to between Borrower and the Agent. If Borrower’s request for extension is approved and the other foregoing conditions are met, then (i) the extension of the Maturity Date shall be for a period of one (1) year and (ii) such extension shall be effective as of the applicable anniversary. The Agent and the Lenders shall have a period of forty-five (45) days from receipt of written notice of Borrowers’ intention to extend the Maturity Date to approve such extension, in their sole and absolute discretion. If Borrower has not received written notice of the Lenders’ intention to extend the Maturity Date within such forty-five (45) day period, then the extension request shall be deemed to be not approved. If an extension is granted, Borrower may request subsequent one (1) year extensions subject to the same criteria and procedures established in this Section 2.5.2. As an example, in order to extend the initial Maturity Date, Borrower must notify Agent at least ninety (90) days prior to August 1, 2003. If approved, the Maturity Date would then be extended from August 1, 2005 to August 1, 2006. In the event that Borrower’s initial request for extension is not granted, any subsequent request for extension is not granted, or Borrower does not request an extension pursuant to this Section 2.5.2, then, commencing on the Maturity Date, Borrower shall no longer be able to obtain Loans hereunder and all outstanding Loans shall become all due and payable.

Repayments and Prepayments.

Mandatory Prepayment.

Excess Revolving Loans.

If at any time the aggregate Revolving Commitment Usage of all Lenders exceeds the aggregate amount of the Revolving Commitments, the Borrower shall, on or prior to two (2) Business Days after the day on which a Responsible Officer of the Borrower learns or is notified of the excess, make mandatory prepayments of the Revolving Loans as may be necessary so that, after such prepayment, such excess is eliminated.

If at any time on or prior to the Revolving Commitment Termination Date, there is an Overdraw, the Borrower shall, on or prior to two (2) Business Days after the day on which a Responsible Officer of the Borrower learns or is notified of the Overdraw, make mandatory prepayments of the Revolving Loans as may be necessary, so that, after such prepayment, such Overdraw is eliminated (unless prior thereto the Borrower has taken such actions as have resulted in a sufficient increase in Availability to eliminate such Overdraw).

Each Mandatory Prepayment shall be applied to the unpaid principal amount of Revolving Loans; provided that each Mandatory Prepayment shall be applied first to reduce the Base Rate Loan constituting a portion of the respective Loan and then to the Fixed Rate Loans constituting a portion thereof, in the order of termination of Borrowing Periods applicable thereto. Each Mandatory Prepayment shall be made together with accrued interest on the amount prepaid to the date of prepayment.

Optional Prepayments.

Subject to this Section 2.6.2, the Borrower may, at its option, at any time or from time to time, prepay the Loans in whole or in part, without premium or penalty, provided that (a) any prepayment shall be in an aggregate principal amount of at least Two Hundred Thousand Dollars ($200,000.00) and in integral multiples of Ten Thousand Dollars ($10,000.00) (or, alternatively, the whole amount of Loans then outstanding) and (b) any prepayment of a Fixed Rate Loan, if made on a day other than the last day of the Borrowing Period applicable thereto, shall be made with amounts payable pursuant to Section 2.9.5.

If the Borrower elects to prepay a Loan under this Section 2.6.2.2, it shall deliver to the Agent a notice of optional prepayment (a) not later than 10:00 a.m. (Pacific Coast time) at least three LIBOR Business Days before the proposed prepayment, if the Borrower proposes to prepay a LIBOR Rate Loan, and (b) otherwise not later than 10:00 a.m. (Pacific Coast time) on the Business Day on which Borrower proposes to prepay a Loan. Any notice of optional prepayment shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified in such notice. Each optional prepayment shall be applied pro-rata to the unpaid principal amount of Revolving Loans.

Payments Set Aside.

        To the extent the Agent or any Lender receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, the Guarantor, set-off or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect as if such payment had not been received by the Agent or Lender. If prior to any such invalidation, declaration, setting aside or requirement, this Agreement shall have been canceled or surrendered, this Agreement shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Borrower in respect of the amount of the affected payment.

Manner of Payment.

The amount of each payment under this Agreement or on the Notes shall be made in lawful money of the United States of America, in immediately available funds. Each such payment shall be made to the Agent, for the account of each of the Lenders or for the account of the Agent, as the case may be. All payments received by the Agent from the Borrower after 10:00 a.m., Pacific Coast time, on any Business Day, or on a day which is not a Business Day, shall be deemed received on the next succeeding Business Day.

Each payment or prepayment of principal or interest on the Notes shall be made and applied pro rata among the Lenders according to the unpaid principal amount of the Note held by each Lender (with appropriate adjustments for the periods during which each Lender’s share of such amount was loaned by or otherwise owing to such Lender); provided, however, that the Borrower shall have no liability whatsoever for the Agent’s failure to so apply any such payment.

Following receipt by the Agent from the Borrower of any payment under this Agreement or on the Notes, the Agent shall, prior to 2:00 p.m., Pacific Coast time, of the Business Day such payment is deemed received, initiate wire transfers to the other Lenders in immediately available funds of the portions of such payment to which they are entitled under this Agreement. Delivery of a payment by the Borrower to the Agent shall discharge all of the Borrower’s obligations to the Lenders with respect to the making of the payment. In no event shall the Borrower have any liability for any failure by the Agent to pay over to the Lenders their respective shares of payments made by the Borrower.

Whenever any payment to be made pursuant to this Agreement or on any Note is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

Any payment of the principal of any LIBOR Rate Loan shall be made on a LIBOR Business Day.

The Agent (and each Lender with respect to its own pro rata portion of Loans) shall keep a record of Loans made by each Lender and payments of principal with respect to each Note, and such record shall be presumptive evidence of the principal amount owing under each Note.

Each payment of principal and interest and all other amounts payable by the Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without reduction or offset for or by reason of, any offset, counterclaims, taxes (except as permitted by Section 2.10.3), assessments or other charges imposed by any Governmental Agency.

Pro Rata Treatment.

        Except to the extent otherwise expressly provided herein, Revolving Loans shall be requested from the Lenders, pro rata according to their respective Revolving Commitments.
Additional Fees and Costs.

So long as any Lender, any Assignee Lender or Participant is required to maintain reserves against LIBOR Obligations under Regulation D, the Borrower shall pay to any such Lender, Assignee Lender or Participant, with respect to each LIBOR Rate Loan, a fee (hereinafter referred to as a “LIBOR Fee”) (determined as though the LIBOR Lending Office of such Lender, Assignee Lender or Participant had funded one hundred percent (100%) of such Lender’s pro rata portion of, or such Assignee Lender’s or Participant’s share in, such LIBOR Rate Loan in the Designated Market) calculated as follows:

    (i)        [LIBOR Rate applicable to the LIBOR Rate Loan] divided by [(1 minus rate [expressed as a decimal] of reserve requirements under Regulation D in respect of LIBOR Obligations)] minus [LIBOR Rate applicable to the LIBOR Rate Loan], times

    (ii)        [average daily unpaid principal amount of such Lender’s pro rata portion of or such Assignee Lender’s or Participant’s share in such LIBOR Rate Loan] times [number of days in the applicable Borrowing Period divided by 360].

Notification that a LIBOR Fee is payable shall be given within a reasonable time after discovery by the loan officers responsible for the credit or share hereunder that such LIBOR Fee is payable, and may be given by telephone if communicated to a Responsible Officer or, if an attempt has been made by such Lender, Assignee Lender or Participant in good faith to communicate with any Responsible Officer and such attempt is not successful, then another responsible official of the Borrower and, in either case, confirmed within a reasonable time by letter to the Borrower, with a copy of such letter sent concurrently to the Agent. The LIBOR Fee with respect to each LIBOR Rate Loan or share therein shall be payable on the later of: (i) the last day of the applicable Borrowing Period; or (ii) five (5) calendar days after the relevant Lender, Assignee Lender or Participant notifies the Borrower of the amount due, except that (x) if notification of the amount due is not given within ninety (90) days after such LIBOR Fee becomes payable with respect to the applicable Borrowing Period, then the Borrower shall be allowed to pay such amount within thirty (30) days after the date upon which notification is given; and (y) on final payment of any Note in full, any LIBOR Fee with respect to any LIBOR Rate Loan made thereunder not earlier paid or earlier payable pursuant hereto shall be payable on the date of payment of such Note. In determining the amount of any LIBOR Fee payable pursuant to this Section, each Lender, Assignee Lender or Participant shall take into account any transitional adjustment or phase-in provisions of the reserve requirements which would reduce the reserve requirements otherwise applicable to LIBOR Obligations during the applicable Borrowing Period, and in the event of any change or variation in the reserve requirements during the applicable Borrowing Period, each Lender, Assignee Lender or Participant may use any reasonable averaging or attribution method which it deems appropriate. The determination by each Lender, Assignee Lender or Participant of the amount of any LIBOR Fee payable to it shall be conclusive in the absence of manifest error. Terms used in Regulation D shall have the same meanings when used in this Section.

If, after the date of this Agreement, the occurrence of any Special Circumstance shall:

    (i)        Subject any Lender, Assignee Lender or Participant, or the LIBOR Lending Office of any Lender, any Assignee Lender or Participant, to any tax, duty or other charge or cost, or shall change the basis of taxation of payments to any Lender, Assignee Lender or Participant of the principal of or interest on such Lender’s pro rata portion of, or such Assignee Lender’s or Participant’s share in, any LIBOR Rate Loan, any Note of such Lender, or the obligation of such Lender to permit LIBOR Rate Loans or the obligation of any Assignee Lender or Participant to acquire any share therein (except for changes in the rate of tax on the overall net income of such Lender, such Assignee Lender or Participant, or the LIBOR Lending office of such Lender, Assignee Lender or Participant, imposed by the jurisdiction in which the principal executive office or LIBOR Lending office of such Lender, Assignee Lender or Participant is located);

    (ii)        Impose, modify or deem applicable any reserve (including without limitation any reserve imposed by the Board of Governors of the Federal Reserve System other than with regard to Regulation D), special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender, any Assignee Lender or Participant or the LIBOR Lending office of any Lender, Assignee Lender or Participant; or

    (iii)        Impose on any Lender, Assignee Lender or Participant, the LIBOR Lending Office of any Lender, Assignee Lender or Participant, or the Designated Market any other condition affecting any Lender’s pro rata portion of or any Assignee Lender’s or Participant’s share in, any LIBOR Rate Loan, any Note of such Lender, or the obligation of such Lender to permit LIBOR Rate Loans or the obligation of any Assignee Lender or Participant to acquire any share therein, or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing would, in the reasonable opinion of such Lender, Assignee Lender or Participant, increase the cost to such Lender, Assignee Lender or Participant or the LIBOR Lending Office of such Lender, Assignee Lender or Participant of permitting, making, maintaining or funding any LIBOR Rate Loan or share therein, or with respect to such Lender’s pro rata portion of, or such Assignee Lender’s or Participant’s share in, any LIBOR Rate Loan, any Note of such Lender, or its obligation to permit LIBOR Rate Loans or the obligation of any Assignee Lender or Participant to acquire any share therein, or reduce the amount of any sum received or receivable by such Lender, Assignee Lender or Participant or the LIBOR Lending Office of such Lender, Assignee Lender or Participant with respect to any LIBOR Rate Loan, such Lender’s pro rata portion of, or such Assignee Lender’s or Participant’s share in, any LIBOR Rate Loan, any Note of such Lender, or its obligation to permit LIBOR Rate Loans or the obligation of any Assignee Lender or Participant to acquire any share therein (assuming such Lender, Assignee Lender or Participant [or, in the case of a LIBOR Rate Loan, the LIBOR Lending Office of such Lender, Assignee Lender or Participant] had funded one hundred percent [100%] of such Lender’s pro rata portion of, or such Assignee Lender’s or Participant’s share in, such LIBOR Rate Loan in the Designated Market), then, within ten (10) calendar days following notice and demand by such Lender, Assignee Lender or Participant, which demand shall be made within a reasonable time after discovery by the loan officers responsible for the credit or share hereunder that such increased cost or reduction has been incurred, the Borrower shall pay to such Lender, Assignee Lender or Participant such additional amount or amounts (taking into account any LIBOR Fee paid to such Lender, Assignee Lender or Participant by the Borrower pursuant to Section 2.9.1) as will compensate such Lender, Assignee Lender or Participant for such increased cost or reduction. Any Lender, Assignee Lender or Participant which makes demand on the Borrower for payment pursuant to this Section 2.9.2 shall notify the Agent of such demand promptly (and in any event within ten (10) days after making such demand). Notwithstanding the foregoing, if demand is not made within ninety (90) days after such increased cost or reduction is incurred, then the Borrower shall be allowed to pay such amount within thirty (30) days after the date upon which demand is made. The Borrower hereby indemnifies each Lender, Assignee Lender or Participant against, and agrees to hold each Lender, Assignee Lender or Participant harmless from and reimburse each Lender, Assignee Lender or Participant on demand for, all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by such Lender, Assignee Lender or Participant in connection with this Agreement, any share in this Agreement or any of the rights, obligations or transactions provided for or contemplated herein as a result of the occurrence of any Special Circumstance. A statement of any Lender, Assignee Lender or Participant in good faith claiming compensation under this Section 2.9.2 and setting forth the additional amount or amounts to be paid to it pursuant to this Agreement shall be conclusive in the absence of manifest error or knowing misrepresentation.

If, after the date of this Agreement, the occurrence of any Special Circumstance shall, in the reasonable opinion of any Lender, Assignee Lender or Participant, make it unlawful, impossible or impractical for such Lender, Assignee Lender or Participant or the LIBOR Lending Office of such Lender, Assignee Lender or Participant to permit, make, maintain or fund any LIBOR Rate Loan or share therein, or materially restrict the authority of such Lender, Assignee Lender or Participant to purchase or sell, or to take deposits of, nonpersonal time deposits, or to determine or charge interest rates based upon the LIBOR Rate, then such Lender’s obligation to make LIBOR Rate Loans shall be suspended for the duration of such illegality, impossibility or impracticality and such Lender shall immediately give notice thereof to the Borrower. Upon receipt of such notice, the outstanding principal amount of all LIBOR Rate Loans shall be automatically converted to Base Rate Loans on either: (i) the last day of the applicable Borrowing Period(s) if such Lender, Assignee Lender or Participant may lawfully continue to maintain and fund such LIBOR Rate Loans or shares therein to such day(s); or (ii) immediately if such Lender, Assignee Lender or Participant may not lawfully continue to fund and maintain such LIBOR Rate Loans to such day(s); provided that in such event the conversion shall not be subject to payment of a prepayment fee pursuant to Section 2.9.5.

If, with respect to any proposed LIBOR Rate Loan:

    (i)        the Agent reasonably determines that, by reason of circumstances affecting the Designated Market generally which are beyond the reasonable control of the Lenders, Assignee Lenders or Participants, deposits in dollars (in the applicable amounts) are not being offered to each of the Lenders, Assignee Lenders or Participants in the Designated Market for the applicable Borrowing Period; or

    (ii)        the Agent reasonably determines that the LIBOR Rate: (i) does not represent the effective pricing to such Lenders, Assignee Lenders or Participants for deposits in dollars in the Designated Market in the relevant amount for the applicable Borrowing Period; or (ii) will not adequately and fairly reflect the cost to such Lenders, Assignee Lenders or Participants of making the applicable LIBOR Rate Loan or share therein;

then the Agent shall forthwith give notice thereof to the Borrower, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to permit (and the Borrower’s right to designate) any future LIBOR Rate Loans shall be suspended.

Upon payment or prepayment of any LIBOR Rate Loan, or conversion of a LIBOR Rate Loan (other than a conversion required under Section 2.9.3), on a day other than the last day of the applicable Borrowing Period (whether involuntarily, by reason of acceleration or otherwise), the Borrower shall pay to the Agent a prepayment fee calculated as follows (and determined as though one hundred percent (100%) of the LIBOR Rate Loan had been funded in the Designated Market):

the Interest Differential with respect to such LIBOR Rate Loan (which, when received by the Agent, shall be distributed by the Agent to the Lenders in proportion to their respective Lender Commitments); plus

All out-of-pocket expenses incurred by the Lenders and reasonably attributable to such payment or prepayment (which, when received by the Agent, shall be distributed by the Agent to the Lenders in amounts corresponding to their respective out-of-pocket expenses);

provided that no prepayment fee shall be payable (and no credit or rebate shall be required) under Section 2.9.5.1 if the Interest Differential with respect to such LIBOR Rate Loan is not positive. The determination by the Agent of the amount of any prepayment fee payable under this Section 2.9.5 shall be conclusive in the absence of manifest error.

The Borrower hereby indemnifies each Lender, Assignee Lender and Participant against, and agrees to hold each Lender, Assignee Lender and Participant harmless from and reimburse each Lender, each Assignee Lender and Participant within ten (10) calendar days following notice and demand (which notice and demand must be made within a reasonable time after discovery by the loan officers responsible for the credit or share hereunder) for, all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages (including without limitation any interest paid or that would be paid by any Lender, Assignee Lender or Participant for deposits in dollars in the Designated Market and any loss sustained or that would be sustained by any Lender, Assignee Lender or Participant in connection with the reemployment of funds) incurred or sustained, or that would be incurred or sustained, by each such Lender, Assignee Lender or Participant, as reasonably determined by each such Lender, Assignee Lender or Participant, as a result of any failure of the Borrower to consummate, or the failure of any condition required for the consummation or effectiveness of, any LIBOR Rate Loan on the date or in the amount requested by the Borrower, such indemnification to be determined as though each Lender, Assignee Lender and Participant (or, in the case of a LIBOR Rate Loan, the LIBOR Lending office of each Lender, Assignee Lender and Participant) had or would have funded one hundred percent (100%) of its pro rata portion of, or share in, such LIBOR Rate Loan in the Designated Market. Any Lender, Assignee Lender or Participant which makes demand on the Borrower for payment pursuant to this Section 2.9.6 shall notify the Agent of such demand promptly (and in any event within ten (10) days after making such demand). Notwithstanding the foregoing, if demand is not made within ninety (90) days after the date upon which the event giving rise to liability of the Borrower under this Section 2.9.6 occurs, then the Borrower shall be allowed to pay the amounts demanded within thirty (30) days after the date upon which demand is made. The determination in good faith of such amount by each Lender, Assignee Lender and Participant shall be conclusive in the absence of manifest error.

In the event that any Lender, Assignee Lender or Participant shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or the compliance by such Lender, Assignee Lender or Participant with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction, does or shall have the effect of (i) increasing the amount of capital required to be maintained by such Lender, Assignee Lender or Participant with respect to Loans made by such Lender or shares in Loans by such Assignee Lender or Participant and/or the Lender Commitment of such Lender or obligations of such Assignee Lender or Participant to fund portions of any Lender Commitment, or (ii) increasing the cost to such Lender with respect to making any Loan made by such Lender or issuing or maintaining the Commitments of such Lender, or increasing the cost to such Assignee Lender or Participant of funding or issuing or maintaining its share in any Loan or Commitment, then the Borrower shall from time to time, within fifteen (15) days after written notice and demand from such Lender, Assignee Lender or Participant, which notice and demand shall be given and made within a reasonable time, pay to such Lender, Assignee Lender or Participant, additional amounts sufficient to compensate such Lender, Assignee Lender or Participant for the cost of such additional required capital. A certificate prepared in good faith, evidencing the basis of such calculation in reasonable detail, as to the amount of such cost, submitted to Borrower by such Lender, Assignee Lender or Participant, shall, absent manifest error, be final, conclusive and binding for all purposes. Any Lender, Assignee Lender or Participant which makes demand on the Borrower for payment pursuant to this Section 2.9.7 shall notify the Agent of such demand promptly (and in any event within ten (10) days after making such demand). No Lender, Assignee Lender or Participant shall have the right to collect payments from the Borrower pursuant to this Section 2.9.7 unless it is the policy of such Lender, Assignee Lender or Participant, at the time of such collection, to collect similar payments from borrowers (if any) who are comparable to the Borrower, in connection with credit facilities to such borrowers which credit facilities are similar to those made available pursuant to this Agreement, where the documents governing such credit facilities establish the right of such Lender, Assignee Lender or Participant to collect such payments.

Each Lender, Assignee Lender and Participant shall, at the request of the Borrower, provide reasonable detail to the Borrower regarding the manner in which the amount of any payment requested by it pursuant to the provisions of Section 2.9 has been determined.

Any request by any Lender Party for payment of additional amounts pursuant to Sections 2.9.1 through 2.9.4 and 2.9.7 shall be accompanied by a certificate of such Lender Party setting forth the basis and amount of such request. In determining the amount of such payment, such Lender Party may use such reasonable attribution or averaging methods as it deems appropriate and practical.

Taxes.

If the Borrower is required by Applicable Law to make any deduction or withholding in respect of any Taxes (other than Excluded Taxes) from any amount payable under any Loan Document to or for the account of any Lender Party, the Borrower shall pay to or for the account of such Lender Party, on the date such amount is payable, such additional amounts as such Lender Party reasonably determines may be necessary so that the net amounts received by it or for its account, in the aggregate, after all applicable deductions or withholdings, shall equal the amount that such Lender Party would have been entitled to receive if no deductions or withholdings were made. “Excluded Taxes” means, with respect to any payment to any Lender Party, any (a) taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of such Lender Party by the United States of America or any political subdivision or taxing authority thereof or therein, and (b) any taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of such Lender Party or its agent’s Offices or Lending Office in respect of which the payment is made, by the jurisdiction in which it is incorporated, maintains its principal executive office or in which such agent’s Lending Office is located. Whenever any such Taxes (other than Excluded Taxes) are payable by the Borrower, as promptly as possible after payment is made, the Borrower shall send to such Lender Party a certified copy of any original official receipt received by the Borrower showing payment.

If any Lender Party is required by law to make any payment on account of Taxes (other than Excluded Taxes) on or in relation to any sum received or receivable by it under any Loan Document, or any liability for Taxes (other than Excluded Taxes) in respect of any such payment is imposed, levied or assessed against such Lender Party, then the Borrower shall pay when due such additional amounts as such Lender Party reasonably determines to be necessary so that the amount received by it, less any such Taxes paid, imposed, levied or assessed, including any Taxes (other than Excluded Taxes) imposed on such additional amounts, shall equal the amount that such Lender Party would have been entitled to retain in the absence of the payment, imposition, levy or assessment of such Taxes. Each Lender Party shall make reasonable efforts to minimize the amount of such Taxes and shall remit to the Borrower any refunds of Taxes paid, less the costs of such Lender Party expended in obtaining such refund.

Notwithstanding Section 2.10.1, if any Lender Party is not organized and existing under the laws of the United States of America or any political subdivision thereof or therein (a “Foreign Lender Party”), the Borrower shall be entitled, in respect of payments to or for the account of such Foreign Lender Party, to the extent it is required to do so by Applicable Law, to deduct or withhold (and shall not be required to make payments as otherwise required in Section 2.10.1 on account of such deductions or withholdings) Taxes imposed by the United States of America, except (a) Taxes (other than Excluded Taxes) payable as a result of any Regulatory Change (i) after the date hereof (in the case of any Foreign Lender Party hereto on the date hereof) or (ii) after the date on which such Lender Party becomes a Lender Party (in the case of any Foreign Lender Party becoming a party hereto after the date hereof pursuant to Section 9.6) and (b) if the Foreign Lender Party shall on the date hereof (or on a subsequent date on which such Foreign Lender Party becomes a Lender Party pursuant to Section 9.6) be entitled to furnish, and the Borrower shall have been furnished by such Foreign Lender Party, a duly executed certificate to the effect that such Foreign Lender Party is entitled to receive all such payments without deduction or withholding of such Taxes imposed by the United States (a) pursuant to the terms of an applicable tax treaty in effect with the United States of America (in which case such certificate shall be accompanied by two executed copies of IRS Form 1001), (B) under Code Section 1441(c) (in which case such certificate shall be accompanied by two executed copies of IRS Form 4224) or (C) pursuant to an exemption certificate received from the IRS (in which case such certificate shall be accompanied by a copy of such exemption certificate) (such forms or statements being the “Prescribed Forms”.) Such Foreign Lender Party shall thereafter, to the extent entitled under Applicable Law, provide to the Borrower new Prescribed Forms upon the obsolescence of any previously delivered form, in each case duly executed and completed by such Foreign Lender Party. If the Borrower shall so deduct or withhold any Taxes, it shall provide a statement to such Foreign Lender Party, setting forth the amount of such Taxes so deducted or withheld, the applicable rate and any other information or documentation that such Foreign Lender Party may reasonably request.
Lending Office; Discretion of Lenders as to Manner of Funding.

        Each Lender may make, carry or transfer Fixed Rate Loans at, to, or for the account of an Affiliate of the Lender, provided that such Lender shall not be entitled to receive any greater amount under Section 2.10 as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist or (b) such claim would have arisen even if such transfer had not occurred. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Fixed Rate Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Fixed Rate Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Loan’s Borrowing Period and bearing interest at the applicable rate.

CONDITIONS TO LOANS

Closing Conditions.

        The occurrence of the Amended and Restated Closing Date shall be subject to satisfaction of the following conditions:

Certain Documents.

        The Agent shall have received the documents listed on Schedule 3.1.1, and the Lenders shall have received the Amended and Restated Revolving Loan Notes, all of which shall be in form and substance satisfactory to the Agent and the Lenders.

Fees and Expenses Paid.

        The Borrower shall have paid all Fees and expenses then due and payable, on the Amended and Restated Closing Date.

General.

        All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed in form and substance satisfactory to the Agent and the Lenders and the Agent shall have received all such counterpart originals or certified copies thereof as Agent may request.
Conditions Precedent to Loans.

        The obligation of the Lenders to make any Loan on any Funding Date shall be subject to the following conditions precedent:

Conditions Precedent.

        The conditions precedent set forth in Section 3.1 shall have been satisfied.

Notice of Borrowing.

        The Borrower shall have delivered to the Agent, after the time the conditions set forth in Section 3.1 shall have been satisfied or waived and otherwise in accordance with the applicable provisions of this Agreement, a Notice of Borrowing.

Representations and Warranties.

        All of the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of the Funding Date as though made on and as of that date.

No Default.

        No Default or Event of Default shall exist or result from the making of the Loan.

No Overdraw.

        There shall be no Overdraw then in existence.

Covenant Compliance.

        The Borrower Parties shall be in full compliance with the financial covenants set forth in Section 6.4.

No Material Adverse Change.

        No Material Adverse Change shall have occurred since the date of the financial statements most recently delivered to the Lenders pursuant hereto (or, in the case of any Funding Date prior to the delivery of financial statements pursuant hereto, since the date of the financial statements referred to in Section 4.5.2.

Satisfaction of Conditions.

        Each borrowing of a Loan shall constitute a representation and warranty by the Borrower as of the Funding Date that the conditions contained in Sections 3.2.3 through 3.2.7 have been satisfied.

REPRESENTATIONS AND WARRANTIES

Organization, Powers and Good Standing.

        Each of the Borrower Parties (a) is duly organized as a corporation, partnership or other organization, as shown as of the date hereof on Schedule 4.1, (b) is validly existing and in good standing under the laws of its jurisdiction of organization, as shown as of the date hereof on Schedule 4.1, and (c) has all requisite corporate, partnership or other organizational power and authority and the legal right to own and operate its properties, to carry on its business as heretofore conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each of the Borrower Parties is duly qualified and in good standing authorized to do business in each state or other jurisdiction where the nature of its business activities conducted or proposed to be conducted or properties owned or leased requires it to be so qualified, unless the failure to be so qualified would not have a Material Adverse Effect on Borrower. The Borrower is a partnership for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which the Borrower is subject to taxation based on its income. Guarantor is organized in conformity with the requirements for qualification as a REIT and its ownership and method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

Authorization, Binding Effect, No Conflict, Etc.

Authorization, Binding Effect, Etc.

        As of the Amended and Restated Closing Date or any date thereafter, (a) the execution, delivery and performance by each Borrower Party of each Loan Document to which it is or will be a party have been duly authorized by all necessary corporate, partnership or other organizational action on the part of such Borrower Party; (b) each such Loan Document has been duly executed and delivered by such Borrower Party and (c) is the legal, valid and binding obligation of such Borrower Party, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

No Conflict.

        The execution, delivery and performance by any Borrower Party of each Loan Document to which it is or will be a party, and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the charter or other organizational documents of such Borrower Party, (b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to, any material Contractual Obligation of any Borrower Party, or violate any Applicable Law binding on any Borrower Party, except for consents that have been obtained and are in full force and effect, or (c) result in the creation or imposition of any Lien upon any asset of the Borrower.

Partnership Units; General Partner.

        Guarantor owns 20,190,727 Partnership Units (as defined in partnership agreement of the Borrower), free and clear of any Liens. All partnership units owned by Guarantor were offered and sold in compliance with all Applicable Law (including, without limitation, federal and state securities laws). Except as set forth on Schedule 4.2.3, there are no outstanding securities convertible into or exchangeable for partnership units of the Borrower, or options, warrants or rights to purchase any such partnership units, or commitments of any kind for the issuance of additional partnership units or any such convertible or exchangeable securities or options, warrants or rights to purchase such partnership units. Guarantor is the sole general partner of the Borrower.

Governmental Approvals.

        No Governmental Approval is or will be required in connection with the execution, delivery and performance by any Borrower Party of any Loan Document to which it is party or the transactions contemplated thereby. Each Borrower Party and each of the other Consolidated Entities possesses all Government Approvals, in full force and effect, that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted and the absence of which would not result in a Material Adverse Effect on any Borrower Party, and is not in violation thereof.
Guarantor.

        All of the outstanding shares of Capital Stock of the Guarantor have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 4.3, as amended from time to time, there are not outstanding any securities convertible into or exchangeable for shares of Capital Stock of the Guarantor, or any options, warrants or other rights to purchase any such Capital Stock, or any commitments of any kind for the issuance of additional shares of such Capital Stock or any such convertible or exchangeable securities or options, warrants or rights to purchase such Capital Stock. Except for directors qualifying shares or similar arrangements or as disclosed on Schedule 4.3, neither the Borrower nor Guarantor is a party to any agreement with respect to the issuance, voting or sale of issued or unissued shares of Capital Stock of the Guarantor.

Subsidiaries.

        The Borrower has no Subsidiaries except as set forth in Schedule 4.4.

Financial Information.

The consolidated balance sheets of the Borrower and Guarantor as of December 31, 2000 and December 31, 2001 and the consolidated statements of income, retained earnings and cash flow of the Borrower and Guarantor for the Fiscal Years then ended, certified by the Borrower’s independent certified public accountants, copies of which have been delivered to the Lender Parties, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of the Borrower and its Consolidated Subsidiaries, as of the respective dates thereof and the results of operations and cash flow of the Guarantor, the Borrower and its Consolidated Subsidiaries for the periods then ended. No Borrower Party nor any Consolidated Subsidiary on such dates had any material Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and which are Material.

The unaudited consolidated balance sheet of the Guarantor as at September 30, 2001, March 31, 2002 and June 30, 2002 and related statements of income, retained earnings and cash flow for the period then ended, certified by the Chief Financial Officer of the Guarantor, a copy of which has been delivered to the Lender, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the consolidated financial position of the Guarantor, the Borrower and the Consolidated Entities as of such date and the results of operations and cash flow for the period covered thereby, subject to normal year-end audit adjustments. No Borrower Party nor any Consolidated Entity had on such date any material Contingent Obligations, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are Material.

Except as otherwise disclosed in writing to and approved in writing by the Agent prior to the date hereof, with respect to the Projections: (a) all assumptions made therein were, in the Borrower Parties’ reasonable business judgment, reasonable under the circumstances existing at the time of preparation of the Projections, and (b) the forecasts or projections contained therein were, in the Borrower Parties’ reasonable business judgment, reasonably based on the assumptions contained therein.

No Material Adverse Changes.

        Since June 30, 2002 there has been no Material Adverse Change.

Litigation.

        Except as disclosed in Schedule 4.7, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting any Borrower Party or any of their respective properties before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that could result in a Material liability or have a Material Adverse Effect or (b) that in any manner draws into question the validity, legality or enforceability of any Loan Document or any transaction contemplated thereby.

Agreements; Applicable Law.

        No Borrower Party is in violation of any Applicable Law, or in default under any of its Contractual Obligations, except where such violation or default could not individually or in the aggregate have a Material Adverse Effect. No Borrower Party is a party to or bound by any unduly burdensome Contractual Obligation that, individually or in the aggregate, has a Material Adverse Effect.
Taxes.

        All income tax returns of the Borrower Parties have been filed with the appropriate Governmental Authority through the fiscal year ended December 31, 2001. All United States Federal income tax returns and all other material tax returns required to be filed by the Borrower Parties have been filed and all Taxes due pursuant to such returns have been paid, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. To the best knowledge of the Borrower, there have not been asserted or proposed to be asserted any Tax deficiency against any Borrower Party that would be Material that is not reserved against on the financial books of the Borrower and its Subsidiaries. No Borrower Party is a party to or obligated under any Tax sharing or similar agreement.
Governmental Regulation.

        No Borrower Party is (a) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company, or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any Federal or state, statute or regulation limiting its ability to incur Debt for money borrowed (other than the Margin Regulations).

Margin Regulations.

        No Borrower Party is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The value of all Margin Stock held by the Borrower Parties constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all assets of the Borrower Parties. The execution, delivery and performance of the Loan Documents by the Borrower Parties will not violate the Margin Regulations.

Intentionally Omitted.
Title to Property.

        Each Borrower Party has good fee title to, or valid and existing leasehold interests in, all of its Real Property reflected in its books and records as being owned or leased by it. Each of the Real Properties listed in Schedule 1.1C is an Unencumbered Asset.

Intellectual Property, Etc.

        Each Borrower Party owns or holds valid licenses in and to all Trademarks, copyrights, patents, trade secrets and other intellectual property rights that are material to the conduct of its business as heretofore operated and as proposed to be conducted. No Borrower Party has infringed, or been charged or, to the best knowledge of the Borrower, threatened to be charged with any infringement of, any unexpired Trademark, copyright, patent, trade secret or other intellectual property right of any Person where such infringement could result in a Material Adverse Effect on any of the Borrower Parties.

Environmental Condition.

Except as disclosed in Schedule 4.15.1, to the best knowledge of the Borrower, each Real Property in the Unencumbered Pool is free from contamination from any Hazardous Materials. To the best knowledge of the Borrower, no polychlorinated biphenyls (PCBs) (including PCBs contained in dialectic fluid in any transformers, capacitors, ballasts or other equipment) stored, used or located on, or disposed of at any Real Property in the Unencumbered Pool in violation of Applicable Law and no asbestos is stored, used or located on, or has been disposed of at, any Real Property in the Unencumbered Pool, other than asbestos that does not pose a hazard to human health, which is not required to be remediated under Applicable Law, and which is subject to an operations and maintenance plan of the Borrower which restricts and regulates the disturbance thereof. Neither the Borrower Parties nor, to the best knowledge of the Borrower, any prior owner or other user of any Real Property in the Unencumbered Pool has caused or suffered any Environmental Damages.

Except as disclosed in Schedule 4.15.2, neither the Borrower Parties nor, to the best knowledge of the Borrower, any prior owner or other user of any Real Property in the Unencumbered Pool has received notice of any actual or alleged violation of Environmental Requirements, or notice of any actual or alleged liability for Environmental Damages in connection with any Real Property in the Unencumbered Pool. There exists no order, judgment or decree, and there is not pending or, to the best knowledge of the Borrower, threatened, any action, suit, proceeding or investigation relating to any actual or alleged liability arising out of the presence or suspected presence of Hazardous Material, any actual or alleged violation of Environmental Requirements or any actual or alleged liability for Environmental Damages in connection with any Real Property in the Unencumbered Pool or the business or operations of any of the Borrower Parties nor, to the best knowledge of the Borrower, does there exist any basis for such action, suit, proceeding or investigation being instituted or filed.

There is no violation of Environmental Requirements with respect to any Real Property owned by any Borrower Party which Real Property is not in the Unencumbered Pool, which violation has a Material Adverse Effect on the Borrower. The Borrower is not obligated to pay Environmental Damages with respect to any Real Property not in the Unencumbered Pool which payment has a Material Adverse Effect on the Borrower.

None of the Real Property in the Unencumbered Pool has been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. or any comparable statute and there has been no occurrence or condition on any real property adjoining or in the vicinity of any of the Real Property in the Unencumbered Pool that could cause any of such Real Property or any part thereof to be designated as Border Zone Property.

Labor Matters.

        There are no material strikes or other material labor disputes or material grievances pending or, to the best knowledge of the Borrower, threatened against any Borrower Party. Except as set forth in Schedule 4.16, there are no collective bargaining agreements to which any Borrower Party is a party. Each Borrower Party has complied in all material respects with the requirements of the Worker Adjustment and Restraining Notification Act, 29 U.S.C. Section 2101 et seq. (the “WARN Act”). No claim under the WARN Act is pending or, to the best knowledge of the Borrower, threatened against any Borrower Party nor is there any reasonable basis to anticipate any such claim.

Disclosure.

        All factual information in any document, certificate or written statement furnished to the Lender Parties by any Borrower Party and prepared by any Borrower Party or any Affiliate thereof with respect to the business, assets, prospects, results of operation or financial condition of any Borrower Party for use in connection with the transactions contemplated by this Agreement was true and correct in all material respects as of the date of such document, certificate or statement. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements. To the best of the Borrower’s knowledge, all factual information in any document, certificate or written statement furnished to the Lender Parties by any Borrower Party and prepared by any Person (other than a Borrower Party or an Affiliate of any Borrower Party) with respect to the business, assets, prospects, results of operation or financial condition of any Borrower Party for use in connection with the transactions contemplated by this Agreement was true and correct in all material respects as of the date of such document, instrument or certificate and the Borrower has no actual knowledge, without duty of investigation or inquiry, of any materially untrue or misleading statement or omission therein.

4.18 ERISA

        Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Plan subject to Title IV of ERISA has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate would become subject to any liability under ERISA if the Borrower or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in reorganization or insolvent.

AFFIRMATIVE COVENANTS OF THE BORROWER

        So long as any portion of the Commitment is in effect or any Obligations remain unpaid or have not been performed in full, the Borrower covenants with the Lender Parties as follows:
Financial Statements and Other Reports.

        The Borrower shall deliver to the Agent:

As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the consolidated balance sheet of the Borrower Parties as of the end of such year and the related consolidated statements of income, stockholders’ equity and cash flow of the Borrower Parties, for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and (ii) the consolidated balance sheet of the Borrower Parties as of the end of such year and the related consolidated statements of income, stockholder’s equity and cash flow for such fiscal years, all in reasonable detail and, in each case, certified by the Guarantor’s chief financial officer as fairly presenting the consolidated financial condition of the Borrower Parties as of the dates indicated and the consolidated results of operations and cash flows for the periods indicated. With respect to the financial statements of Borrower Parties, such statements shall be accompanied by an unqualified report thereon of Ernst & Young, LLP or other independent certified public accountants of recognized national standing selected by the Borrower Parties and reasonably satisfactory to the Agent, which report shall state that such statements fairly present the financial position of the Borrower Parties as of the date indicated and their results of operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

As soon as practicable and in any event within fifty (50) days after the end of each of the first three (3) Fiscal Quarters during each Fiscal Year a consolidated balance sheet of the Borrower Parties as of the end of such quarter and the related consolidated statements of income, stockholders’ equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Guarantor’s chief financial officer as fairly presenting the consolidated financial condition of the Borrower Parties as of the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to normal year-end adjustments and made in accordance with GAAP.

Within ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and within fifty (50) days after the end of each other Fiscal Quarter, a certificate of the senior vice-president, corporate finance, chief financial officer, controller or treasurer of the Guarantor substantially in the form of Exhibit F (a “Compliance Certificate”), (a) duly completed setting forth the calculations required to establish Availability and compliance with Section 6.4 on the date of such financial statements and (b) stating that, to the best knowledge of such officer, after making such inquiry and other investigation as such officer deems reasonable under the circumstances, no Default exists or, if a Default does exist, the nature thereof and the action that the Borrower proposes to take with respect thereto.

Within ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and within fifty (50) days after the end of each other Fiscal Quarter, a report showing Available Financing as of the end of such Fiscal Quarter.

An Unencumbered Pool report which includes for each Unencumbered Asset, the Property NOI for such Fiscal Quarter with reasonable detail as to all Property Expenses, Capital Expenditures incurred, and average Occupancy Rate during the Fiscal Quarter. This portion of the report shall be submitted to the Agent within ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and within fifty (50) days after the end of each other Fiscal Quarter.

Within three (3) Business Days after the Borrower becomes aware of the occurrence of any Default or Event of Default, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto.

Promptly upon their becoming available and in any event within five (5) Business Days after submission to the SEC, copies of all financial statements, reports (including forms 10Q and 10K), notices and proxy statements sent or made available by the Guarantor to its security holders, all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by the Guarantor with the SEC and all press releases by the Borrower or the Guarantor concerning material developments in the business of the Borrower or the Guarantor.

At any time after the Borrower has any employees and is required to comply with ERISA or has any ERISA Affiliates which are required to comply with ERISA, within three (3) Business Days after any of the Borrower Parties becomes aware of the occurrence of (a) any Reportable Event in connection with any Plan, (b) any Prohibited Transaction in connection with any Plan or Multiemployer Plan (or any trust created thereunder), (c) any assertion against Borrower or any ERISA Affiliate of complete or partial withdrawal liability under Title IV of ERISA from any Multiemployer Plan, (d) any partial or complete withdrawal by the Borrower or any ERISA Affiliate from any Multiemployer Plan, (e) any cessation of operations by the Borrower or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA, (f) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (g) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA, (h) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, (i) the PBGC’s intent to terminate any Plan administered or maintained by the Borrower or any ERISA Affiliate, impose liability (other than for premiums under Section 4007 of ERISA) or to have a trustee appointed to administer any such Plan, (j) the failure to make any payment or contribution relating to any Plan or Multiemployer Plan or make any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, (k) any application for a waiver under Section 412 of the Code of a Plan’s minimum funding standard, (1) any Multiemployer Plan is in reorganization, is insolvent or has been terminated, or (m) any Plan is terminated pursuant to Section 4041(c) of ERISA, a written notice specifying the nature thereof, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC with respect thereto.

Within three (3) Business Days after the Borrower obtains knowledge thereof, notice of all litigation or proceedings commenced or threatened affecting any Borrower Party (a) that involves alleged liability in excess of Five Million Dollars ($5,000,000) (in the aggregate) and which is not covered by insurance (or, if purportedly covered by insurance, then as to which the insurer has reserved its rights with respect to such coverage), (b) in which injunctive or similar relief is sought that, if obtained, could have a Material Adverse Effect or (c) that questions the validity or enforceability of any Loan Document.

Within three (3) Business Days after the receipt thereof, a copy of any notice, summons, citation or written communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of any Borrower Party for Environmental Damages, where the amount in controversy is equal to or greater than Five Million Dollars ($5,000,000.00).

Within five (5) Business Days after the availability thereof, copies of all amendments to the charter, bylaws or other organizational documents of the Borrower or the Guarantor.

Each Borrower Party shall deliver or cause to be delivered to the Agent, as the Agent may from time to time request, schedules identifying all insurance then in effect and certificates evidencing such insurance.

Promptly upon request of the Agent, copies of each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan (if any).

From time to time such additional information regarding the Borrower Parties, the Guarantor, the Consolidated Entities and the Unconsolidated Joint Ventures or their respective businesses, assets, liabilities, prospects, results of operation or financial condition as the Agent (or any Lender through the Agent) may reasonably request, including without limitation evidence regarding the Lien status of any Real Property in the Unencumbered Pool.

Records and Inspection.

        The Borrower Parties shall maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP. The Borrower Parties shall permit such Persons as the Agent may designate, after reasonable advance notice, during normal business hours, and as often as may be requested, to (a) visit and inspect any of the Real Properties of any Borrower Party or the offices of any Borrower Party, (b) inspect and copy any Borrower Party’s books and records, and (c) discuss with its officers and employees and its independent accountants, its business, assets, liabilities, prospects, results of operation or financial condition; provided, however, that (i) representatives of the Borrower Parties may be present during all such inspections and discussions, (ii) each person designated by the Agent shall take reasonable steps to minimize disruption to the operations of such Borrower Party caused by such inspection; and (iii) nothing contained herein shall require any Borrower Party to permit any Lender to examine or otherwise have access to any matter that is protected from disclosure by the attorney-client privilege or the doctrine of attorney work product.

Corporate Existence, Etc.

        Except as permitted pursuant to Section 6.9, each Borrower Party shall at all times preserve and keep in full force and effect its corporate existence and all Material rights and franchises.
Payment of Taxes.

        Each Borrower Party shall pay and discharge all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes, provided, however, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, a Borrower Party need not pay or discharge any such Tax so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.
Maintenance of Properties.

        Each Borrower Party shall maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all Real Properties and other assets useful or necessary to its business, and from time to time each Borrower Party shall make or cause to be made all appropriate repairs, renewals and replacements thereto; provided, however, that the failure to maintain a particular item of property (other than an improved Real Property) that is not of significant value to such Borrower Party or which is obsolete shall not constitute a violation of this covenant.

Maintenance of Insurance.

        Each Borrower Party shall maintain in full force and effect with insurers duly licensed in the applicable jurisdictions insurance of such types and in such amounts as are customarily carried in their respective lines of business, including, but not limited to, fire, hazard, public liability, property damage, products liability and workers’ compensation insurance.

Conduct of Business.

        No Borrower Party shall engage in any business other than the businesses in which the Borrower and the Guarantor are engaged on the date hereof or any businesses substantially similar or related thereto. Each Borrower Party shall conduct its business in compliance in all material respects with all Applicable Law and all its Contractual Obligations.

Further Assurances.

        At any time and from time to time, upon the request of the Agent, each Borrower Party shall execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of the Loan Documents and any other agreement contemplated thereby and to provide for payment and performance of the Obligations in accordance with the terms of the Loan Documents.
Future Information.

        All factual information in any document, certificate or written statement furnished to the Lender Parties by any Borrower Party after the date hereof and prepared by any Borrower Party or any Affiliate thereof with respect to the business, assets, prospects, results of operation or financial condition of any Borrower Party for use in connection with the transactions contemplated by this Agreement will be true and correct in all material respects as of the date of such document, certificate or statement. Each fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements will be disclosed promptly to the Agent in writing promptly after a Responsible Officer learns thereof. All factual information in any document, certificate or written statement furnished to the Lender Parties by any Borrower Party and prepared by any Person (other than a Borrower Party or an Affiliate of any Borrower Party) with respect to the business, assets, prospects, results of operation or financial condition of any Borrower Party for use in connection with the transactions contemplated by this Agreement will, to the Borrower’s actual knowledge, without duty of investigation or inquiry, be true and correct in all material respects as of the date of such document, instrument or certificate except as disclosed by the Borrower to the Lender Parties in writing concurrently with the delivery to the Lender Parties of such document, instrument or certificate; provided, however, that Borrower makes no representation, warranty, or covenant regarding the truth or accuracy of any third party research reports regarding the business and operations of the Guarantor which may hereafter be delivered to the Lender Parties.

Intentionally Omitted.
Limitation on Guarantor.

        The sole Investments of Guarantor shall at all times be (i) its general partnership interest in Borrower, (ii) any wholly-owned Subsidiary of the Guarantor which Subsidiary’s sole business is the construction, ownership and operation of Office Park Property owned by the Borrower and its Subsidiaries, (iii) Cash, Cash Equivalents and institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in Cash Equivalents, and (iv) loans to employees of the Guarantor for the purpose of purchasing the Capital Stock of the Guarantor pursuant to a program therefor adopted by the Guarantor. The Guarantor shall not at any time incur any Liabilities other than (i) Liabilities for which the Guarantor is jointly and severally liable due to its status as the general partner in the Borrower, (ii) Liabilities for overhead, payroll and employee-related expenses, (iii) Liability relating to any guaranty or suretyship executed by the Guarantor of the Borrower’s obligations; and (iv) Liabilities relating to obligations of wholly-owned Subsidiaries of the Guarantor not to exceed at any time Two Million Dollars ($2,000,000) in the aggregate (including Contingent Obligations). The aggregate value of real property owned by Guarantor (valued at the lesser of Acquisition Cost or Market Value) together with Investments held by Guarantor shall not at any time exceed ten percent (10%) of Gross Asset Value (calculated solely with respect to Guarantor).
Environmental Matters.

Promptly upon discovery of any violation or alleged violation of Environmental Requirements with respect to any Real Property of any Borrower Party, the Borrower shall attempt in good faith as soon as practicable to determine the cost to remediate such violation of Environmental Requirements and the Borrower shall thereupon notify the Agent in writing of the Borrower’s reasonable, good faith estimate of the cost to remediate such violation or alleged violation. Such good faith estimate of the cost of remediation (exclusive of costs and expenses of investigation), as revised from time to time pursuant hereto, shall be deemed to be the “Liquidated Cost” of such violation or alleged violation of Environmental Requirements. From time to time thereafter, not less than ninety-five (95) days after the end of each Fiscal Quarter ending December 31 and not less than fifty (50) days after the end of each other Fiscal Quarter, the Borrower shall review and update all Liquidated Costs and shall deliver a written report to the Agent setting forth, in reasonable detail, each Liquidated Cost in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), the basis for the determination of the Liquidated Cost, and the Borrower’s plans with respect to such violation or alleged violation of Environmental Requirements.

The Borrower Parties shall at all times comply in all material respects with all Environmental Requirements.
Listing and Organizational Requirements.

        The Borrower shall cause the Guarantor to continue to list its Capital Stock on the AMEX or any other national stock exchange and continue to qualify as a REIT, and the Borrower will do or cause to be done all things necessary to cause it to be treated as a partnership for purposes of federal income taxation and the tax laws of any state or locality in which the Borrower is subject to taxation based on its income.
Intentionally Omitted.
Change of Management..

        Borrower shall provide to Lender prompt notice of (i) any change in the senior management of the Borrower, or any other Subsidiary and (ii) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary which has had or could have a Material Adverse Effect.

NEGATIVE COVENANTS OF THE BORROWER PARTIES

        So long as any portion of the Commitment is in effect or any Obligations remain unpaid or have not been performed in full:
Payment of Obligations.

        Each Borrower Party shall pay within ninety (90) days of its receipt of a bill therefor all Accounts Payable, except that a Borrower Party shall not be required, under this Section 6.1, to pay (a) any Account Payable (or portion thereof) that is being actively contested in good faith by appropriate proceedings or (b) any Account Payable so long as the aggregate amount of Accounts Payable of all Borrower Parties with respect to which a Borrower Party has received a bill more than ninety (90) days prior to the date of calculation does not exceed One Million Dollars ($1,000,000). For purposes of this Section 6.1, “Accounts Payable” means all amounts owed by the Borrower Parties from time to time, arising out of the conduct of their respective businesses, including utility charges, amounts owing under open purchase orders, service contracts or equipment leases, and other amounts owing with respect to maintenance, clean-up, landscaping and other services performed in connection with the operation of the Borrower Parties’ respective businesses. The term “Accounts Payable” shall not include indebtedness for borrowed money, amounts owing with respect to federal, state or local taxes, insurance premiums or amounts a Borrower Party is required to contribute to any Borrower Plan.
Investments.

        No Borrower Party shall, directly or indirectly, make or own any investment, except:

Cash, Cash Equivalents or institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in Cash Equivalents;

(a) Trade credit extended on usual and customary terms in the ordinary course of business, and (b) advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

Existing Office Park Property or land upon which the Borrower plans to develop commercial office, light industrial or retail projects;

Subsidiaries engaged in the construction or operation of Office Park Property;

Any material acquisition, merger, formation, or investment in a Joint Venture, asset purchase, or any transfer of assets permitted pursuant to Section 6.9; or

Subject to the limits established pursuant to Sections 6.4.8, 6.4.9, 6.4.10, 6.4.11, 6.4.12 and 6.4.13, Debt payable to a Borrower Party which is secured by mortgages or deeds of trust on real estate, marketable equity securities, and unconsolidated Joint Ventures.

Asset Dispositions.

        Subject to Section 6.5, the Borrower may sell, lease or otherwise dispose of assets in the normal course of its business and so long as such dispositions do not result in a violation of any other provision of this Agreement.

Financial Covenants.

Ratio of Total Liabilities to Gross Asset Value.

        The ratio of Total Liabilities to Gross Asset Value shall not at any time exceed 0.45:1.

Ratio of Unencumbered Asset Value to Outstanding Unsecured Liabilities.

        The ratio of Unencumbered Asset Value to Outstanding Unsecured Liabilities shall at all times be not less than 2.0:1.0

Minimum Tangible Net Worth.

        Tangible Net Worth of Borrower and Guarantor shall not be less than, at any time: (i) $1,000,000,000 plus (ii) ninety percent (90%) of Equity Offering Net Proceeds.

Secured Debt to Gross Asset Value.

        The ratio of Secured Debt to Gross Asset Value shall not be greater than 0.30:1.0.

Interest Coverage.

        At any time, the ratio of EBITDA to Interest Expense for the most recently completed Fiscal Quarter shall not be less than 2.25:1.0.

Fixed Charge Coverage.

        At any time, the ratio of EBITDA to Fixed Charges for the most recently completed Fiscal Quarter shall not be less than 1.75:1.0.

Distributions.

        Restricted Payments paid by the Borrower during the four immediately preceding Fiscal Quarters shall not at any time exceed ninety-five percent (95%) of Funds from Operations, calculated for such four Fiscal Quarters, except if, and then only to the extent, a greater distribution is required in order for Guarantor to (i) maintain its status as a REIT or (ii) permit Guarantor to pay no federal income tax under either Section 857(b)(1) of the Code or Section 857(b)(3)(A) of the Code; provided that a distribution on account of clause (ii) of this Section 6.4.7 shall be permitted one time only during the term of this Agreement and such distribution shall be preceded by Agent’s receipt of a proforma Compliance Certificate prepared and certified by Borrower, which Compliance Certificate shall be current and shall give effect to such greater distribution having occurred. In either such event, Borrower shall promptly notify the Agent in writing of the amount of such greater distribution.

Land Holdings.

        The aggregate value of Land Holdings of Borrower and Guarantor (valued at the lesser of acquisition cost or market value) shall not at any time exceed ten percent (10%) of Gross Asset Value.

Securities Holdings.

        The aggregate value of Capital Stock of any Person other than in Joint Ventures which is owned by Borrower Parties (valued at the lesser of acquisition cost or market value) shall not at any time exceed fifteen percent (15%) of Gross Asset Value.

Debt Holdings.

        The aggregate value of any Debt payable to Borrower Parties shall not at any time exceed fifteen percent (15%) of Gross Asset Value.

Joint Ventures.

        The aggregate value of Capital Stock of any Joint Venture which is owned by Borrower Parties (valued at the lesser of acquisition cost or market value) shall not at any time exceed fifteen percent (15%) of Gross Asset Value.

Construction-In-Progress.

        The aggregate rentable square footage of Construction-in-Progress that is not subject to signed leases between the applicable Borrower Party and the tenant for such space shall not at any time exceed ten percent (10%) of the aggregate rentable square footage of the Real Property. In addition, the aggregate rentable square footage of all Construction-in-Progress shall not at any time exceed twenty percent (20%) of the aggregate rentable square footage of the Real Property.

Other Assets.

        The aggregate value of Other Assets owned by Borrower Parties (valued at the lesser of Acquisition Cost or Market Value) shall not at any time exceed forty percent (40%) of Gross Asset Value.

Unsecured Interest Expense Coverage.

        At any time, the ratio of Unencumbered Net Operating Income to Unsecured Interest Expense shall not be less than 2.00:1.0.
Restriction on Fundamental Changes.

        Except as permitted pursuant to Section 6.9, no Borrower Party shall directly or indirectly, enter into any merger, consolidation, reorganization or recapitalization, reclassify its Capital Stock, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired.

Transactions with Affiliates.

        Borrower Parties shall not, directly or indirectly, permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or with any director, officer or employee of any Subsidiary, except transactions in the ordinary course of, and pursuant to, the reasonable requirements of the business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms and are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

ERISA.

        In the event that the Borrower ever has any employees, the Borrower will not, and will not permit any ERISA Affiliate to: (a) engage in any Prohibited Transaction or engage in any conduct or commit any act or suffer to exist any condition that could give rise to any excise tax, penalty, interest or liability, (b) fail to make any payments to any Multiemployer Plan that the Borrower or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (c) voluntarily terminate or amend any one or more of their Plans, if such termination would result in the imposition of Liens on the Borrower or any ERISA Affiliate.

Amendments of Charter Documents.

        None of the Borrower Parties shall amend its charter, bylaws, partnership agreement or other organizational documents in any material respect, without in each case obtaining the prior written consent of the Majority Lenders, which consent will not be unreasonably withheld, conditioned or delayed, except to increase the percentage of shares that may be owned by any person and to reflect issuances of securities.
Certain Obligations.

        No Borrower Party shall engage in any material acquisition, merger, formation, investment in any partnership/joint venture/Subsidiary, asset acquisition (other than of Office Park Property) or transfer of assets without first giving notice thereof to Agent and certifying compliance with all covenants of this Agreement after giving effect to the proposed transaction. For purposes of this Section 6.9, “material” is defined as any transaction in which the obligation of a Borrower Party equals or exceeds ten percent (10%) of Gross Asset Value. With respect to any proposed acquisition of Office Park Property, if the Acquisition Price of such Office Park Property is greater than ten percent (10%) of Gross Asset Value, then within 15 days prior to the scheduled closing of the acquisition Borrower must certify compliance with all covenants of this Agreement after giving effect to the proposed transaction.

Distributions.

        Unless waived by the Majority Lenders, no Borrower Party shall make any Restricted Payments after the occurrence of and during the continuation of an Event of Default under Section 7.1.1 and no Borrower Party shall make any Restricted Payment in excess of that required to maintain Guarantor’s status as a REIT after the occurrence of and during the continuation of a Material non-monetary Event of Default under Section 7.1.

EVENTS OF DEFAULT

Events of Default.

        The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an “Event of Default”):

Failure to Make Payments.

        The Borrower (a) shall fail to pay as and when due (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) any principal of any Loan, or (b) shall fail to pay any interest within ten (10) days after it first becomes due, or (c) shall fail to pay Fees or other amounts payable under the Loan Documents when due under the Loan Documents; or

Default in Other Debt.

        Any Borrower Party shall have defaulted (beyond any applicable grace period) under any Debt of such party (other than the Obligations) if the aggregate amount of such other Debt is Two Million Five Hundred Thousand Dollars ($2,500,000) or more and such default shall not have been cured or waived; or

Breach of Covenants.

        Any Borrower Party shall fail to perform, comply with or observe any agreement, covenant or obligation under any of the Loan Documents (other than those set forth in the other subsections of this Section 7.1) and such failure shall continue for a period of thirty (30) days after notice of such failure is given by the Agent; or

Breach of Warranty.

        Any representation or warranty or certification made or furnished by any Borrower Party under any Loan Document shall prove to have been false or incorrect in any Material respect when made (or deemed made); or

Involuntary Bankruptcy; Appointment of Receiver, Etc.

        There shall be commenced against any Borrower Party an involuntary case seeking the liquidation or reorganization of such Borrower Party under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of any Borrower Party or to take possession of all or any portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (a) such Borrower Party consents to the institution of the involuntary case or proceeding; (b) the petition commencing the involuntary case or proceeding is not timely controverted; (c) the petition commencing the involuntary case or proceeding remains undismissed or undischarged and unstayed for a period of sixty (60) days; or (d) an order for relief shall have been issued or entered therein; or

Voluntary Bankruptcy; Appointment of Receiver, Etc..

        Any Borrower Party shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or such Borrower Party (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

Judgments and Attachments.

        (a) A final unappealable judgment against a Borrower Party shall be entered for the payment of money in excess of Three Million Dollars ($3,000,000.00) and shall remain unsatisfied without procurement of a stay of execution within thirty (30) calendar days after the date of entry of judgment; or (b) a judgment creditor shall obtain a lien against or possession of any Real Property in the Unencumbered Pool by any means, including levy, distraint, replevin or self-help; or

Termination of Loan Documents, Etc.

        Any Loan Document, or any material provision thereof, shall cease to be in full force and effect for any reason, except upon a release or termination of such Loan Document pursuant to the terms thereof; or any Borrower Party shall contest or purport to repudiate or disavow any of its obligations under or the validity of enforceability of any Loan Document or any material provision thereof; or

Change of Control.

        A Change of Control shall occur; or

Change of Condition.

        The Majority Lenders reasonably determine that a change has occurred since the date of this Agreement in the operations, business or condition, financial or otherwise, which change has a material and adverse effect on the ability of any of the Borrower Parties to perform its obligations under the Loan Documents, and fifteen (15) days have elapsed since the date that notice of such determination has been given to such Borrowing Party; or

Guaranty.

        An Event of Default shall occur under the Guaranty.

Remedies.

        Upon the occurrence of an Event of Default:

If an Event of Default occurs under Section 7.1.5 or 7.1.6, then the Commitment shall automatically and immediately terminate, and the obligation of the Lender Parties to make any Loan hereunder shall cease, and the unpaid principal amount of the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

If an Event of Default occurs, other than under Section 7.1.5 or 7.1.6, the Majority Lenders may declare the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower.

The order and manner in which the Lenders’ rights and remedies are to be exercised shall be determined by the Majority Lenders in their sole discretion. Regardless of how each Lender may treat payments received by it for the purpose of its own accounting, for the purpose of computing the Borrower’s obligations under this Agreement and under the Notes, all moneys collected or received by the Agent on account of the Obligations or in respect of the security for the Obligations, directly or indirectly, shall be applied in the following order of priority:

to the payment of all proper and reasonable costs and expenses actually incurred in the collection of such moneys;

to the payment of all proper and reasonable costs and expenses (including attorneys’ fees and disbursements and the allocated costs and expenses of in-house legal and other professional services) of the Agent, acting as Agent, and of the Lenders as set forth above;

(a) in case the entire unpaid principal of the Obligations shall not have become due and payable, first to the payment of interest on the Obligations ratably to the Lenders as their respective pro rata shares appear, and then to the payment of principal to the Lenders as their respective pro rata shares appear, or (B) in case the entire unpaid principal of the Loan shall have become due and payable, to the payment of the whole amount then due and payable on the Obligations until paid in full, for principal to the Lenders as their respective pro rata shares appear, and for interest ratably to the Lenders as their respective pro rata shares appear; and

to the payment of all other amounts (including fees) then owing to the Agent or the Lenders under the Loan Documents.

No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders under this Agreement or under law.

APPOINTMENT, POWERS AND DUTIES OF LENDERS AND AGENT

Relationship of Borrower and Lenders.

        It is expressly understood and agreed that with the exception of this Section 8.1, the provisions of ARTICLE 8 are among, and for the benefit of, the Lenders and the Agent only and contain terms, conditions and agreements to which the Borrower is not bound, under which the Borrower does not have rights, and with which the Borrower need not be concerned. Each of the Lenders and the Agent hereby agrees that as to all matters relating to the Loans and any other provision contained in this Agreement to which the Borrower is bound, unless expressly stated to the contrary, the Borrower need only deal with the Agent and need not send notice to or seek the consent or approval of any of the Lenders other than the Agent. The Borrower shall be entitled to rely solely on notices, consents, authorizations and directions received from the Agent and shall have no duty to inquire as to whether the Agent shall have received the consents or approval of the Lenders as provided in this ARTICLE 8. In the event the Agent or any of the Lenders breach their respective obligations under this ARTICLE 8, the sole remedy of the non-breaching parties shall be against the Lender or Agent which committed such breach, and the Borrower shall have no liability for such breach.

Appointment and Authorization.

        Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof or are reasonably incidental, as determined by the Agent, thereto; and each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof or are reasonably incidental, as determined by the Agent, thereto. These appointments and authorizations are intended solely for the purpose of facilitating the servicing of the Loans and do not constitute the appointment of the Agent as trustee for any Lender or as a representative of any Lender for any other purpose and, except as specifically set forth in this Agreement to the contrary, the Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

Agent and Affiliates.

        The Agent and each successor thereto, has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent. The terms “Lender(s)” or “Lender Parties” includes each Agent. Unless otherwise expressly prohibited hereunder, each Agent and each Lender (and each of the Lenders’ respective successors) and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, the Borrower, the Guarantor, any Affiliate of the Borrower or of the Guarantor, as if it were not an Agent or a Lender, as the case may be, and without any duty to account therefor to the other Lenders. No Agent shall be obligated to account to any other Lender for any monies received by it for any credit facility management fees, reimbursement of its costs and expenses as Agent under this Agreement, or for any monies received by it in its capacity as a Lender under this Agreement. If any property is taken by any Agent or any Lender as collateral for any other loans or extensions of credit made by any Agent or any Lender to or for the Borrower, or any property is in any Agent’s or any Lender’s possession or control, or any deposit is held or other indebtedness is owing by any Agent or any Lender, and that property, deposit or indebtedness, or the proceeds thereof, may be or become collateral for or otherwise available for payment in connection with the Obligations by reason of the general description of secured obligations contained in any security agreement or other agreement or instrument held by any Agent, or any Lender or by reason of a right of setoff, counterclaim or otherwise, the other Lenders shall have no interest in that property, deposit or indebtedness, or the indebtedness, or the proceeds thereof, except that if the property, deposit or indebtedness, or the proceeds thereof, shall be applied in reduction of amounts outstanding in connection with the Obligations, then each Lender shall be entitled to its pro rata share therein.
Lenders’ Credit Decisions.

        Each Lender hereby acknowledges that it has received the Loan Documents and financial statements, certificates, instruments, documents, affidavits, resolutions and agreements as it deemed necessary to make its own credit analysis and decision to enter into this Agreement. Each Lender agrees that it has, independently and without reliance upon the Agent, any Lender or the directors, officers, agents or employees of the Agent or any Lender, and instead in reliance upon information supplied to it by or on behalf of the Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Agent, any Lender or the directors, officers, agents or employees of the Agent or any Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.
Action by Agent.

The Agent has only those obligations under the Loan Documents as are expressly set forth therein.

The Agent may assume that no Event of Default has occurred, unless the Agent has actual knowledge of the Event of Default, has received notice from the Borrower stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that the Lender considers the Event of Default to have occurred.

If the Agent has actual knowledge of an Event of Default, has received notice from the Borrower stating the nature of an Event of Default or has received notice from a Lender stating the nature of an Event of Default, such Agent shall give notice thereof to the Lenders.

Except for any obligation expressly set forth in the Loan Documents and as long as the Agent may assume that no Event of Default has occurred, the Agent may, but shall not be required to, exercise its discretion to act or not act, except that (i) the Agent may, if it elects to do so in its sole discretion, suspend the taking of any action pending receipt of instructions or authorizations from the Majority Lenders of the action to be taken and (ii) the Agent shall be required to act or not act upon the instructions of the Majority Lenders and those instructions shall be binding upon the Agent and all the Lenders, provided that the Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law.

If the Agent has knowledge that an Event of Default has occurred, the Agent shall act or not act upon the instructions of the Majority Lenders, provided that the Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law, and except that if the Majority Lenders fail to instruct the Agent within the time periods set forth herein, then the Agent in its discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

The Agent shall have no liability to any Lender for acting, or not acting, notwithstanding any other provision hereof; except for its own gross negligence or willful misconduct while so acting or not acting.
Non-Liability of Agent.

        The Agent shall perform its duties under this Agreement and the other Loan Documents with the same degree of care as the Agent would use in performing similar functions with respect to a loan of similar size and type held for its own account. Neither the Agent, nor any of its respective directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents or as instructed by the Majority Lenders, except for its own gross negligence or willful misconduct. Without limitation on the foregoing, but subject to the foregoing provisions concerning gross negligence or willful misconduct, the Agent and its respective directors, officers, agents and employees:

may treat the payee of any Note as the holder thereof until the Agent receives notice of the assignment or transfer thereof; and may treat each Lender as the owner of that Lender’s interest in the Obligations for all purposes of this Agreement until the Agent receives notice of the assignment or transfer thereof;

may consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for the Borrower, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, accountants or other professionals or experts;

make no representation or warranty to any Lender and will not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) in connection with any of the Loan Documents or the financial condition of the Borrower or any other party or for the title of any collateral hereunder;

except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by the Borrower of any of the terms, conditions or covenants of any of the Loan Documents or to inspect the property, books or records of the Borrower;

will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, value or collectability of any Loan Document, or any other instrument or writing furnished pursuant thereto or in connection therewith;

will not be responsible to any Lender for the legality, validity, enforceability, genuineness, sufficiency, perfection (other than the timely filing of any continuation statements for financing statements given to the Agent by the Borrower in connection with the collateral hereunder), value, collectability or priority of any rights in all or any portion of the collateral hereunder;

will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it or them to be genuine and signed or sent by the proper party or parties; and

will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender pursuant to this Agreement, including without limitation principal, interest, fees, Loans and other amounts; provided that promptly upon discovery of such an error in computation, the Agent, the Lenders and (to the extent applicable) the Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.
Indemnification.

Each Lender, individually and severally in accordance with its pro rata share, agrees to indemnify, defend, reimburse and hold the Agent (and its directors, officers, agents or employees) (“Indemnified Parties”) harmless, within ten (10) Business Days of request therefor (to the extent not reimbursed by the Borrower), in accordance with its pro rata share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and costs, expenses or disbursements which may be imposed on, incurred by, or asserted against the Indemnified Parties in any way relating to or arising out of the Obligations, or any action taken or omitted by the Indemnified Parties under the Loan Documents, provided that each Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from: (i) the gross negligence or willful misconduct of the Indemnified Parties or their breach hereunder or (ii) the acts or omissions of any other Lender or Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share in any and all out-of-pocket costs, disbursements and expenses (including appraisal fees, third-party expenses and reasonable counsel fees) incurred or made by the Agent or any of them after the Amended and Restated Closing Date in connection with the preparation, execution, delivery, modification, amendment, collection or enforcement (whether through negotiations, legal proceedings, foreclosure or otherwise) of; or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In addition, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share in all protective advances made by the Agent. The Agent shall be entitled to deduct from any payments to be made to any Lender under this Agreement, and to retain, amounts due the Agent as reimbursement hereunder, provided that the Agent shall have first delivered to such Lender thirty (30) days prior written notice of such amounts and the circumstances giving rise thereto, and such Lender has not paid such amounts. The Agent shall make reasonable attempts to collect such amounts referred to in this Section 8.7.1 from the Borrower to the extent that the Borrower is obligated to make such reimbursement under this Agreement. If the Agent receives payment of any amount referred to in this Section 8.7.1 from the Borrower or any third party after a Lender has reimbursed the Agent for such amount, the Agent shall promptly return to such Lender the amount of the reimbursement (or, if more than one Lender made reimbursement, such Lender’s ratable portion thereof).

Each Defaulting Lender shall indemnify, defend and hold the Agent and each of the other Lenders harmless from and against any and all losses, damages, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees and interest at the Default Rate set forth in the Loan Documents for funds advanced by any of the Agent or any other Lender on account of such Defaulting Lender) which they may sustain or incur by reason of or in consequence of each Defaulting Lender’s failure or refusal to abide by its obligations under this Agreement. The Agent shall setoff against principal and interest payments due to each Defaulting Lender for the claims of the Agent and the other Lenders against such Defaulting Lender. The exercise of the above remedies shall not reduce, diminish or liquidate the Defaulting Lender’s pro rata share of the obligations for the sharing of losses and reimbursement of costs, liabilities and expenses under the Loan Documents.

The Agent.

        The Agent shall have primary responsibility for the following activities:

    (i)        Funding the Loans in accordance with the provisions of this Agreement and the Loan Documents. With respect to the respective pro rata shares of the Lenders in the Loans, unless the Agent receives notice from a Lender on or prior to the Closing or, with respect to any Loan made after the Closing, at least one Business Day prior to the date of such Loan, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of such Lender’s pro rata share of the Loan, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender’s Loan on the Funding Date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to such Loan;

(ii) Receiving all payments of principal, interest, fees and other charges paid by, or on behalf of; the Borrower and distribute such funds to the Lenders as specifically required in this Agreement.

Successor Agent.

Upon written notice to the Lenders, the Agent may resign as Agent hereunder at any time without the prior written consent of the Lenders or any of them. Upon any such resignation in accordance with the foregoing provisions, the Majority Lenders shall have the right to appoint a successor Agent (subject to the provisions below).

In addition, the Majority Lenders may elect, by written notice to the Agent, to remove the Agent hereunder for good cause. Upon any such removal in accordance with the foregoing provisions, the Majority Lenders shall have the right to appoint a successor.

If; within thirty (30) days of the giving of notice of the Agent’s resignation, a successor Agent has not been appointed by the Majority Lenders or such successor has not accepted such appointment, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent must be a Lender. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of a retiring (or removed) Agent, including the right to any agency fee to be paid by the Borrower, and the retiring (or removed) Agent shall be discharged from its duties and obligations under this Agreement.

Powers of the Agent.

        Except as otherwise expressly provided for in this Agreement, and subject to the provisions of Section 8.11 hereof; the Agent shall have the right, in its sole discretion, in each instance: (a) to grant or withhold approvals under the Loan Documents; (b) to exercise or refrain from exercising any rights which the Agent or the Lenders may have with respect to the obligations, the Loan Documents, or with respect to any of the collateral hereunder; and (c) including, without limitation, the right to:

    (i)        Receive, review and process all documents, certificates, opinions, insurance policies, reports, requisitions and other materials of every nature and description submitted by, or on behalf of; the Borrower or any other party;

    (ii)        Enforce all of the rights, remedies and privileges afforded or available to the Lenders under the terms of this Agreement and the other Loan Documents, any opinion, certificates, warranties, representations or insurance policies furnished by or on behalf of the Borrower or any other party (but only after election to declare an Event or Events of Default and/or to accelerate amounts outstanding under the Loan Documents as provided in this Agreement); and

    (iii)        Do or refrain from doing all such other acts as may be reasonably necessary or incident to the implementation, administration or servicing of the Loan Documents and the enforcement of the rights and remedies of the Lenders.

Limitations on the Agent.

        Notwithstanding anything to the contrary herein contained, the Agent shall not (a) agree to the modification or waiver of any of the terms of this Agreement, the Notes, or the other Loan Documents, or (b) consent to any act or omission by the Borrower, or any other party, or (c) exercise any rights which either Agent or the Lenders may have with respect to the Obligations, this Agreement, the Notes, or the other Loan Documents, if any such modification, waiver, agreement, consent or exercise would compromise or settle any litigation or legal proceeding against the Borrower or the Guarantor in connection with the Obligations in any manner which would have a Material and Adverse Effect on the interest of any Lender in the Obligations once such litigation or legal proceeding has been commenced by the Agent; or, unless consented to in writing by the Majority Lenders or by all of the Lenders if required by Section 9.3.1.1.

        As to any matters which are subject to the consent of the Majority Lenders (as the case may be), the Agent shall not be permitted to exercise any discretion or take any action except upon the instructions of the Majority Lenders, which instructions shall be binding upon all Lenders. The Agent and its directors, officers, agents and employees shall be fully protected in acting or in refraining from acting upon such instructions (subject to Section 8.5), but in no event shall the Agent be required to take any action which exposes the directors, officers, agents or employees of the Agent to personal liability or which is contrary to the Loan Documents or applicable Law. As to any matters not expressly provided for by the Loan Documents or this Agreement, the Agent shall not be required to exercise any discretion or take any action, unless such inaction on the part of an Agent exposes the Agent or its directors, officers, agents or employees to personal liability or is contrary to applicable Law. In acting hereunder as an Agent, Agent shall be acting for the account of and as agent for all Lenders, to the extent of their respective pro rata shares in the Obligations.
Approval of Lenders.

All communications (“Communication”) from the Agent to the Lenders requesting the Lenders’ determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (iv) shall include the Agent’s recommended course of action or determination in respect thereof and the date by which the Lender shall respond. Each Lender shall reply promptly, but in any event (x) if this Agreement or any other Loan Document sets forth a period within which the Lenders are to reply to the Communication, each Lender shall reply to the Communication within such period, or (y) if no such period is set forth, within ten (10) Business Days (or such lesser period as may be required under the Loan Documents for the Agent to respond) for those matters requiring the consent by all Lenders, Majority Lenders or less than Majority Lenders, in each instance, after receipt of the request therefore by the Agent (in any event, the “Lender Reply Period”).

Unless a Lender shall give written notice to the Agent that it objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection), within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.
Method of Payment.

        Upon receipt of any payments of principal, interest and late payment charges in connection with the Loan Documents or Fees, the Agent shall distribute each such payment in accordance with the applicable provisions of this Agreement. If the Agent fails to make such distribution by the close of business on the Business Day on which such payment is required to be delivered pursuant to the terms of this Agreement, the Agent shall remit to each Lender its Pro Rata Share in such payment on the immediately following Business Day, together with interest thereon at the overnight rate for federal funds transactions between member Lenders of the Federal Reserve System, as published by the Federal Reserve Bank of New York. Each payment to the Agent under this Section 8.13 shall constitute a similar payment by the Borrower to each Lender, and any portion of the Obligations paid by any such payment to the Agent by or on behalf of the Borrower shall not be considered outstanding for any purpose after the date of its receipt by the Agent; provided, however, as between each Lender and the Agent, such payment shall be deemed outstanding until made by the Agent to each Lender in accordance with the provisions above. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Person to whom payment was due, but not made, shall be, except as otherwise expressly set forth in this Agreement, to recover from the recipient of such payment any payment in excess of the amount to which they are determined to have been entitled.

Increased Costs.

        If any Lender is entitled to and decides to require payment of any amounts described in Sections 2.9 or 2.10, such Lender shall: (a) give written notice thereof to the Borrower and shall send a copy of such notice to the Agent, and such amounts shall be payable to such Lender in accordance with the terms of Sections 2.9 or 2.10; and (b) simultaneously with the giving of such notice, furnish to the Borrower (and deliver a copy to the Agent) (i) a certificate of an officer of such Lender setting forth the amount to which such Lender is then entitled pursuant to Section 2.9 or 2.10 and (ii) such other information, certifications and documentation as is required to be furnished to the Borrower under the terms of Section 2.9 or 2.10.
Taxes.

        Except as specifically set forth in this Agreement, all taxes due and payable on any payments to be made to the Lenders in respect of the Obligations or under this Agreement shall be the Lenders’ sole responsibility. All payments payable to the Lenders hereunder or with respect to the Loan Documents shall be made to the Lenders without deduction for any taxes, charges, levies or withholdings except to the extent, if any, that such amounts are required to be withheld by the Agent under the laws, rules and regulations of the United States of America and any other applicable taxing authority. If a Lender is organized or is existing under the laws of another jurisdiction outside the United States, such Lender shall provide to the Agent upon the execution of this Agreement and, from time to time thereafter, completed and signed copies of any form that may be required by the United States Internal Revenue Service in order to certify such Lender’s exemptions from United States withholding taxes with respect to payments to be made to such Lender in respect of the Obligations or under this Agreement.

Excess Payments.

        If a Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of its interest in the Obligations in excess of its pro rata share in the Obligations, such excess shall be shared among all Lenders in accordance with their respective pro rata shares. However, if all or any portion of such excess payment is thereafter recovered by the Borrower or other party entitled thereto through legal action or otherwise, each Lender shall promptly reimburse the party required to refund such payment to the Borrower or other party entitled thereto in an amount equal to such Lender’s pro rata share in the amount of the excess required to be refunded. Within three Business Days after obtaining any such payment, the Lender obtaining the same agrees to notify the Agent of such excess payment.
Return of Payments.

        If; for any reason, the Agent makes any payment to a Lender before the Agent has received or applied that corresponding payment on the obligations (it being understood that the Agent is under no obligation to do so), and, thereafter, the Agent does not receive the corresponding payment within five Business Days after the date the Agent made such payment to a Lender (or in the event the Agent by error makes a payment to a Lender to which it is not entitled), such Lender shall, at the Agent’s request, promptly return that payment to the Agent (together with interest on that payment at the overnight rate for federal funds transactions between member Lenders of the Federal Reserve System, as published by the Federal Reserve Bank of New York for each day from the making of that payment to such Lender until its return to the Agent); provided, however, interest on such payment shall not be due: (a) if such payment was made to a Lender and such Lender had no knowledge that it had received such payment due to error which was the fault of the Agent (except for the period after which such Lender receives notice that it has received such payment), and (b) if such Lender can provide the Agent with evidence, reasonably satisfactory to the Agent, that any such payment received by such Lender was not invested by such Lender. If the Agent has received or applied any payment in respect of the Obligations and has paid a Lender its Pro Rata Share in such payment and, thereafter, the payment or application is rescinded or must otherwise be returned or paid over by the Agent, whether or not required pursuant to any bankruptcy or insolvency law, the sharing of payments clause of any loan agreement or otherwise, such Lender will, at the Agent’s request, promptly return its pro rata share in that payment or application to the Agent, together with such Lender’s pro rata share in any interest or other amount required to be paid by the Agent with respect to that payment or application.
Default By The Borrower; Acceleration.

        The Agent will send to each Lender copies of any notices of a Default or an Event of Default sent by the Agent to the Borrower under the terms of the Loan Documents promptly after sending the same to the Borrower, but in any case within three Business Days after sending the same to the Borrower. In the event of any Default or Event of Default, the Agent shall (as soon as is practicable under the circumstances) consult with the Lenders in an effort to determine a mutually acceptable course of action with respect to the Default or Event of Default. The Agent may deliver to the Lenders a written recommendation of a course of action (the “recommended course of action”), in which case each Lender shall either approve such action in writing or object in writing to such action within thirty (30) days (or such lesser period as specified in the notice from the Agent) following such notice. Failure to deliver a written objection within thirty (30) days (or such lesser period) will be deemed to constitute an approval. The Agent may take the recommended course of action if consented or approved as provided above by the Majority Lenders; provided that no rights shall be released without the consent of all Lenders. In furtherance of the foregoing, and notwithstanding anything herein to the contrary, each Lender hereby appoints and constitutes the Agent its agent with full power and authority to exercise in the name of; and on behalf of each Lender, any and all rights and remedies which each Lender may have with respect to, and to the extent necessary under applicable law for, the enforcement of the Loan Documents, or which the Agent may have as a matter of law. It is understood and agreed that in the event the Agent determines it is necessary to engage counsel for the Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by the Agent and written notice of the same shall be delivered to the Lenders.

Defaults by Lender.

        If for any reason any Lender (“Defaulting Lender”) shall fail or refuse to abide by its obligations under this Agreement or under any Loan Document and such failure or refusal shall continue for five (5) Business Days after notice with respect to monetary obligations hereunder or under any Loan Document or thirty (30) days after notice with respect to non-monetary obligations hereunder or under any Loan Document (provided, however, that if such non-monetary default is of a nature that the same cannot be reasonably cured within thirty (30) days and such Lender shall have commenced to cure such non-monetary default within such period and shall thereafter proceed with reasonable due diligence and good faith to cure such non-monetary default, such period shall be extended for such longer period as shall be necessary for such Lender to cure such default with all reasonable diligence, but in no event beyond that date which is one hundred twenty (120) days after such Lender received notice of such default), then, in addition to the rights and remedies that may be available to the Agent at law and in equity, such Defaulting Lender’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent, pursuant to Section 8.11 above or otherwise, or to be taken into account in the calculation of Majority Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Agent of any amount required to be paid to it hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent may have under this Section 8.19 or otherwise, the Agent shall be entitled (i) to collect interest from such Lender for the period from the date on which the payment was due at the overnight rate for federal funds transactions between member Lenders of the Federal Reserve System, as published by the Federal Reserve Bank of New York, for each day during such period, (ii) to withhold or setoff; and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Lender under this Agreement, and (iii) to bring an action or suit against such Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.
No Partnership or Joint Venture.

        Neither the execution of this Agreement nor the purchase of the pro rata share in the Obligations or in the Loan Documents, or any agreement to share in profits and losses arising out of this transaction, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between any of the Lenders, or the Agent, and none of the Agent or Lenders shall be liable to any other person or entity for the liability in tort or contract of the Agent or any other Lender arising in connection with the Obligations or any transaction connected herewith or therewith nor shall the Agent have any fiduciary obligations to any Lender. The Agent shall have and may exercise such powers as are specifically delegated to it under this Agreement.

Indemnification.

        Agent shall not in any event be required to take any action under the Loan Documents or in relation thereto unless it shall first be indemnified to its satisfaction by the Lender parties against any and all liability and expense that it may incur by reason of taking any such action. Each Lender agrees to indemnify and hold the Agent harmless (to the extent not promptly paid or reimbursed by the Borrower, ratably according to their respective Commitments), from and against any and all (a) costs, expenses and other amounts incurred by the Agent otherwise payable by the Borrower pursuant to Section 9.1 and (b) Indemnified Liabilities that may be imposed on, incurred by, or asserted against the Agent, except to the extent they are finally adjudged by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect to rights or responsibilities under, the Loan Documents, to the extent that the Agent is not promptly reimbursed for such expenses by the Borrower.

MISCELLANEOUS

Expenses.

        The Borrower shall pay on demand:

Any and all reasonable attorneys’ fees and disbursements (including allocated costs of in-house counsel) and out-of-pocket cost and expenses incurred by the Agent in connection with the development, drafting and negotiation of the Loan Documents, and the arrangement, underwriting, syndication, administration and closing of the transactions contemplated thereby; and

all costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants) incurred by the Lender Parties in any amendment, workout, restructuring or similar arrangements or, in connection with the administration (including photocopying and overnight mail cost for communication with Lenders), protection, preservation, exercise or enforcement of any of the terms of the Loan Documents or in connection with any collection or bankruptcy proceedings.

Indemnity.

Borrower shall indemnify, defend and hold harmless each Lender Party and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of each Lender Party (collectively, the “Indemnitees”) from and against (a) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Loan Documents or the making of the Loans, and (b) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees, including allocated costs of in-house counsel, and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the relationship between any Borrower Party and any Lender Party under any of the Loan Documents, the Loans, the use or intended use of the proceeds of the Loans (the “Indemnified Liabilities”); provided that (i) no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, and (ii) Indemnified Liabilities shall include amounts attributable to the passive or active negligence of any Lender Party.

Each Indemnitee will promptly notify the Borrower of each event of which it has knowledge that may give rise to a claim under clause (b) of Section 9.2.1, provided that the failure to so notify the Borrower shall in no way impair the Borrower’s obligations under this Section 9.2 (except to the extent that such failure to so notify has an adverse effect on the Borrower). If any investigative, judicial or administrative proceeding is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 9.2, the Borrower, to the extent and in the manner directed by the Indemnitee, will resist and defend such proceeding with counsel designated by the Borrower (which counsel shall be reasonably satisfactory to the Indemnitee). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, writ, or proceeding. The Borrower shall keep such Indemnitee advised of the status of such defense and consult with such Indemnitee prior to taking any material position with respect thereto. Such Indemnitee shall, however, be entitled to employ counsel separate from counsel for the Borrower and from any other party in such proceeding if such Indemnitee shall reasonably determine that a conflict of interest or other circumstance exists that makes representation by counsel chosen by the Borrower not advisable. The reasonable fees and disbursements of such separate counsel shall be paid by the Borrower. Such Indemnitee shall not agree to the settlement of any such claim without the consent of the Borrower, unless the Borrower shall have been given notice of the commencement of an action and shall have failed to provide the defense thereof as herein provided or an Event of Default shall have occurred.

To the extent that the undertaking to indemnify and hold harmless set forth in Section 9.2.1 may be unenforceable as violative of any Applicable Law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

Waivers; Modifications in Writing.

No amendment of any provision of this Agreement or any other Loan Document (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders. Notwithstanding the foregoing, no amendment that has the effect of (a) reducing the rate or amount, or extending the stated maturity or due date, of any amount payable by the Borrower to any Lender Party under the Loan Documents, (b) increasing the amount, or extending the stated termination or reduction date, of any Lender’s Revolving Commitment hereunder or subjecting any Lender Party to any additional obligation to extend credit, (c) altering the rights and obligations of the Borrower to prepay the Loans, (d) releasing any Guarantor under the Guaranty, (e) changing this Section 9.3 or the definition of the term “Majority Lenders,” or (f) forgiving of principal or interest, shall be effective unless the same shall be signed by or on behalf of all of the Lenders;

no amendment that has the effect of (a) increasing the duties or obligations of the Agent, (b) increasing thestandard of care or performance required on the part of the Agent, or (c) reducing or eliminating the indemnitiesor immunities to which the Agent is entitled (including any amendment of this Section 9.3.1.2), shall beeffective unless the same shall be signed by or on behalf of the Agent; and

any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment effected in accordance with this Section 9.3 shall be binding upon each present and future Lender Party and the Borrower.

Cumulative Remedies; Failure or Delay.

        The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Lender Parties under Applicable Law or otherwise. No failure or delay on the part of any Lender Party in the exercise of any power, right or remedy under the Loan Documents shall impair such power, right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise thereof or of any other power, right or remedy.

Notices, Etc.

        All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telex or telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section 9.5, all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated on the signature pages attached hereto.

Successors and Assigns.

This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not assign or transfer any interest hereunder without the prior written consent of each Lender.

Each Lender shall have the right at any time to assign (an “Assignment”) all or any portion of such Lender’s Revolving Commitment to one or more Lenders or other institutions; provided that the following conditions are satisfied: (a) each Assignment shall be of a portion of the Revolving Commitment at least equal to $10,000,000 and, unless otherwise agreed by the Agent, each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents; (b) no Assignment (other than an Assignment to a Person that is then a Lender or an Affiliate of a Lender) shall be effective without the consent of the Borrower and the Agent, which consents shall not be unreasonably withheld or delayed; provided, however, no consent of the Borrower will be required if a monetary Event of Default has occurred and has not been cured on or prior to the date that is six (6) months after such occurrence, and the Majority Lenders have not, on or prior to the expiration of such six (6) month period, agreed upon a plan submitted by the Borrower (which may be an interim plan) setting forth the Borrower’s then intended plan to cure such Event of Default (provided, further, that nothing herein shall constitute a waiver by any Lender Party of any rights or remedies of any Lender Party upon the occurrence of a Default or an Event of Default); (c) the parties to the Assignment shall execute and deliver to the Agent, with a copy to the Borrower, an Assignment and Assumption substantially in the form of Exhibit E (an “Assignment and Assumption”); (d) the assignee shall pay to the Agent a processing and recordation fee of $3,000; (e) if the assignee is not organized and existing under the laws of the United States of America or any political subdivision thereof or therein, the assignee shall have furnished to the Borrower the Prescribed Forms; and (f) the Revolving Commitment retained by the Agent shall not be reduced below the amount of the largest Revolving Commitment held by any Lender other than Agent. Each proposed assignee must be an existing Lender or a bank or financial institution which (A) has (or, in the case of a bank which is a subsidiary, such bank’s parent has) a rating of its senior unsecured debt obligations of not less than Baa-2 by one of the Rating Agencies and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000). Unless Borrower gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) Business Days following receipt of the assigning Lender’s written request for approval of the proposed assignment, Borrower shall be deemed to have approved such assignment. From and after the date on which the conditions in the foregoing clauses and the Assignment and Acceptance have been satisfied, the assignee shall be a Lender” hereunder and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations, and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of the assigning Lender’s rights and obligations under this Agreement, cease to be a party hereto).

Each Lender shall have the right at any time to grant or sell participations (each a “Participation”) in all or any portion of such Lender’s Revolving Commitment, Loans to one or more Lenders or other institutions, subject to the terms and conditions set forth in this Section 9.6.3. If any Lender sells or grants a Participation, (a) such Lender shall make and receive all payments for the account of its participant, (b) such Lender’s obligations under this Agreement shall remain unchanged, (c) such Lender shall continue to be the sole holder of its Notes and other Loan Documents subject to the Participation and shall have the sole right to enforce its rights and remedies under the Loan Documents, (d) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents, and (e) the Participation agreement shall not restrict such Lender’s ability to agree to any amendment of the terms of the Loan Documents, or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of the Loan Documents, except that the participant may be granted the right to consent to any (A) reduction of the rate or amount, or any extension of the stated maturity or due date, of any principal, interest or Fees payable by the Borrower and subject to the Participation, (B) increase in the amount or extension of the stated termination or any reduction date of the affected Revolving Commitment or Term Commitment or (C) release of the Guaranty, except to the extent otherwise provided in the Loan Documents. A participant shall have the rights of the Lenders under Sections 2.9, 2.10 and 9.9, subject to the obligations imposed by such Sections; provided that amounts payable to any participant shall not exceed the amounts that would have been payable under such Sections to the Lender granting the Participation, had such Participation not been granted, unless the Participation is made with the prior written consent of the Borrower.

Each Lender may at any time assign or pledge any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment or pledge shall be subject to the provisions of Sections 9.6.2 or 9.6.3.

Subject to the provisions of Section 9.7, each Lender shall have the right at any time to furnish one or more potential assignees or participants with any information concerning the Borrower and the Guarantor that has been supplied by the Borrower to any Lender Party. The Borrower shall supply all reasonably requested information and execute and deliver all such instruments and take all such further action (including, in the case of an Assignment, the execution and delivery of replacement Notes) as the Agent may reasonably request in connection with any Assignment or Participation arrangement.

Confidentiality.

        Each Lender Party will maintain any confidential information that it may receive from the Borrower or the Guarantor pursuant to this Agreement confidential and shall not disclose such information to third parties without the prior consent of the Borrower, except for disclosure: (a) to legal counsel, accountants and other professional advisors to the Lender Party; (b) to regulatory officials having jurisdiction over the Lender Party; (c) required by Applicable Law or in connection with any legal proceeding; (d) to any other Lender Party; (e) to another Person in connection with a potential Assignment or Participation, provided such Person shall have agreed in writing to be subject to this Section 9.7; and (g) of information that has been previously disclosed publicly without breach of this provision. Each Lender Party shall return, upon request by the Borrower made within a reasonable time after termination of this Agreement, any confidential material clearly and conspicuously marked “Confidential and Subject to Return” by the Borrower when furnished to such Lender Party, provided that the return of such material is not inconsistent with standard banking practice or, in the judgment of the Lender Party, otherwise disadvantageous to it.

Set Off.

        In addition to any rights now or hereafter granted under Applicable Law, upon and after any acceleration of the Maturity Date hereunder, each Lender Party is hereby irrevocably authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Lender Party to or for the credit or the account of the Borrower, against and on account of the Obligations of the Borrower to such Lender Party under the Loan Documents to which the Borrower is a party, irrespective of whether or not such Lender Party shall have made any demand for payment and although such Obligations may be contingent and unmatured. Each Lender Party agrees to notify the Borrower promptly of any such set-off and the application made by such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

Changes in Accounting Principles.

        If any changes in generally accepted accounting principles from those used in the preparation of the financial statements referred to in this Agreement hereafter result from by the promulgation of rules, regulations, pronouncements, or opinions of or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower’s fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such changes as if such changes had not been made.

Survival of Agreements, Representations and Warranties.

        All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the extensions of credit hereunder and shall continue until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of Lender Parties shall not diminish the right of Lender Parties to rely thereon. Without limitation, the agreements and obligations of the Borrower contained in Sections 2.9, 2.10, 9.1 and 9.2, and the obligations of the Lender Parties under Section 8.21 shall survive the payment in full of all other Obligations.
Execution in Counterparts.

        This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Faxed signatures to this Agreement shall be binding for all purposes.

Complete Agreement.

        This Agreement, together with the other Loan Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

Inspections.

        Lender shall have the right to enter upon the Office Park Property at all reasonable times to inspect the improvements thereon to verify information disclosed or required pursuant to this Agreement, provided that Lender shall not unreasonably disturb any tenants occupying such Office Park Property. Any inspection or review of the improvements by Lender is solely to determine whether Borrower is properly discharging its obligations to Lender and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Lender owes no duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of; any negligent, faulty, inadequate or defective design or construction of the improvements as determined by Lender.
Waiver of Right to Trial By Jury.

        EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

Limitation of Liability.

        In the event that any Lender is found to have breached its obligations hereunder, then such Lender shall be severally and not jointly liable for all damages available under Applicable Law for breach of contract. Notwithstanding the foregoing sentence or anything in this Agreement to the contrary, no claim shall be made by the Borrower against any Lender Party or the Affiliates, directors, officers, employees or agents of any Lender Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                                     Borrower:

                                                     PS BUSINESS PARKS, L.P.,
                                                     a California limited partnership

                                                     By:      PS Business Parks, Inc.,
                                                              a California corporation,
                                                              General Partner

                                                              By:
                                                              Name:    Jack Corrigan
                                                              Title:   Vice President
                                                                       Chief Financial Officer

THE BORROWER:                                        PS BUSINESS PARKS, L.P.
                                                     701 Western Avenue
                                                     Glendale, California  91201
                                                     Attention:  Chief Financial Officer
                                                     Telephone:  (818) 244-8080
                                                     Telecopier:  (818) 244-9267

                                                     Agent:

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:
                                                     Name:
                                                     Title:

WELLS FARGO:                                         Wells Fargo Bank, National Association
                                                     2030 Main Street, 8th Floor
                                                     Irvine, California  92614
                                                     Attention:  Office Manager
                                                     Telephone:  (949) 251-4300
                                                     Telecopier:  (949) 851-9728

                                                     Lender:

                                                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                     By:
                                                     Name:
                                                     Title:

WELLS FARGO:                                         Wells Fargo Bank, National Association
                                                     2030 Main Street, 8th Floor
                                                     Irvine, California  92614
                                                     Attention:  Office Manager
                                                     Telephone:  (949) 251-4300
                                                     Telecopier:  (949) 851-9728

WELLS FARGO'S LIBOR                                  Wells Fargo Bank, National Association
LENDING OFFICE:                                      2120 East Park Place, Suite 100
                                                     El Segundo, California  90245
                                                     Attention:  Anne Colvin
                                                     Telephone:  (310) 335-9458
                                                     Telecopier:  (310) 615-1014

EXHIBIT A-1

AMENDED AND RESTATED NOTE

Irvine, CaliforniaRestated
Date: October ___, 2002
Original Date: August ___, 1998

$ _____________

        For value received, PS BUSINESS PARKS, L.P., a California limited partnership (the “Borrower”), promises to pay to the order of _________________ (the “Lender”) the unpaid principal amount of each Base Rate Loan and LIBOR Rate Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office designated by Lender.

        All Base Rate Loans and LIBOR Rate Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Base Rate Loan and LIBOR Rate Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

        This note is one of the Amended and Restated Revolving Loan Notes referred to in, and is delivered pursuant to and subject to all of the terms of, the Amended and Restated Revolving Credit Agreement dated as of October ____, 2002 among the Borrower, the Lenders listed on the signature pages thereof and Wells Fargo Bank, National Association, as Agent (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                     PS BUSINESS PARKS, L.P.,
                                                     a California limited partnership

                                                            By:   PS Business Parks, Inc.
                                                                  a California corporation,
                                                                  General Partner

                                                                  By:  __________________________________
                                                                  Name:  Jack Corrigan
                                                                  Title:    Vice President, Chief Financial Officer

Note (cont’d)

                                          LOANS AND PAYMENTS OF PRINCIPAL

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EXHIBIT B-1

FORM OF

NOTICE OF BORROWING

TO: Wells Fargo Bank, National Association

      Attention:________________________

      Loan No.:________________________Accounting
Unit No.:_______________

        Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of October ____, 2002 (as amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Credit Agreement”) among PS Business Parks, L.P., a California limited partnership (the “Borrower”), the Lenders listed on the signature pages hereof and Wells Fargo Bank, National Association, as Agent. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

         Pursuant to Article 2 of the Credit Agreement:

    1.        The Borrower hereby requests a Loan in the amount of $_______________ on ___________________, _____1 in the form of a ____________________2 [with an interest period of __________]3; and

    2.        The Borrower hereby represents and warrants as follows:

    (a)        All of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date (except to the extent that such representations and warranties expressly were made only as of a specific date);

    (b)        No Default or Event of Default exists or would result from the making of the

Loan; and

    (c)        All other conditions to borrowing set forth in the Credit Agreement are satisfied.

         Date: ____________________, ______

                                                    PS BUSINESS PARKS, L.P.,
                                                     a California limited partnership

                                                            By:  PS Business Parks, Inc.
                                                            a California corporation,
                                                            General Partner

                                                            By:_______________________________
                                                            Name: Jack Corrigan
                                                            Title:   Vice President, Chief Financial Officer
1.	Must be a Business Day.

2.	Insert form of Loan (Base Rate Loan or Fixed Rate Loan).

3.	Insert Fixed Rate Period in the case of a Fixed Rate Loan.

EXHIBIT B-3

NOTICE OF RESPONSIBLE OFFICERS

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION       2030 Main Street, Suite 800
      Irvine, California 92614
      Attention: Office Manager

      Loan No.: 3514ZF

      Accounting Unit No.: 2955

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of October _____, 2002 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among PS Business Parks, L.P., a California limited partnership (the “Borrower”), Wells Fargo Bank, National Association, as Agent, and the Lenders which are a signatory thereto. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

The Borrower hereby designates the following individuals as Responsible Officers, authorized to request and take other actions with respect to Loans on behalf of the general partner of Borrower and certifies that the signatures and telephone numbers of those individuals are as follows:

------------------------------- ---------------------------- ------------------------------------ --------------------
             Name                         Office                          Signature                    Phone No.
------------------------------- ---------------------------- ------------------------------------ --------------------
------------------------------- ---------------------------- ------------------------------------ --------------------
Ronald L. Havner, Jr.           President                                                         (818) 244-8080
------------------------------- ---------------------------- ------------------------------------ --------------------
------------------------------- ---------------------------- ------------------------------------ --------------------
Jack Corrigan                   Vice President, Chief                                             (818) 244-8080
                                Financial Officer
------------------------------- ---------------------------- ------------------------------------ --------------------
------------------------------- ---------------------------- ------------------------------------ --------------------
David P. Singelyn               Vice President                                                    (818) 244-8080
------------------------------- ---------------------------- ------------------------------------ --------------------
------------------------------- ---------------------------- ------------------------------------ --------------------
John Reyes                      Vice President                                                    (818) 244-8080
------------------------------- ---------------------------- ------------------------------------ --------------------
------------------------------- ---------------------------- ------------------------------------ --------------------
Joe Miller                      Vice President                                                    (818) 244-8080
------------------------------- ---------------------------- ------------------------------------ --------------------

The Lenders are hereby authorized to rely on this Notice of Responsible Officers unless and until a new Notice of Responsible Officers is received by them, irrespective of whether any of the information set forth herein shall have become inaccurate or false. Additional persons may be designated as Responsible Officers, or the designation of any person may be revoked, at any time, by subsequent Notice of Responsible Officers signed by any person who purports to be a Senior Officer of the general partner of Borrower.

The foregoing supersedes any Notice of Responsible Officers presently in effect under the Credit Agreement.

Date: __________________, 20____.

                                                    PS BUSINESS PARKS, L.P.,
                                                     a California limited partnership

                                                            By:  PS Business Parks, Inc.
                                                            a California corporation,
                                                            General Partner

                                                            By:_______________________________
                                                            Name: Jack Corrigan
                                                            Title:   Vice President, Chief Financial Officer

EXHIBIT B-5

[FORM OF NOTICE OF CONTINUATION CONVERSION]

NOTICE OF CONTINUATION/CONVERSION

        Pursuant to that certain Amended and Restated Revolving Credit Agreement dated as of October ___, 2002 among PS Business Parks, L.P., a California limited partnership (the “Borrower”), the Lenders listed on the signature pages thereof and Wells Fargo Bank, National Association, as Agent (as the same may be amended, supplemented, replaced, received or otherwise modified from time to time, the “Credit Agreement”), this represents Borrower’s request to [Select A or B with appropriate insertions and deletions: [A: convert $________ in principal amount of presently outstanding Loans that are [Base/LIBOR] Rate Loans [having an Interest Period that expires on _________________, ____] to [Base/LIBOR] Rate Loans on ________________, _____. [The initial Interest Period for such LIBOR Rate Loans is requested to be a __________ month period.]] [B: continue as LIBOR Rate Loans $_______ in principal amount of presently outstanding Loans having an Interest Period that expires on _____________, ______. The Interest Period for such LIBOR Rate Loans commencing on ___________, ______ is requested to be a _____ month period]] Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

        The undersigned Certifying Officer, to the best of his or her knowledge, and Borrower certify that no Event of Default or Default has occurred and is continuing under the Credit Agreement.

Date: __________________, 20____.

                                                     PS BUSINESS PARKS, L.P.,
                                                     a California limited partnership

                                                            By:  PS Business Parks, Inc.
                                                            a California corporation,
                                                            General Partner

                                                            By:_______________________________
                                                            Name: Jack Corrigan
                                                            Title:   Vice President, Chief Financial Officer

EXHIBIT C-1

Loan No. 3514ZF

FORM OF

SECRETARY’S CERTIFICATE

TO: WELLS FARGO BANK,

      NATIONAL ASSOCIATION

      2030 Main Street, Suite 800
      Irvine, California 92614
      Attention: Office Manager

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of October __, 2002 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among PS Business Parks, L.P., a California limited partnership (the “Borrower”), Wells Fargo Bank, National Association, as Agent, and the Lenders which are a signatory thereto. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

The undersigned, ________________________________________, hereby certifies to the Lender as of the date hereof that:

1.	He is the duly elected, qualified and acting Secretary of PS Business Parks, Inc., a California Corporation (the “Company”), and that, as such, he has access to the corporate records and is familiar with the matters herein certified, and he is authorized to execute and deliver this Certificate in the name and on behalf of the Company, in its own capacity and in its capacity as the general partner of the Borrower.

2.	The Company is the sole general partner of the Borrower. In such capacity, the Company has the power and authority for and on behalf and in the name of the Borrower to execute and deliver the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is or will be a party and to execute and deliver the Guaranty in its capacity as Guarantor thereunder.

3.	Attached as Appendix A is a true, correct and complete copy of the Bylaws of the Company, including all amendments, as in effect on the date hereof.

4.	Attached as Appendix B are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company with respect to the Credit Agreement and the other Loan Documents to which the Company is or will be a party. Such resolutions have not been modified or rescinded and remain in full force and effect as of the date hereof.

5.	The following are the names of; the offices held by, and the genuine signatures of; the officers of the Company who are authorized to sign the Loan Documents to which the Company is or will be a party for and on behalf of the Company:

                 Name                      Office                      Signature
6.	There have been no changes to the charter of the Company since the date of certification thereof by the Secretary of State, as it is being delivered to the Lender on the date hereof

The undersigned has executed this Secretary’s Certificate as of the ___th day of _______________, 2002.

Name:__________________________________________________ Secretary

The undersigned hereby certifies that he is a duly elected, qualified and acting _____________________ of the Company, and further certifies that ____________ is the duly appointed, qualified and acting Secretary of the Company and that the signature appearing above is his or her genuine signature.

Date: ____________, 2002 _________________________________________________________ Name:__________________________________________________

EXHIBIT C-2

Loan No. 3514ZF

FORM OF

GENERAL PARTNER’S CERTIFICATE

TO: WELLS FARGO BANK,

      NATIONAL ASSOCIATION

      2030 Main Street, Suite 800
      Irvine,California 92614

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of October ___, 2002 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among PS Business Parks, L.P., a California limited partnership (the “Borrower”), Wells Fargo Bank, National Association, as Agent, and the Lenders which are a signatory thereto. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

The undersigned, PS Business Parks, Inc., a California corporation, the sole general partner of the Borrower, hereby certifies to the Lender that the undersigned has the responsibility for the records of the Borrower and further certifies to the Lender, after due inquiry as of the date hereof; that:

1.	The following are the names of; the offices held by, and the genuine signatures of; each person who, acting on behalf of the general partner of the Borrower at the respective times of the signing and delivery of the Credit Agreement and each other Loan Document to which the Borrower is or will be a party, was duly authorized by the general partner of the Borrower to execute and deliver the Credit Agreement and each such Loan Document for and on behalf of the Borrower and to bind the Borrower:

                Name                       Office                     Signature
2.	Attached hereto as Appendix A is a true, correct and complete copy of the Partnership Agreement of the Borrower, as amended, supplemented or otherwise modified through and including the date hereof; and as in effect on the date hereof

3.	Attached hereto as Appendix B are true, correct and complete copies of resolutions duly adopted by the general partner of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of the Credit Agreement and the other Loan Documents executed by the Borrower.

The undersigned has executed this General Partner’s Certificate as of the ___th day of October, 2002.

                                                     PS Business Parks, Inc.
                                                     a California corporation

                                                     By:______________________________________________________
                                                              Name:    Jack Corrigan
                                                              Title:   Vice President,
                                                                       Chief Financial Officer

EXHIBIT C-3

Loan No. 3514ZF

FORM OF

OFFICERS’ CERTIFICATE

TO: WELLS FARGO BANK,

      NATIONAL ASSOCIATION

      2030 Main Street, Suite 800
      Irvine, California 92614

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of October _, 2002 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among PS Business Parks, L.P., a California limited partnership (the “Borrower”), Wells Fargo Bank, National Association, as Agent, and the Lenders which are a signatory thereto. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

The undersigned, David Singelyn, the Vice President, and Jack Corrigan, the Vice President and Chief Financial Officer, of PS Business Parks, Inc., a California corporation, the sole general partner of the Borrower, do hereby certify, in their capacity as the general partner of the Borrower, as of the date hereof:

1.	We have carefully reviewed the terms of the Credit Agreement and the other Loan Documents to which the Borrower Parties are or will be a party and have made, or caused to be made, such review of the Borrower Parties and their respective business affairs as we have considered necessary for the purposes of preparing this Certificate.

2.	We have carefully prepared and reviewed the contents of this Certificate and have conferred with counsel for the Borrower Parties for the purpose of discussing the meaning of any provisions hereof that we desired to have clarified.

3.	All representations and warranties of the Borrower Parties contained in the Credit Agreement and the other Loan Documents to which the Borrower Parties are parties are true and correct in all material respects as of the date hereof as if made on such date.

4.	No Default or Event of Default exists on and as of the date hereof or would result from the making of the Loans on the Amended and Restated Closing Date.

5.	Attached as Appendix A are calculations by which we have determined that the Borrower is in compliance with the financial covenants contained in the Loan Documents.

6.	All of the conditions precedent set forth in Sections 3.1 and 3.2 of the Credit Agreement have been satisfied.

The undersigned has executed this Officers’ Certificate as of the ___th day of October, 2002.

Name: Jack Corrigan
Title: Vice President, Chief Financial Officer

EXHIBIT D

***[FORM OF OPINION OF

BORROWER’S COUNSEL] ***

October ___, 2002

Wells Fargo Bank, National Association,
and its successors and assigns
2030 Main Street, Suite 800
Irvine, California 92614

Re:     PS Business Parks, L.P. and PS Business Parks, Inc. --
         Amended and Restated Revolving Credit Agreement dated as of __________, 2002

Ladies and Gentlemen:

        I have acted as counsel to PS Business Parks, L.P., a California limited partnership (the “Borrower”) and PS Business Parks, Inc., a California corporation (the “Guarantor”) in connection with the preparation of

    (i)        the Amended and Restated Revolving Credit Agreement dated as of even date herewith (the “Credit Agreement”) by and among the Borrower, Wells Fargo Bank, National Association, as Agent, and the Lenders named therein;

    (ii)        Amended and Restated Revolving Note dated as of even date herewith made by the Borrower, payable to the order of Wells Fargo Bank, National Association; and

    (iii)        the Amended and Restated General Continuing Guaranty dated as of even date herewith (the “Guaranty”) executed by the Guarantor in favor of the Lenders.

        Each capitalized term used and not defined herein shall have the meaning assigned to that term in the Credit Agreement. The Revolving Note shall be referred to herein as a “Note.” The Credit Agreement, the Note and the Guaranty are collectively referred to as the “Loan Documents.”

        I have assumed with your permission that:

    (a)        Except in the case of documents signed on behalf of the Borrower and the Guarantor, the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

    (b)        The Lenders have all requisite power and authority to execute, deliver and perform their obligations under each of the Loan Documents to which they are a party, the execution and delivery of such Loan Documents by the Lenders and performance of such obligations by the Lenders have been duly authorized by all necessary action and such Loan Documents are legal, valid and binding obligations of the Lenders, enforceable against it in accordance with their respective terms;

    (c)        Each Lender is (i) a national bank, (ii) a California bank, (iii) a foreign (other state) bank, or (iv) a foreign (other nation) bank that has assets at least equal to $100 million, is licensed to maintain an office in California, is licensed or otherwise authorized by another state to maintain an agency or branch office in that state, or which maintains a federal agency or federal branch in any state.

        In rendering this opinion, I have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, I have relied upon certificates of officers of the Borrower and the Guarantor or certificates obtained from public officials.

        Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

    1.        The Borrower has been duly formed and is a validly existing limited partnership in good standing under the laws of the State of California, is duly qualified as a foreign limited partnership under the laws of every other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and has all requisite power and authority to conduct its business, to own and lease its properties and to execute, deliver and perform its obligations under the Credit Agreement and the Note. Guarantor is the sole general partner of Borrower;

    2.        Guarantor has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California, is duly qualified as a foreign corporation under the laws of every other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and has all requisite power and authority to conduct its business, to own and lease its properties and to execute, deliver and perform its obligations under the Guaranty;

    3.        The execution and delivery of the Credit Agreement and the Note by the Borrower and the performance of its obligations thereunder have been duly authorized by all necessary action of the Borrower;

    4.        The execution and delivery of the Guaranty by Guarantor and the performance of its obligations thereunder have been duly authorized by all necessary corporate action of Guarantor;

    5.        The Credit Agreement and the Note have each been duly executed and delivered by the Borrower;

    6.        The Guaranty has been duly executed and delivered by Guarantor;

    7.        The Credit Agreement and the Note each constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

    8.        The Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

    9.        The execution and delivery of the Credit Agreement and the Note by the Borrower and the performance of its obligations thereunder do not result in a breach or violation of or Regulations G, U, T and X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System). Assuming that not more than twenty-five percent (25%) of the value of the Borrower’s or, collectively, the Borrower’s and its subsidiaries’, assets are represented by “margin stock” (as such term is defined in Regulation G, U, T or X, as the case may be, of the Board of Governors Federal Reserve System) and assuming that the proceeds of the Loans are used in compliance with the provisions of the Agreement, no part of the proceeds of the Loans would be used by the Borrower to purchase or carry any such “margin stock” or to extend credit to others for the purpose of purchasing or carrying any such “margin stock”, except in accordance with the provisions of Regulations G, U, T and X of the Board of Governors of the Federal Reserve System. In rendering the foregoing opinion, I have assumed that any determinations of value are made in accordance with Regulation G, U, T or X, as the case may be, of the Board of Governors of the Federal Reserve System.

    10.        The Borrower is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended.

    11.        The execution, delivery and performance by the Borrower of the Credit Agreement and the Note do not and will not (A) violate or conflict with the partnership agreement of the Borrower, or any order, judgment or decree of any court or other agency of government binding on the Borrower, (B) conflict in any respect with, result in a breach of or constitute a default under any material contractual obligation of the Borrower known to me, or (C) result in or require the creation or imposition of any Lien upon any of the Borrower’s assets. The execution and delivery by the Borrower of the Credit Agreement and the Note on the Amended and Restated Closing Date, and the incurrence and repayment of the Loans by the Borrower pursuant to the Loan Documents and the consummation of the transactions which are contemplated by the Credit Agreement to be consummated by the Company on the Amended and Restated Closing Date do not violate any law or regulation of the State of California, the United States of America or any other state applicable to the Borrower or require any authorization, consent, waiver or approval of any federal, California or other governmental authority or regulatory body.

    12.        The execution, delivery and performance by Guarantor of the Guaranty do not and will not (A) violate or conflict with the charter or bylaws of Guarantor, or any order, judgment or decree of any court or other agency of government binding on Guarantor, (B) conflict in any respect with, result in a breach of or constitute a default under any material contractual obligation of Guarantor known to me, or (C) result in or require the creation or imposition of any Lien upon any of Guarantor’s assets. The execution and delivery by Guarantor of the Guaranty on the Amended and Restated Closing Date and the incurrence and repayment of the Loans by Guarantor pursuant to the Guaranty and the consummation of the transactions which are contemplated by the Credit Agreement to be consummated by the Guarantor on the Amended and Restated Closing Date do not violate any law or regulation of the State of California, the United States of America or any other state applicable to the Guarantor or require any authorization, consent, waiver or approval of any federal, California or other governmental authority or regulatory body.

    13.        There is no action, suit or proceeding pending or threatened against the Borrower or any Guarantor of any nature or in which an injunction or order has been entered preventing or adversely affecting the making of the Loans or the consummation of the transactions contemplated by the Credit Agreement.

        The foregoing opinions are subject to the following exceptions, qualifications and limitations:

    A.        I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of California and the United States of America and the facts as they presently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

    B.        My opinions set forth in paragraphs 7 and 8 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

    C.        Without limitation in respect of clause B(ii) above, I express no opinion (i) as to the ability to obtain specific performance, injunctive relief or other equitable relief (whether sought in a proceeding at law or in equity) as a remedy for noncompliance with any Loan Documents, (ii) regarding the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or for violations or breaches of any provisions the enforcement of which a court determines would be unreasonable under the then existing circumstances or would violate the implied covenant of good faith and fair dealing, (iii) regarding the rights or remedies available to any party for material violations or breaches which are the proximate result of actions taken by any party other than the party against whom enforcement is sought which actions such other party is not entitled to take pursuant to the relevant agreement or instrument or applicable laws or which otherwise violate applicable laws, and (iv) regarding the rights or remedies available to any party insofar as such party may take discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Loan Documents.

    D.        I express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Loan Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

    E.        I express no opinion as to the legality, validity, binding nature or enforceability (i) of provisions in the Loan Documents indemnifying or exculpating a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) of any provision of any Loan Document insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal or (iii) regarding the Lenders’ ability to collect attorneys’ fees and costs in an action involving the Loan Documents if the Lenders are not the prevailing parties in such action (I call your attention that, under California law, where a contract permits one party thereto to recover attorneys’ fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys’ fees).

    F.        I express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any waiver of rights existing, or duties owed, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Loan Documents) relating to the rights of the Borrower or Guarantor or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents may be found by a California court to be against public policy or which are ineffective pursuant to California statutes and judicial decisions, (iii) any waivers of any statute of limitations to the extent such waivers are in excess of four years beyond the statutory period, (iv) provisions in the Loan Documents imposing penalties or forfeitures, (v) covenants (other than covenants relating to the payment of principal, interest, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or an event of default, or (vi) any rights of setoff (other than such as are provided by Section 3054 of the Civil Code of the State of California, as interpreted by applicable judicial decisions).

    G.        I express no opinion as to any provision of the Loan Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

        This opinion is rendered in connection with the Loan Documents and may not be relied upon by any person other than the Lenders, their respective successors and assigns, including Participants, and each of their respective counsel (each, a “Recipient”) or by a Recipient in any other context, provided that a Recipient may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of a Recipient, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which a Recipient is a party arising out of the transactions contemplated by the Loan Documents, or (v) the proposed assignee of, or participant in the interest of, a Recipient under the Loan Documents.

Very truly yours,

David Goldberg
Vice President and Counsel

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption Agreement (“Transfer Supplement”) is made as of _______________, 2002 between ___________________ (the “Assignor”) and having an address at ___________________________________ (the “Purchasing Lender”).

        W I T N E S S E T H:

        WHEREAS, Assignor has made loans to PS Business Parks, L.P., a California limited partnership (the “Borrower”), pursuant to the Amended and Restated Revolving Credit Agreement, dated as of October ___, 2002 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among the Borrower, the Lenders listed on the signature pages thereof and Wells Fargo Bank, National Association, as Arranger and Agent. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement;

        WHEREAS, the Purchasing Lender desires to purchase and assume from the Assignor, and the Assignor desires to sell and assign to the Purchasing Lender, certain rights, title, interest and obligations under the Credit Agreement.

        NOW, THEREFORE, IT IS AGREED:

    1.        In consideration of the amount set forth in the receipt (the “Receipt”) given by Assignor to Purchasing Lender of even date herewith, and transferred by wire to Assignor, the Assignor hereby assigns and sells, without recourse, representation or warranty except as specifically set forth herein, to the Purchasing Lender, and the Purchasing Lender hereby purchases and assumes from the Assignor, a ___% interest (the “Purchased Interest”) of the Loans constituting a portion of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest of the Assignor in any Loans owing to the Assignor, and Note held by the Assignor, any Loan Commitment of the Assignor and any other interest of the Assignor under any of the Loan Documents.

    2.        The Assignor (i) represents and warrants that as of the date hereof the aggregate outstanding principal amount of its share of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) represents and warrants that it has not received any notice of Default or Event of Default from the Borrower; (iv) represents and warrants that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (v) represents and warrants that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (vi) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (or the truthfulness or accuracy thereof) made in or in connection with the Credit Agreement, or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or the other Loan Documents or any other instrument or document furnished pursuant thereto; and, (vii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto. Except as specifically set forth in this Paragraph 2, this assignment shall be without recourse to Assignor.

    3.        The Purchasing Lender (i) confirms that it has received a copy of the Credit Agreement, and the other Loan Documents, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement and to become a party to the Credit Agreement, and has not relied on any statements made by Assignor or Gibson, Dunn & Crutcher LLP; (ii) agrees that it will, independently and without reliance upon any of the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and the other Loan Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) specifies as its address for notices and lending office, the office set forth beneath its name on the signature page hereof; (vi) it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (vii) this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (viii) the interest being assigned hereunder is being acquired by it for its own account, for investment purposes only and not with a view to the public distribution thereof and without any present intention of its resale in either case that would be in violation of applicable securities laws.

    4.        This Transfer Supplement shall be effective on the date (the “Effective Date”) on which all of the following have occurred (i) it shall have been executed and delivered by the parties hereto, (ii) copies hereof shall have been delivered to the Agent and the Borrower, (iii) Purchasing Lender shall have received an original Note and (iv) the Purchasing Lender shall have paid to the Assignor the agreed purchase price as set forth in the Receipt.

    5.        On and after the Effective Date, (i) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Lender thereunder and be entitled to the benefits and rights of the Lenders thereunder and (ii) the Assignor shall, to the extent provided in this Transfer Supplement as to the Purchased Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

    6.        From and after the Effective Date, the Assignor shall cause the Agent to make all payments under the Credit Agreement, and the Notes in respect of the Purchased Interest assigned hereby (including, without limitation, all payments of principal, fees and interest with respect thereto and any amounts accrued but not paid prior to such date) to the Purchasing Lender.

    7.        This Transfer Supplement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

    8.        Assignor hereby represents and warrants to Purchasing Lender that it has made all payments demanded to date by Agent in connection with the Assignor’s pro rata share of the obligation to reimburse the Agent for its expenses and made all Loans required. In the event Agent, shall demand reimbursement for fees and expenses from Purchasing Lender for any period prior to the Effective Date, Assignor hereby agrees to promptly pay Agent, such sums directly, subject, however, to Paragraph 12 hereof.

    9.        Assignor will, at the cost of Assignor, and without expense to Purchasing Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchasing Lender shall, from time to time, reasonably require, for the better assuring conveying, assigning, transferring and confirming unto Purchasing Lender the property and rights hereby given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, assigned and/or intended now or hereafter so to be, on which Assignor may be or may hereafter become bound to convey or assign to Purchasing Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement.

    10.        The parties agree that no broker or finder was instrumental in bringing about this transaction. Each party shall indemnify, defend the other and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys, fees and disbursements) suffered by such party arising from claims by any broker or finder that such broker or finder has dealt with said party in connection with this transaction.

    11.        Subject to the provisions of Paragraph 12 hereof; if; with respect to the Purchased Interest only, Assignor shall on or after the Effective Date receive (a) any cash, note, securities, property, obligations or other consideration in respect of or relating to the Loan or the Loan Documents or issued in substitution or replacement of the Loan or the Loan Documents, (b) any cash or non-cash consideration in any form whatsoever distributed, paid or issued in any bankruptcy proceeding in connection with the Loan or the Loan Documents or (c) any other distribution (whether by means of repayment, redemption, realization of security or otherwise), Assignor shall accept the same as Purchasing Lender’s agent and hold the same in trust on behalf of and for the benefit of Purchasing Lender, and shall deliver the same forthwith to Purchasing Lender in the same form received, with the endorsement (without recourse) of Assignor when necessary or appropriate. If the Assignor shall fail to deliver any funds received by it within the same Business Day of receipt, unless such funds are received by Assignor after 4:00 p.m., Pacific Standard Time, then the following business day after receipt, said funds shall accrue interest at the federal funds interest rate and in addition to promptly remitting said amount, Assignor shall remit such interest from the date received to the date such amount is remitted to the Purchasing Lender.

    12.        Assignor and Purchasing Lender each hereby agree to indemnify and hold harmless the other, each of its directors and each of its officers in connection with any claim or cause of action based on any matter or claim based on the acts of either while acting as a Lender under the Credit Agreement. Promptly after receipt by the indemnified party under this Section of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. If any such action is brought against any indemnified party and that party notifies the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; with counsel satisfactory to such indemnified party, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof; the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In no event shall the indemnified party settle or consent to a settlement of such cause of action or claim without the consent of the indemnifying party.

    13.        THIS TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

Wire Transfer Instructions:

                                                     By:______________________________________________________
                                                              Name:___________________________________________
                                                              Title:__________________________________________

                                                     By:______________________________________________________
                                                              Name:___________________________________________
                                                              Title:__________________________________________

Receipt and Consent acknowledged this
______ day of ______________, 2002:

WELLS FARGO BANK, N.A.,
as Agent

By:_________________________________________
     Name:__________________________________
     Title:_________________________________

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

[To be Supplied]

EXHIBIT G

AMENDED AND RESTATED GENERAL CONTINUING

REPAYMENT GUARANTY

        This AMENDED AND RESTATED GENERAL CONTINUING GUARANTY (“Guaranty”), dated as of October ___, 2002 is made by PS Business Parks, Inc., a California corporation (“Guarantor”), in favor of the Lenders (as defined below) and Wells Fargo Bank, National Association, as Agent, with reference to the following facts:

    A.        Pursuant to that certain Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) of even date herewith, entered into by and among PS Business Parks, L.P., a California limited partnership (the “Borrower”), Wells Fargo Bank, National Association, as Agent, and the Lenders named therein (together with any Person becoming a Lender by Assignment, each, a “Lender,” and collectively, the “Lenders”), the Lenders have agreed to extend to the Borrower certain loans (the “Loans”) aggregating One Hundred Million Dollars ($100,000,000.00).

    B.        As a condition to the willingness of the Lenders to provide the Loans, Guarantor is required to enter into this Guaranty and to guarantee the Guarantied Obligations as hereinafter provided.

    C.        Guarantor expects to realize direct and indirect benefits as a result of the availability of the Loans, and in consideration of such benefits is willing to execute this Guaranty.

AGREEMENT

        NOW, THEREFORE, in order to induce the Lenders to make the Loans available to the Borrower, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guarantees as follows:

    1.        Definitions. This Guaranty is the Amended and Restated General Continuing Repayment Guaranty referred to in the Credit Agreement and is one of the Loan Documents. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given those terms in the Credit Agreement. The following terms shall have the meanings respectively set forth after each:

      “Event of Default” means:

(a) any Event of Default under the Credit Agreement;

    (b)        any failure by Guarantor to perform any agreement contained in this Guaranty, subject to any applicable notice and cure period contained herein (or, if no such period is contained herein, within thirty (30) days after notice from the Agent (or, if such notice is stayed or prohibited under Applicable Law, then without notice or cure period of any kind whatsoever)); or

(c) Guarantor purports to terminate or revoke this Guaranty.

“Guarantied Obligations” means any and all present and future monetary Obligations of any type or nature of the Borrower to the Lenders or their successors or assigns arising under or related to the Loan Documents (including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any such obligation or the security therefor, or otherwise) whether now due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, voluntary or involuntary, including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against the Borrower and whether or not allowed or allowable as a claim in any such insolvency proceedings. If the amount outstanding under the Guarantied Obligations is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether Guarantor was a party to the proceeding in which the determination was made or not.

“Material Adverse Effect” means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) effect the business, operations, properties, assets or financial condition of the Guarantor and its Subsidiaries taken as a whole, or (ii) impair the ability of the Guarantor and its Subsidiaries, taken as a whole, to perform their respective obligations under this Guaranty.

“Subsidiary” means, as of any date of determination and with respect to any Person, any corporation or partnership (whether or not, in either case, characterized as such or as a “joint venture”), whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which such Person or a Subsidiary of such Person is a general partner or of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries; provided however, that for the purposes of this Guaranty only, the Borrower shall be not be deemed to be a Subsidiary of Guarantor.

    2.        Guaranty of Guarantied Obligations. For valuable consideration, Guarantor hereby unconditionally guarantees and promises to pay, within thirty (30) days following written demand by the Agent (or, if demand is or would be stayed under Applicable Law, then within thirty (30) days after such Guarantied Obligations first became due and payable), the Guarantied Obligations and each and every one of them when the same become due (whether at maturity, by acceleration or otherwise).

    3.        Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection. The liability of the Guarantor hereunder is independent of the obligations of the Borrower and a separate action or separate actions may be brought and prosecuted against the Guarantor whether or not any action is brought or prosecuted against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of any other person under any similar instrument and the release of; or cancellation by, any signer of a similar instrument shall not act to release or otherwise affect the liability of the Guarantor hereunder. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

    (a)        the legality, validity or enforceability of any of the Amended and Restated Revolving Loan Notes or the Credit Agreement, any of the indebtedness evidenced thereby, or any other guaranty of such indebtedness;

    (b)        any defense (other than payment), set-off or counterclaim that may at any time be available to the Borrower or any other guarantor against, and any right of setoff at any time held by, the Lenders; or

    (c)        any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor or any other guarantor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other guarantor, in bankruptcy or in any other instance.

    4.        Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto.

5. Subordination of Indebtedness. Guarantor agrees that:

    (a)        Any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to Guarantor by the Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior indefeasible repayment to Lenders of the Loans. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Loans have been paid and performed in full.

    (b)        Upon the occurrence of an Event of Default, if the Lenders so request, any such indebtedness of the Borrower now or hereafter owed to Guarantor shall be collected, enforced and received by Guarantor as trustee for the Lenders on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of Guarantor under the other provisions of this Guaranty.

    (c)        Upon the occurrence of an Event of Default, should Guarantor fail to collect or enforce any such indebtedness of the Borrower now or hereafter owed to Guarantor and pay the proceeds thereof to the Lenders, the Lenders as Guarantor’s attorney-in-fact may do such acts and sign such documents in Guarantor’s name as the Lenders consider necessary or desirable to effect such collection, enforcement and/or payment.

    6.        Statute of Limitations and Other Laws. Until the Guarantied Obligations shall have been irrevocably paid and performed in full, all of the rights, privileges, powers and remedies granted to the Lenders hereunder shall continue to exist and may be exercised by the Lenders at any time and from time to time, irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, and any and all rights and benefits, if any, arising under Section 359.5 of the California Code of Civil Procedure.

7. Rights Upon Event of Default.

        Upon the occurrence of any Event of Default, the Agent may enforce this Guaranty independently of any other remedy or security the Agent or the Lenders at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for the Agent or the Lenders to marshal assets in favor of the Borrower, Guarantor or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. The Agent may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that the Agent, the Lenders and the Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. The Agent’s and Lenders’ rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by any Lender upon the bankruptcy, insolvency or reorganization of the Borrower or Guarantor, or for any other reason, all as though such amount had not been paid. The rights of the Agent and Lenders created or granted herein and the enforceability of this Guaranty at all times shall remain effective to guarantee the full amount of all the Guarantied Obligations even though the Guarantied Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Borrower and whether or not the Borrower shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of the Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability, in whole or in part, of the Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of the Agent or the Lenders to marshal assets in favor of the Borrower or any other person, (e) any failure of the Agent or the Lenders to give notice of sale or other disposition of any collateral (now or hereafter securing the Guarantied Obligations) to the Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of the Agent or the Lenders to comply with Applicable Law in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligation, including any failure of the Agent or the Lenders to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of the Agent or the Lenders, or others that directly or indirectly results in or aids the discharge or release of the Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of Law or otherwise (other than by reason of the full payment and performance of all Guarantied Obligations), (h) any Applicable Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, including, without limitation, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor’s obligation in proportion to the obligation of the principal, (i) any failure of the Agent or the Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Agent or the Lenders in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111 (b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (in) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of the Agent or the Lenders for any reason, or (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of; or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceedings, (p) without limiting the generality of the foregoing or any other provision hereof; all rights and benefits which might otherwise be available to Guarantor under California Civil Code Sections 2787 through 2855, inclusive. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurring of new, or additional Guarantied Obligations. Guarantor further waives Section 2815 of the California Civil Code which provides that a continuing guaranty may be revoked at any time by the guarantor in respect to future transactions and, by virtue of this waiver, Guarantor acknowledges that Guarantor does not have any right to revoke this Guaranty as to future advances or additional loans under the Loan Documents and, thus, Guarantor may essentially have no control over its ultimate responsibility for Borrower’s indebtedness guaranteed hereunder. Finally, Guarantor agrees that all advances under the Loans are to be construed as components of but a single transaction.

    8.        Waivers and Consents. Guarantor acknowledges that the obligations of Guarantor undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that the Lenders (or their agents, in either case as permitted or required by the Credit Agreement) may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof; or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations and apply any and all payments or recoveries from the Borrower or any guarantor to such of the indebtedness as the Lenders may elect in their sole discretion; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Lenders in their sole and absolute discretion may determine; (g) release any other Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to the Lenders, as the case may be, or by operation of Applicable Law or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale (other than by reason of the full payment and performance of all Guarantied Obligations); (i) consent to the merger, change or any other restructuring or termination of the corporate existence of the Borrower, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof; or the enforceability hereof with respect to all or any part of the Guarantied Obligations; and/or extend other credit to the Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor’s liability under this Guaranty; (j) otherwise deal with Borrower, any other guarantor as the Lender may elect in its sole discretion. Guarantor expressly agrees that until the Guarantied Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

(a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor’s obligations under this Guaranty;

    (b)        Any waiver, extension, modification, forbearance, delay or other act or omission of any Lender, or any Lender’s failure to proceed promptly or otherwise as against the Borrower, Guarantor or any security;

    (c)        Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against the Borrower; or

(d) Any dealings occurring at any time between the Borrower and any Lender, whether relating to the Loans or otherwise.

        Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

    9.        Condition of the Borrower. Guarantor represents and warrants to the Lenders that Guarantor has established adequate means of obtaining from the Borrower, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the Borrower and its properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the Borrower and its properties. Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of Borrower which diligent inquiry would reveal and hereby expressly waives and relinquishes any duty on the part of any Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the Borrower or its properties, whether now known or hereafter known by any Lender during the life of this Guaranty. With respect to any of the Guarantied Obligations, the Lenders need not inquire into the powers of the Borrower, or the officers, partners or employees acting or purporting to act on its behalf; and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

    10.        Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein, Guarantor hereby expressly waives with respect to the Borrower and its successors and assigns and any other Person, (a) any and all rights at Law (including without limitation the United States Bankruptcy Code or any successor or similar statute), in equity or by contract to subrogation, reimbursement, exoneration, contribution, indemnity or setoff; and any and all rights to share in any collateral, (b) any and all rights to enforce any remedy that the Lenders, or any of them, may have against the Borrower, and (c) any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against the Borrower, any constituent entities, or any other Person in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty. In accordance with California Civil Code Section 2856, Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guarantied obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise. Guarantor hereby acknowledges and agrees that the foregoing waivers are intended to benefit the Borrower and the Lenders and shall not limit or otherwise affect Guarantor’s liability hereunder or the enforceability hereof. GUARANTOR EXPRESSLY AFFIRMS THE FOREGOING WAIVERS BY INITIALING HERE:

         ________
         Guarantor

    11.        Bankruptcy No Discharge. Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof; of any or all of the Guarantied Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Notwithstanding any modification, discharge or extension of the Guarantied Obligations or any amendment, modification, stay or cure of Lender’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning the Borrower whether permanent or temporary, and whether assented to by Lenders, the Guarantor hereby agrees that it shall be obligated hereunder to pay the indebtedness and discharge its other obligations in accordance with the terms of the indebtedness and the terms of this Guaranty in effect on the date hereof. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower. As an example and not in any way of limitation, a subsequent modification of the indebtedness in any reorganization case concerning the Borrower shall not affect the obligation of Guarantor to pay the Indebtedness in accordance with its original terms.

    12.        Understandings With Respect to Waivers and Consents. Guarantor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against the Borrower, the Lenders or others, or against any collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

    13.        Representations and Warranties. Guarantor hereby represents and warrants to the Lenders, with knowledge that the Lenders will rely thereon in entering into the Loan Documents with the Borrower, that:

    (a)        Existence and Qualification: Power; Compliance With Laws. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of California, is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties. All outstanding shares of capital stock of Guarantor are duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Applicable Laws.

(b) Execution, Delivery and Performance of Guaranty Documents.

(i) Guarantor has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Guaranty.

    (ii)        The execution and delivery by Guarantor of; and the performance by Guarantor of each of its obligations under, this Guaranty has been duly authorized by all necessary action and do not and will not:

(1) require any consent or approval not heretofore obtained of any director, stockholder, security holder or creditor of Guarantor which has not been obtained;

(2) violate any provision of the charter, certificate, articles of incorporation or bylaws of Guarantor;

(3) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or leased or hereafter acquired by Guarantor;

    (4)        violate any provision of any law (including without limitation Regulations U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor; or

    (5)        result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Guarantor is a party or by which-Guarantor or any property of Guarantor is bound or affected.

    (iii)        Guarantor is not in default under any applicable law, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument in any respect that could materially impair the legal and financial ability of Guarantor to perform its obligations under this Guaranty.

    (iv)        No authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any governmental authority is or will be required under applicable law to authorize or permit the execution and delivery by Guarantor of; and the performance by Guarantor of all of its obligations under, this Guaranty.

(v) This Guaranty when executed and delivered, will constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms.

    (c)        Compliance with Applicable Laws and Other Requirements. Guarantor is in compliance in all material respects with all applicable laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any governmental authority that is necessary for the transaction of its business.

         (d) Subsidiaries.

    (i)        Exhibit “A” attached hereto and incorporated herein by this reference correctly sets forth the names and jurisdictions of incorporation or formation of all Subsidiaries of Guarantor in existence as of the date hereof. Except as described in Exhibit “A” or except as Guarantor may hereafter disclose to the Agent in writing with respect to stock or equity investments acquired after the date of this Guaranty, Guarantor does not own any capital stock of; or equity interest in any Person other than the Subsidiaries and the Borrower. All outstanding shares of capital stock or equity interest of each Subsidiary and the Borrower (i) are owned of record and beneficially by Guarantor and/or by Borrower, free and clear of all Liens, and (ii) are duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other laws.

    (ii)        Each Subsidiary is a corporation duly incorporated or partnership duly formed, validly existing and, in the case of corporations and limited partnerships, in good standing under the laws of its respective jurisdiction of incorporation or formation, is duly qualified to do business, and, in the case of corporations and limited partnerships, is in good standing as a foreign corporation or foreign limited partnership, as applicable, in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties.

    (iii)        Each Subsidiary is in compliance in all material respects with all applicable laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any Governmental Agency that is necessary for the transaction of its business.

    (e)        Financial Statements. Guarantor has furnished to the Lenders a copy of the following: (i) consolidated balance sheets of Guarantor, dated as of December 31, 2000 and December 31, 2001, and the related consolidated statements of Guarantor’s financial position for the Fiscal Year then ended, reported on by Ernst & Young LLP, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year. The unaudited consolidated balance sheet of Guarantor as at March 31, 2002 and June 30, 2002 and related statements of income, retained earnings and cash flow for the period then ended, certified by the chief accounting officer or chief financial officer of Guarantor, a copy of which has been delivered to Agent, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the consolidated financial position of Guarantor, Borrower and the Consolidated Subsidiaries as of such date and the results of operations and cash flow for the period covered thereby, subject to normal year-end adjustments. Neither Borrower, guarantor nor any consolidated Subsidiary had on such date any material Contingent Obligations, liabilities for taxes or long-term leases, unusual forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are material.

    (f)        No Material Adverse Change. Since June 30, 2002, (i) except as may have been disclosed in writing to the Lenders, nothing has occurred having a Material Adverse Effect, and (ii) except as previously disclosed to the Lenders, neither the Borrower nor Guarantor has incurred any material indebtedness or guaranty on or before the Amended and Restated Closing Date.

    (g)        Tax Liability. Guarantor and each Subsidiary have filed all tax returns or filed an extension (federal, state and local), if any, required to be filed by them and have paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any. Guarantor and each Subsidiary have established and are maintaining adequate reserves for tax liabilities, if any, sufficient to comply with GAAP.

    (h)        Litigation. Except as previously disclosed to the Lenders, there are no actions, suits or proceedings pending or, to the best knowledge of Guarantor, threatened against or affecting Guarantor or any Subsidiary or any property of Guarantor or any Subsidiary, before any governmental authority which, if determined adversely to Guarantor or the Subsidiary, could have a Material Adverse Effect.

(i) Pension Benefit Plan. Guarantor is not a plan sponsor of, or contributing employer to, any Plan or Multiemployer Plan.

    (j)        Regulations U and X: Investment Company Act. Guarantor and each Subsidiary is not engaged principally, or as one of its important activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the meanings of Regulation U of the Board of Governors of the Federal Reserve System. None of Guarantor or any Subsidiary is or is required to be registered under the Investment Company Act of 1940.

(k) Review of Loan Documents. Guarantor has reviewed the Loan Documents and approves and understands the terms thereof

    (l)        Derivation of Financial Benefit. Guarantor hereby acknowledges and warrants that it has derived or expects to derive a financial advantage from the extension of credit pursuant to the Credit Agreement and from each and every renewal, extension or other relinquishment of legal rights made or granted or to be made or granted by the Lenders to the Borrower pursuant to the Credit Agreement or otherwise.

14. Covenants of Guarantor. Until satisfaction of all of the obligations under, or guaranteed pursuant to, this Guaranty, Guarantor covenants as follows:

    (a)        Payment of Taxes and Other Potential Liens. Guarantor shall pay, and shall cause each of its Subsidiaries to pay and discharge all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes, provided, however, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, Guarantor and such Subsidiary need not pay or discharge any such Tax so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor. Guarantor shall pay and discharge promptly, and cause each subsidiary to pay and discharge promptly, all taxes, assessments and governmental charges or levies imposed upon any right or interest of any Lender, Assignee Lender or Participant under or with respect to this Guaranty; provided, however that neither Guarantor nor any Subsidiary shall not be required to pay or cause to be paid any income or gross receipts tax generally applicable to Lenders and imposed on any Lender, Assignee Lender or Participant Lender.

    (b)        Preservation of Existence. Guarantor shall and shall cause each of its Subsidiaries to at all times preserve and keep in full force and effect its corporate existence and all material rights and franchises. Guarantor shall remain a listed corporation on the American Stock Exchange or any other national stock exchange. Guarantor shall not make any change to its articles of incorporation or bylaws, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, except to increase the percentage of shares that may be owned by any person and to reflect issuances of securities. Guarantor shall remain at all times a real estate investment trust in compliance with all requirements imposed upon real estate investment trusts under the Internal Revenue Code and all regulations thereunder.

    (c)        Maintenance of Properties. Guarantor shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all Office Park Properties and other assets useful or necessary to its business, and from time to time Guarantor and each Subsidiary shall make or cause to be made all appropriate repairs, renewals and replacements thereto where the failure to so maintain will have a Material Adverse Effect; provided, however that the failure to maintain a particular item of property (other than improved Office Park Properties) that is not of significant value to such Person or which is obsolete shall not constitute a violation of this covenant.

    (d)        Maintenance of Insurance. Guarantor shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies, rated A-VH by A.M. Best or higher or otherwise satisfactory to the Agent, in its reasonable discretion, insurance in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area. Such insurance shall include fire and extended coverage, public liability, property damage, workers’ compensation and flood insurance (if the Agent determines that such insurance is required under applicable law).

(e) Compliance with Applicable Law. Guarantor shall comply, and cause each Subsidiary to comply in all material respects, with the requirements of all applicable law.

    (f)        Compliance With Credit Agreement. Guarantor shall comply with all limitations and obligations of the Guarantor set forth in the Credit Agreement and shall cause each of its Subsidiaries to comply with all of their respective limitations and obligations set forth in the Credit Agreement.

(g) Mergers. Guarantor shall not merge, consolidate or amalgamate, or permit any Subsidiary to merge, consolidate, or amalgamate, with or into any Person unless permitted by the Credit Agreement.

    (h)        Books and Records. Guarantor shall maintain and shall cause each Subsidiary to maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP. Guarantor shall permit such Persons as the Agent may designate, after reasonable advance notice, during normal business hours, and as often as may be requested, to (a) visit and inspect any of the Office Park Properties of the Guarantor and any Subsidiary or the offices or any Guarantor and any Subsidiary, (b) inspect and copy any books and records of Guarantor and any Subsidiary, and (c) discuss with its officers and employees and its independent accountants, its business, assets, liabilities, prospects, results of operation or financial condition; provided, however, that (i) representatives of Guarantor and any Subsidiary may be present during all such inspections and discussions, (ii) each person designated by the Agent shall take reasonable steps to minimize disruption to the operations of the applicable Person caused by such inspection; and (iii) nothing contained herein shall require Guarantor or any Subsidiary to permit any Lender to examine or otherwise have access to any matter that is protected from disclosure by the attorney-client privilege or the doctrine of attorney work product.

(i) Reporting Requirements. Guarantor shall cause to be delivered to the Agent, in form and detail satisfactory to the Agent:

    (i)        As soon as practicable and in any event within fifteen (15) days after the occurrence of a Default under this Guaranty becomes known to an executive officer of Guarantor, a written statement of an officer of Guarantor setting forth the nature of the Default and the action that Guarantor proposes to take with respect thereto;

    (ii)        As soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 95 days after the end of each Fiscal Year of Guarantor) an audited consolidated balance sheet of Borrower, Guarantor and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Borrower’s and Guarantor’s operations and consolidated statements of Borrower’s and Guarantor’s cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the Securities and Exchange Commission on Borrower’s and Guarantor’s Form 10K and reported on by Ernst Young LLP or other independent public accountants of nationally recognized standing;

    (iii)        As soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than sixty (60) days after the end of each of the first three Fiscal Quarters of the Borrower and Guarantor), (i) a consolidated balance sheet of the Borrower, Guarantor and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower’s and Guarantor’s operations and consolidated statements of Borrower’s and Guarantor’s cash flow for such Fiscal Quarter and for the portion of the Borrower’s or Guarantor’s Fiscal Year ended at the end of such Fiscal Quarter, all reported on in the form provided to the Securities and Exchange Commission on Borrower’s and Guarantor’s Form 10Q, and (ii) and such other information reasonably requested by the Agent or any Lender;

(iv) Within five (5) Domestic Business Days after delivery of Guarantor’s annual report to its shareholders, copies of the same;

    (v)        Promptly upon an executive officer of Guarantor learning thereof; notice in writing of any action, suit or proceeding before any governmental agency which, if determined adversely to Guarantor, could have a Material Adverse Effect.

    (vi)        Promptly and in any event within thirty (30) days after any ERISA Affiliate (a) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of; or appoint a trustee to administer any Plan, a copy of such notice; (d) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (e) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (f) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; (g) fails to make any payment or contribution relating to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, (h) ceases operations at a facility in the circumstances described in Section 4062(e) of ERISA, a written notice specifying the nature thereof, and when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or the PBGC with respect thereto, or (i) experiences a Prohibited Transaction in connection with any Plan or Multiemployer Plan (or any trust created thereunder), a written notice specifying the nature thereof, and when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or the PBGC with respect thereto; and in the case of clauses (a) through (i) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable ERISA Affiliate is required or proposes to take;

(vii) Within five (5) Domestic Business Days after submission by Guarantor of any other report or filing to the SEC, copies of the same; and

    (x)        As promptly as reasonably possible following request therefor, such other information about the business, assets, operation or condition, financial or otherwise, of Guarantor or any Subsidiary, as the Agent from time to time reasonably may request.

    15.        Costs and Expenses. The Guarantor shall pay within thirty (30) days after written notice from Agent all costs and expenses (including reasonable fees and disbursements of in-house and other attorneys, appraisers and consultants) incurred by the Agent in any amendment, workout, restructuring or similar arrangements or, after a Default, in connection with the protection, preservation, exercise or enforcement of any of the terms of the Loan Documents or in connection with any collection or bankruptcy proceeding. All advances, charges, costs and expenses, including reasonable attorneys’ fees (including fees of both independent counsel and counsel who are employees of the Agent) and disbursements, incurred or paid by the Agent in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof; shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to the Agent by Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Credit Agreement.

    16.        Choice of Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of California except to the extent preempted by federal law (without giving effect to the principles thereof relating to conflicts of law). Guarantor and all Persons in any manner obligated to the Lenders under this Guaranty consent to the jurisdiction and venue of any federal or state court located in Orange County, California in connection with any suit arising out of the enforcement of any obligations hereunder and further consent to service of process by any means authorized by California or federal law. Guarantor agrees that a summons and complaint or equivalent documents commencing an action or proceeding in any court shall be validly and properly served and shall confer personal jurisdiction over Guarantor if served on Guarantor at the address set forth in Section 24.

        Provided that any action or proceeding in connection with this Guaranty shall have been commenced in the jurisdiction and at the venue as aforesaid, and service of process shall have been made on Guarantor, Guarantor waives any objection which Guarantor may now or hereafter have to venue or jurisdiction for any such action or proceeding and waives any right to seek removal of any action or proceeding commenced in accordance herewith.

    17.        Time of Essence. Time is of the essence hereof.

    18.        Binding Agreement: Successors and Assigns: Amendment. This Guaranty and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Guarantor, the Agent, each Lender and their respective successors and assigns, except that Guarantor shall not be permitted to transfer, convey or assign this Guaranty or any right or obligation hereunder without the prior written consent of all of the Lenders (and any attempt to do so shall be void). Subject to the provisions contained in Section 9.6 of the Credit Agreement, any Lender may assign its interest hereunder in whole or in part and may in connection with any assignment or participation permitted pursuant to Section 9.6 of the Credit Agreement, disclose any and all information in its possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser, participant or assignee. Subject to the provisions contained in Section 9.5 of the Credit Agreement, neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged or terminated except by an instrument in writing duly signed by the Required Lenders.

    19.        Remedies Cumulative: No Waiver. The rights, powers and remedies of the Agent and Lenders hereunder are cumulative and not exclusive of any other right, power or remedy which the Agent or the Lenders would otherwise have. No failure on the part of the Agent or the Lenders to pursue any remedy hereunder, under the Credit Agreement or under any other Loan Document shall constitute a waiver on the part of the Agent or the Lenders of their rights to pursue such remedy on the basis of the same or a subsequent breach. No extension, modification, amendment or renewal of the Credit Agreement, any Note, any security instrument securing the Loans, or any other Loan Document shall serve to waive in whole or in part the provisions hereof or discharge Guarantor from any obligations hereof; except to the extent expressly provided by the Lenders in writing. Guarantor’s obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by the Lenders. Guarantor’s obligations under this Guaranty are independent of those of the Borrower on the Guarantied Obligations. The Agent may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against the Borrower, any other person or any security that Lender may hold, and without pursuing any other remedy. The Agent’s and Lender’s rights under this Guaranty shall not be exhausted by any action by the Agent or the Lenders until the Guarantied Obligations have been paid and performed in full. The death or legal incapacity of any Guarantor shall not terminate the obligations of such Guarantor or any other Guarantor under this Guaranty, including its obligations with regard to future advances under the Loan Documents.

    20.        Interpretation. The word “Borrower” as used herein shall include both the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Notes and the Credit Agreement. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa.

    21.        Severability. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

    22.        Headings. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

    23.        Entire Agreement. Except as provided in any written agreement now or at any time hereunder in force among the Agent, Lenders and/or Guarantor, the agreements and/or instruments referred to herein and this Guaranty shall constitute the entire agreement of Guarantor with the Agent and Lenders with respect to the obligations created hereunder, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon any Lender unless expressed herein or therein.

    24.        Notices. Unless otherwise specified, all notices or other communications required or permitted to be given pursuant to the provisions of this Guaranty shall be considered as properly given and shall be effective as provided in the Credit Agreement, if given at the following addresses (or, in the case of Guarantor’s address, at such other address as Guarantor shall notify the Lenders of pursuant to such notice provisions):

      “Guarantor”

      PS Business Parks, Inc.
      701 Western Avenue
      Glendale, California 91201
      Attention: Chief Financial Officer
      Telephone: (818) 244-8080
Telecopier: (818) 244-9267

      “Lenders”

      Wells Fargo Bank, National Association
      2030 Main Street, 8th Floor
      Irvine,California 92614
      Attn:Office Manager

      “Agent”

      Wells Fargo Bank, National Association
      2030 Main Street, 8th Floor
      Irvine, California 92614
      Attn: Office Manager

    26.        Provisional Remedies, Self-Help. Nothing herein shall limit the right of any party to exercise self-help remedies such as setoff or to obtain provisional or ancillary remedies, including an order of attachment, a temporary restraining order, preliminary injunction or other interim relief from any court of competent jurisdiction if such is necessary to preserve that Party’s rights before, during or after the pendency of any arbitration, reference or bankruptcy proceeding.

    27.        Failure or Indulgence Not Waiver. No failure or delay on the part of the Agent or the Lenders in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power, right or privilege preclude any other or further exercise of any such power, right or privilege. All powers, rights and privileges hereunder are cumulative to, and not exclusive of; any powers, rights or privileges otherwise available.

    28.        Rights to Setoff. In addition to any rights now or hereafter granted under applicable law, upon and after any acceleration of the Maturity Date under the Credit Agreement, each Lender is hereby irrevocably authorized by the Guarantor, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Lender to or for the credit or the account of the Guarantor, against and on account of the Obligations of the Guarantor to such Lender under this Guaranty, irrespective of whether or not such Lender shall have made any demand for payment and although such Obligations may be contingent and unmatured. Each Lender agrees to notify the Guarantor promptly of any such set-off and the application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

    29.        Limitation of Liability. No claim shall be made by the Guarantor against the Lenders or any of their Affiliates, directors, officers, employees or agents for any consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Guaranty, or any act, omission or event occurring in connection therewith; and the Guarantor waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

    30.        WAIVER OF RIGHT TO TRIAL BY JURY.

        EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

        IN WITNESS WHEREOF, Guarantor, as a continuing guarantor, has executed this Guaranty as of the date first written above.

                                                     "Guarantor"

                                                     PS Business Parks, Inc.,
                                                     a California corporation

                                                          By:_________________________________________________
                                                          Name:_______________________________________________
                                                          Title:______________________________________________

SCHEDULE 1.1A

Agent’s Account

      Wells Fargo Bank, National Association
      2120 E. Park Place, Suite 100
      El Segundo, California 90245

      ABA: 12100024-8

      BNF-WFB: Disbursement Operation Center/AC 2934507203
      OBI:PS Business Parks, L.P.
      Loan No. 3514ZF
      Attn: Eva Lopez

SCHEDULE 1.1C

Unencumbered Assets

The following pages provide the details of the unencumbered assets. There are 87 unencumbered assets owned by the Borrower Parties as follows:

PS Business Parks, L.P. (entity 03000)                        52 properties

TPLP Office Park Properties (entity 04000)                    23 properties

Monroe Parkway LLC (entity 05200)                              1 property

AOPP Acquisition Corp. Two (entity 05500)                      4 properties

PS Business Parks, Inc. (entity 12200)                         7 properties
------------------------------------------------------------ ---------------------
------------------------------------------------------------ ---------------------

Total                                                         87 properties

SCHEDULE 3.1.1

PS Business Parks, L.P.

CLOSING DOCUMENTS

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PRINCIPAL LOAN DOCUMENTS.
The following, in each case duly executed by all parties, as appropriate:
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9.15.1 Amended and Restated Revolving Credit Agreement
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Exhibits
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Exhibit A-1              --     Form of Amended and Restated Revolving Note
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Exhibit B-1              --     Form of Notice of Borrowing
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Exhibit B-3              --     Notice of Responsible Officer
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Exhibit B-S              --     Notice of Continuation/Conversion
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Exhibit C-1              --     Form of Secretary's Certificate
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Exhibit C-2              --     Form of General Partner's Certificate
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Exhibit C-3              --     Form of Officers' Certificate
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Exhibit D                --     Form of Opinion of Borrowers and Guarantor's Counsel
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Exhibit E                --     Form of Assignment and Assumption Agreement
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Exhibit F                --     Form of Compliance Certificate
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------------------------ ------ --------------------------------------------------------------- ---------- -----------

Exhibit G                --     Form of Guaranty
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Schedules
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Schedule 1.1 A           --     Agent's Account
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------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 1.1 C           --     Unencumbered Assets
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 3.1.1           --     Closing Documents
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 4.1             --     Borrower Parties
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 4.2.3           --     Convertible/Exchangeable Outstanding Securities
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 4.3             --     Guarantor Disclosures
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 4.4             --     Subsidiaries
------------------------ ------ --------------------------------------------------------------- ---------- -----------
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Schedule 4.7             --     Litigation Disclosures
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 4.15.1          --     Environmental Disclosures
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 4.15.2          --     Environmental Disclosures
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 4.16            --     Labor Matters
------------------------ ------ --------------------------------------------------------------- ---------- -----------
------------------------ ------ --------------------------------------------------------------- ---------- -----------

Schedule 6.6             --     Transactions with Affiliates
------------------------ ------ --------------------------------------------------------------- ---------- -----------
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CERTAIN REPORTS. ETC.
The following, in each as of a recent date:
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----------------------------------------------------------------------------------------------- ---------- -----------

4.       A summary of the Borrower's insurance coverage and evidence that the insurance required by Section 5.6 is in full force and effect
----------------------------------------------------------------------------------------------- ---------- -----------
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5.       Copies of the financial information described in Section 5.1
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CHARTER DOCUMENTATION AND CERTIFICATES.
The following, in the case of certificates and the like duly executed by the parties specified herein or therein:
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6.       For each of the following Persons, as of a recent date, a certificate of limited partnership, as amended, certified by the appropriate Governmental Authority, and long-form good standing certificates and tax status and reports certificates
         (showing no unpaid tax liabilities) by the appropriate Governmental Authorities of its jurisdiction of formation and of each other jurisdiction listed below:
----------------------------------------------------------------------------------------------- ---------- -----------
---------------- ----------------------- ------------------------- ---------------------------- ---------- -----------

                                               Jurisdiction
                         Person                of Formation            Other Jurisdictions
---------------- ----------------------- ------------------------- ---------------------------- ---------- -----------
---------------- ----------------------- ------------------------- ---------------------------- ---------- -----------

                        Borrower                California         Arizona, Arkansas, Oregon,
                                                                        Tennessee, Texas,
                                                                       Oklahoma, Virginia,
                                                                      Washington, Maryland
---------------- ----------------------- ------------------------- ---------------------------- ---------- -----------
----------------------------------------------------------------------------------------------- ---------- -----------

7.       For each of the following Persons, as of a recent date, the charter, as amended, certified by the appropriate Governmental Authority of its jurisdiction of its formation, and good standing certificates and tax status certificates (showing no unpaid tax liabilities) by the appropriate Governmental Authorities of its jurisdiction of formation and of each other jurisdiction listed below:
----------------------------------------------------------------------------------------------- ---------- -----------
----------------------------------------------------------------------------------------------- ---------- -----------

8.       For each of the Borrower Parties, a certificate dated the Amended and Restated
         Closing Date substantially in the form of Exhibit C-i (in the case of a corporation)
         or Exhibit C-2 (in the case of a partnership), including all exhibits
----------------------------------------------------------------------------------------------- ---------- -----------
----------------------------------------------------------------------------------------------- ---------- -----------

9.       For the Borrower, an Officers' Certificate dated the Amended and Restated Closing
         Date, in substantially the form of Exhibit C-3, including attachments
----------------------------------------------------------------------------------------------- ---------- -----------
----------------------------------------------------------------------------------------------- ---------- -----------

10.      A Notice of Responsible Officers, in substantially the form of Exhibit B-3
----------------------------------------------------------------------------------------------- ---------- -----------
----------------------------------------------------------------------------------------------- ---------- -----------

11.      A Compliance Certificate of the Borrower dated as of 2001, substantially in the form of Exhibit F
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LEGAL OPINIONS.
Legal opinion dated the Amended and Restated Closing Date addressed to the Lender from:
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------- ---------- -----------

12.      Counsel to the Borrower and the Guarantor, in substantially the form of Exhibit D
----------------------------------------------------------------------------------------------- ---------- -----------

SCHEDULE 4.1

Borrower Parties

The following sets forth the names of the Borrower Parties, type of entity and state of organization:

                 Name                               Type of entity                      State of Organization

PS Business Parks, L.P. ("Borrower")                  Partnership                            California

PS Business Parks, Inc. ("Guarantor"),                Corporation                            California
general partner of Borrower

Hernmore Corporation, subsidiary of                   Corporation                             Maryland
Guarantor and sole member of Monroe
and B & O

Monroe Parkway LLC ("Monroe")                  Limited Liability Company                      Virginia

AOPP Acquisition Corp. Two, subsidiary                Corporation                            California
of Guarantor

American Office Park TPGP, Inc.,                      Corporation                            California
subsidiary of Guarantor and general
partner of TPLP

TPLP Office Park Properties ("TPLP")                  Partnership                               Texas

PSBP Northpointe D LLC                         Limited Liability Company                      Virginia

PSB Monroe, LLC                                Limited Liability Company                      Virginia

Metropark, LLC                                 Limited Liability Company                      Maryland

SCHEDULE 4.2.3

Convertible/Exchangeable Outstanding Securities

The following lists the outstanding securities convertible or exchangeable for partnership units of the Borrower, or options, warrants or rights to purchase any such partnership units, or commitments of any kind for the issuance of additional partnership units or any such convertible or exchangeable securities or options, warrants or rights to purchase such partnership units:

1)	PS Business Parks, Inc. — 1997 Stock Option and Incentive Plan

2)	Registration Rights Agreement by and between PS Business Parks, Inc. and Acquiport Two Corporation dated March 17, 1998, as amended May 20, 1998

3)	Common Stock Purchase Agreement by and among American Office Park Properties, Inc. and listed investors dated January 23, 1998

4)	Common units in Operating Partnership redeemable for cash or equivalent number of shares of PS Business Parks, Inc. Common.

5)	Series C 8 3/4% Cumulative Redeemable Preferred Operating Partnership Units.

6)	Series X 8 7/8% Cumulative Redeemable Preferred Operating Partnership Units.

7)	Series Y 8 7/8% Cumulative Redeemable Preferred Operating Partnership Units.

8)	Series E 9 1/4% Cumulative Redeemable Preferred Operating Partnership Units.

SCHEDULE 4.3

Guarantor Disclosures

The following lists the outstanding securities convertible into or exchangeable for share of Capital Stock of the Guarantor, or any options, warrants or other rights to purchase any such Capital Stock, or any commitments of any kind for the issuance of additional shares of such Capital Stock or any such convertible or exchangeable securities or options, warrants or rights to purchase Capital Stock:

1)	PS Business Parks, Inc. — 1997 Stock Option and Incentive Plan

2)	Registration Rights Agreement by and between PS Business Parks, Inc. and Acquiport Two Corporation dated March 17, 1998, as amended May 20, 1998

3)	Common Stock Purchase Agreement by and among American Office Park Properties, Inc. and listed investors dated January 23, 1998

4)	Common units in Operating Partnership redeemable for cash or equivalent number of shares of PS Business Parks, Inc. Common.

5)	Series C 8 3/4% Cumulative Redeemable Preferred Operating Partnership Units.

6)	Series X 8 7/8% Cumulative Redeemable Preferred Operating Partnership Units.

7)	Series Y 8 7/8% Cumulative Redeemable Preferred Operating Partnership Units.

8)	Series E 9 1/4% Cumulative Redeemable Preferred Operating Partnership Units.

SCHEDULE 4.4

Subsidiaries

The following are Subsidiaries of the Borrower:

    1)        TPLP Office Park Properties, a Texas limited partnership

    2)        PSBP Northpointe D LLC

    3)        PSB Monroe, LLC

SCHEDULE 4.7

Litigation Disclosures

The following lists the actions, suits or proceedings pending or threatened, to the best knowledge of Borrower, against or affecting any Borrower Party or any of their respective properties before any Governmental Authority (a) in which there is a reasonable possibility of any adverse determination that could result in a material liability or have a Material Adverse Effect or (b) that in any manner draws into question the validity, legality or enforceability of any Loan Document or any transaction contemplated thereby:

None

SCHEDULE 4.15.1

Environmental Disclosures

To the Borrower’s knowledge, there are no environmental conditions present at the Real Properties in the Unencumbered Pool which are probable to cause, in the aggregate, a material claim against the Borrower Parties. For the purposes of this representation, the term “material” is defined as claim which are probable to cause a loss, either (i) in the aggregate for all Real Properties in the Unencumbered Pool, in excess of $5,000,000, or (ii) for any individual Real Property in the Unencumbered Pool, in excess of $2,500,000; provided that for the purposes of this clause (ii), the Real Property located in Beaverton, Oregon and the contamination related thereto discussed in the footnotes to the financial statements included within the Guarantor’s March 31, 2002 report on Form 10Q shall be excepted.

SCHEDULE 4.15.2

Environmental Disclosures

None.

SCHEDULE 4.16

Labor Matters

The following lists the collective bargaining agreements to which any Borrower Party is a party:

None.

SCHEDULE 6.6

Transactions with Affiliates

The following lists Contractual Obligations in effect:

Cost Sharing and Administrative Services Agreement by and among PSCC, Inc. and Owners (as defined) dated November 16, 1995, as amended January 2, 1997